                         AS FILED ON MAY 30, 2000

                                      Registration Statement No. 333-36822
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               ---------------

                             Amendment No. 1

                                    To
                                   FORM S-1
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                               ---------------
                           CH2M HILL Companies, Ltd.
            (Exact name of registrant as specified in its charter)

         Oregon                      8711                    93-0549963
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial           Identification Number)
    incorporation or          Classification Code
      organization)                 Number)

                           6060 South Willow Drive,
                       Greenwood Village, CO 80111-5142
                                (303) 771-0900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ---------------

                              Samuel H. Iapalucci
                           CH2M HILL Companies, Ltd.
                            6060 South Willow Drive
                       Greenwood Village, CO 80111-5142
                                (303) 771-0900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ---------------

                                   Copy to:
                            Mashenka Lundberg, Esq.
                           Holme Roberts & Owen LLP
                              1700 Lincoln Street
                               Denver, CO 80203
                                (303) 861-7000

                               ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and from time to time thereafter.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                               ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               ---------------
   The prospectus included in this Registration Statement also relates to the Registrant's Registration Statement on Form S-1 (File No. 333-74427).

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PROSPECTUS
                        [LOGO OF CH2M HILL APPEARS HERE]

                       23,677,150 Shares of Common Stock

                               ----------------

    CH2M HILL Companies, Ltd. and its shareholders are offering up to 23,677,150 shares of common stock, including:

  . Up to 2,000,000 shares that CH2M HILL may offer to its employees directly or through its internal market

  . Up to 2,600,000 shares that CH2M HILL may offer to its employees through its employee benefit plans

  . Up to 1,578,317 shares that officers and directors may offer through the internal market

  . Up to 15,498,833 shares that other shareholders may offer through the internal market

  . Up to 2,000,000 shares that our employee benefit plans may offer through the internal market

    This offering of common stock is designed to allow trading of the common stock among CH2M HILL employees, directors, consultants and employee benefit plans up to four times each year on the internal market. No exchange lists the common stock. For more details on how the internal market functions, see "Internal Market Information" beginning on page 6.

    All of the shares being offered for sale by this prospectus will be sold through the internal market at the price set by the Board of Directors from time to time. On May 11, 2000, the Board of Directors established the price for the common stock at $7.06 per share.

                               ----------------

    Investing in the common stock involves risks. See "Risk Factors" beginning on page 3.

                               ----------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                       Prospectus dated May 30, 2000

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................   3
Securities Offered by this Prospectus....................................   6
Internal Market Information..............................................   7
Use of Proceeds..........................................................  11
Dividend Policy..........................................................  11
Dilution.................................................................  11
Selected Financial Data..................................................  12
Business.................................................................  13
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  20
Employee Benefit Plans and Direct Stock Purchases........................  30
Management...............................................................  51
Executive Compensation...................................................  53
Security Ownership of Certain Shareholders and Management................  57
Related Transaction......................................................  58
Policy Relating to Affiliated Transactions...............................  58
Securities Offered by the Current Shareholders...........................  59
Description of Capital Stock.............................................  60
Shares Eligible for Future Sale..........................................  64
Validity of Common Stock.................................................  64
Experts..................................................................  64
Available Information....................................................  65

                                ----------------

                               PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere in this prospectus. Before investing in the common stock, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements.

General

   CH2M HILL, an Oregon corporation founded in 1946, provides engineering, consulting, design, construction, procurement, operations, maintenance, and project management services to our clients in the public and private sectors. We provide services to our domestic and foreign clients through three operating segments:

  . Environmental, Energy and Infrastructure

  . Water

  . Industrial

   For the year ended December 31, 1999, CH2M HILL had gross revenues of approximately $1.2 billion.

   Environmental, Energy and Infrastructure consists of two businesses:
Environmental, Nuclear, Energy & Systems and Transportation. The Environmental, Nuclear, Energy & Systems business provides integrated environmental and waste management consulting and engineering services, and performs design and build, remediation, construction and implementation of infrastructure and telecommunications systems for a variety of public and private clients. The Transportation business provides planning, siting, permitting, design, program and construction management, transportation management and consulting services for aviation, ports, highways, bridges and transit systems.

   Water consists of two businesses: Water & Wastewater and Operations & Maintenance. The Water & Wastewater business focuses on the planning, design, construction and implementation of water supply systems and wastewater treatment facilities. The Operations & Maintenance business provides services to water and wastewater operators, including startup, performance testing, facility operations, maintenance and management.

   Industrial provides design, construction, specialized precision manufacturing support and facility services to high-technology manufacturing companies, food and beverage processing businesses and fine chemical and pharmaceutical manufacturers.

Business Strategy

   CH2M HILL is seeking to grow through increasing market share in each of our operating segments both domestically and internationally. The key elements of our strategy include:

  . Increasing the number and the dollar value of our contracts

  . Expanding and diversifying our client base

  . Increasing the number of large, longer-term projects with the potential for higher profit margins

  . Encouraging ownership in our common stock across a greater proportion of our workforce

Operation of the Internal Market

   CH2M HILL common stock is not traded publicly. Ownership is restricted to employees, directors, consultants and benefit plans. Our common stock is traded through the internal market maintained by an independent broker engaged by CH2M HILL. Through the internal market, any eligible shareholder and the 401(k) Plan may offer shares of common stock for sale to eligible buyers up to four times each year on pre-determined trade dates. Shares will be bought and sold through the internal market at a price determined by the Board of Directors that is intended to represent fair market value. The stock price is determined by the Board of Directors based upon our after-tax profits, otherwise referred to as net income, and shareholders' equity as well as a subjective analysis of market factors the Board of Directors considers relevant.

CH2M HILL may purchase or sell shares of common stock on the internal market on any trade date to balance the supply and demand for common stock between sellers and buyers, but we are not obligated to do so.

Principal Executive Offices

   Our principal executive offices are located at 6060 South Willow Drive, Greenwood Village, Colorado 80111-5142. Our telephone number is (303) 771-0900.

                                  RISK FACTORS

    You should carefully consider the following factors and other information contained in this prospectus before deciding to invest in our common stock.

Government Contracts Present Risks of Termination for Convenience, Adjustment of Payments Received, Restrictions on Ability to Compete for Government Work and Funding Constraints

    In 1999, we derived approximately 61% of our total revenues from contracts with federal, state, local and foreign government agencies. In addition, we own equity interests in joint ventures with revenues attributable primarily or entirely to contracts with governmental clients. The following risks are inherent in government contracts:

  . Because federal law and some state laws permit government agencies to terminate a contract for convenience, our government clients may terminate or decide not to renew our contracts with little or no prior notice.

  . Federal government clients may audit contract payments we receive for several years after these payments are made. Based on these audits, the clients may adjust or demand repayment of payments we previously received. Audits have been completed on our federal contracts through December 31, 1995 and are continuing for subsequent periods. None of the audits performed to date on our federal contracts have resulted in any significant adjustments to our financial statements. We believe, on the basis of the information that we currently have about the ongoing audits, that the ongoing audits will not result in material adjustments to our financial statements. However, we cannot be sure that an audit in the future will not result in a material adjustment to our financial statements.

  . Federal government contract regulations provide that any company convicted of a crime or indicted on a violation of statutes related to federal contracting may lose its right to receive future contract awards or extensions.

  . Our ability to earn revenues from our existing and future government projects will depend upon the availability of funding from various federal, state, local and foreign government agencies and private sector clients. We cannot control whether those clients will fund or continue funding our outstanding projects.

    Our ability to secure new government contracts and our revenues from existing government contracts could be adversely affected by any one or a combination of the factors listed above.

We Could Sustain Losses on Our Contracts If Our Costs Exceed the Fixed Price or the "Not to Exceed" Provisions

    Under "fixed price" contracts, we agree to deliver the project for a definite, predetermined price regardless of our actual costs incurred over the life of the project. Under time-and-materials contracts with "not to exceed" provisions, we are compensated for the labor hours expended at agreed-upon hourly rates plus cost of materials used; however, there is a stated maximum amount for the services to be provided under the contract. Many fixed price and "not to exceed" contracts involve large industrial facilities and public infrastructure projects and present the risk that our costs to complete a project may exceed the fixed price or "not to exceed" price agreed to with the client. The fixed or maximum fees negotiated for such projects may not cover our actual costs and desired profit margins. If our actual costs for a fixed or "not to exceed" price project are higher than we expect, our profit margins on the project will be reduced or we could suffer a loss.

A Reduction in the Scope of Environmental Regulations or Changes in Government Policies Could Adversely Affect Our Revenues

    A substantial portion of our business is generated either directly or indirectly as a result of federal, state, local and foreign laws and regulations related to environmental matters. Changes in environmental regulations could affect our business more significantly than they would affect some other engineering firms. Accordingly, a reduction in the number or scope of these laws and regulations, or changes in government policies regarding the funding, implementation or enforcement of such laws and regulations, could significantly reduce the size of one of our most important markets and limit our opportunities for growth or reduce our revenues below their current levels. In addition, any significant effort by government agencies to reduce the role of private contractors in regulatory programs, including environmental compliance projects, could have the same adverse effects.

Our Environmental Remediation Work May Expose Us to Environmental Liability

    We could become subject to liabilities or fines for our environmental activities. The assessment, analysis, remediation, handling, management, and disposal of hazardous substances represent a significant portion of our business and involve significant risks, including the possibility of property damages, personal injuries, fines and penalties and other regulatory sanctions. Civil and criminal liabilities and liabilities to clients and third parties for environmental violations and damages can be very large. Although we have never been subject to any significant fines relating to environmental matters, it is possible that we could be subject to substantial fines or liabilities in the future. The fines and penalties could reduce our net income, cause a loss, or could adversely affect our ability to compete for new business.

Our Projects May Result in Liability for Faulty Engineering Services

    Because our projects are often large and can affect many people, our failure to make judgments and recommendations in accordance with applicable professional standards could result in large damages and, perhaps, punitive damages. Our engineering practices involve professional judgments regarding the planning, design, development, construction, operation and management of industrial facilities and public infrastructure projects. Although we have adopted a range of insurance, risk management and risk avoidance programs designed to reduce potential liabilities, there can be no assurance that such programs will protect us fully from all risks and liabilities.

Our Inability to Attract and Retain Professional Personnel Could Adversely Affect our Business

    Our ability to attract, retain and expand our staff of qualified engineers and technical professionals will be an important factor in determining our future success and growth. A shortage of qualified technical professionals currently exists in the engineering and design industry. The market for these professionals is competitive in the United States and internationally. We cannot assure you that we will continue to be successful in attracting and retaining such professionals. Since we derive a significant part of our revenues from services performed by our professional staff, our failure to retain and attract professional staff could adversely affect our business by impacting our ability to complete our projects and secure new contracts.

Absence of a Public Market May Prevent You from Selling Your Stock and Cause You to Lose All or Part of Your Investment

    There is no public market for our common stock. While we intend the internal market to provide liquidity to shareholders, there can be no assurance that there will be enough orders to purchase shares to permit shareholders to resell their shares on the internal market, or that a regular trading market will develop or be sustained in the future. The price in effect on any trade date may not be attractive enough to both buyers and sellers to result in a balanced market because the price will be fixed in advance by the Board of Directors, using their judgment of the fair market value of the common stock, and not by actual market trading activity. Moreover, although CH2M HILL may enter the internal market as a buyer of common stock if there are more sell orders than buy orders, we have no obligation to engage in internal market transactions and will not guarantee market liquidity. Consequently, insufficient buyer demand could cause sell orders to be prorated, or could prevent the internal market from opening on any particular trade date. Insufficient buyer demand could cause shareholders to suffer a total loss of investment or substantial delay in their ability to sell their common stock. No assurance can be given that shareholders desiring to sell all or a portion of their shares of common stock will be able to do so. Accordingly, the investment in CH2M HILL common stock is suitable for you only if you have limited need for liquidity in your investment.

Investors in the Offering Will Experience Immediate and Substantial Dilution

    The offering price per share of common stock exceeds CH2M HILL's net tangible book value per share. Accordingly, the purchasers of shares sold in the offering will experience immediate and substantial dilution. The stock price currently in effect until changed by the Board of Directors, is $7.06 per share. Based on our net tangible book value per share of $2.62 as of March 31, 2000, new investors will experience immediate dilution of $3.86 per share, or 55%.

Transfer Restrictions on the Common Stock Could Prevent You from Selling Your Stock and Cause You to Lose All or Part of Your Investment

    The transfer restrictions applicable to the common stock could cause you to lose all or part of your investment. Since all of the shares of common stock will be subject to transfer restrictions, you will generally only be able to sell your stock on one of the four trade dates for the internal market in each year. Unlike shares that are actively traded in the public markets, you may not be able to sell at a particular time even though you would like to do so. The stock price could decline between the time you want to sell and the time you become able to sell.

The Offering Price Is Determined by the Board of Directors' Judgment of Fair Market Value and Not by Market Trading Activity

    The offering price is, and subsequent offering prices at each trade date will be, established by the Board of Directors approximately 30 days before the trade date. In establishing the price, the Board will take into consideration the factors which are described in the section of this prospectus called "Internal Market Information." However, since the Board of Directors will set the offering price in advance of the trade date, market trading activity on any given trade date can not affect the price on that trade date. This is a risk to you because our stock price will not change to reflect supply of and demand for shares on a given trade date as it would in a public market. You may not be able to sell shares or you may have to sell your shares at a price that is lower than the price that would prevail if the internal market price could change on a given trade date to reflect supply and demand. Our Board of Directors intends the common stock valuation methods used to result in offering prices for the common stock that represent fair market value. The valuation method for common stock is subject to change at the discretion of the Board of Directors.

The Limited Market and Transfer Restrictions on the Common Stock Will Likely Have Anti-Takeover Effects

    Only CH2M HILL employees, directors, consultants and employee benefit plans may own CH2M HILL common stock and participate in the internal market. In addition, we have imposed significant restrictions on the transfer of our common stock other than through sales on the internal market. These limitations make it extremely difficult for a potential acquirer who does not have the prior consent of our Board of Directors to acquire control of our company, regardless of the price per share the acquirer were willing to pay and whether or not shareholders were willing to sell at that price. As a result, it is unlikely that a hostile bidder would try to take control of our company.

Actual Results May Differ From Results Discussed in Forward-Looking Statements

    This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to:

  . the continuance of and funding for certain governmental regulation and enforcement programs which create demand for our services

  . our ability to attract, finance and perform large, longer-term projects

  . our ability to insure against or otherwise cover the liability risks inherent in our business, including environmental liabilities and professional engineering liabilities

  . our ability to manage the risks inherent in the government contracting business

  . our ability to manage the costs associated with our fixed-price and "not to exceed" price contracts

  . our ability to attract and retain professional personnel

  . general economic conditions
                     SECURITIES OFFERED BY THIS PROSPECTUS

    The shares of common stock offered by CH2M HILL may be offered to present and future employees, including executive officers, directors and consultants, of CH2M HILL through the internal market or through the employee benefit plans listed below and summarized in the section of this Prospectus called "Employee Benefit Plans."

                        CH2M HILL EMPLOYEE BENEFIT PLANS

--------------------------------------------------------------------------------
 . Retirement and Tax-Deferred Savings Plan (401(k) Plan)

 . Stock Option Plan

 . Pre-Tax and After-Tax Deferred Compensation Plans

 . Payroll Deduction Stock Purchase Plan

    This offering of common stock is not intended to raise capital for CH2M HILL. CH2M HILL will offer common stock to its employees through bonuses, through the various employee benefit plans and, if necessary, in case of an over-subscribed market, as described in the section called "Internal Market Information."

    Officers, including officers who are also directors, may sell up to an aggregate of 1,578,317 shares of common stock through the internal market. Other employees of CH2M HILL may sell up to an aggregate of 15,498,833 shares of common stock on the internal market. We do not know whether these officers and other employees will offer or sell some, none or all of such shares. The shares offered by officers and other employees may include shares they hold directly and also shares they hold indirectly through the employee benefit plans. The officers and other employees will not be treated more favorably than other shareholders participating on the internal market.

    Pursuant to our Restated Bylaws, all shares of common stock are subject to CH2M HILL's repurchase right, right of first refusal, and other restrictions on transferability.

                          INTERNAL MARKET INFORMATION

    This section contains a summary of the material provisions of our internal market. We encourage you to read the internal market rules, which are included as an exhibit to the registration statement filed in 1999 with the Securities and Exchange Commission.

    The internal market permits shareholders, certain employees, directors, consultants and the benefit plans to buy and sell shares of common stock up to four times each year on predetermined trade dates.

    Authorized Buyers. All sales of common stock on the internal market are restricted to the following authorized buyers:


                       Authorized Buyers of Common Stock

--------------------------------------------------------------------------------

 . Employees, directors and consultants of CH2M HILL

 . Trustees of the 401(k) Plan

 . Administrator of the Payroll Deduction Stock Purchase Plan

 . Participants in the Deferred Compensation Plans

Limitations on the number of shares which an individual may purchase may be imposed when there are more buy orders than sell orders for a particular trade date.

    Broker. The internal market is managed through an independent broker, Buck Investment Services, Inc., which acts upon instructions from the buyers and sellers. Buck Investment Services, Inc. is not affiliated with CH2M HILL. Individual stock ownership account records are maintained by the broker. Subsequent to determination of the applicable stock price for use on the next trade date, and at approximately 30 days prior to such trade date, we will advise all shareholders, employees, directors, and eligible consultants as to the new stock price and the next trade date, inquiring whether such individuals wish to purchase or sell shares on the internal market and advising them on how to deliver written buy and sell orders approximately five days prior to such trade date.

    CH2M HILL May Purchase Shares if Market is Under-Subscribed. CH2M HILL may, but is not obligated to, purchase shares of common stock on the internal market on any trade date at the price in effect on that trade date, but only to the extent that the number of shares offered for sale by shareholders exceeds the number of shares sought to be purchased by authorized buyers. CH2M HILL will consider a variety of factors including, but not limited to, CH2M HILL's cash position, financial performance and number of shares outstanding in making the determination of whether to participate in an under-subscribed market.

    If the aggregate number of shares offered for sale on the internal market on any trade date is greater than the number of shares sought to be purchased, shareholder offers to sell will be accepted as follows:

  . If enough orders to buy are received to purchase all the shares offered by each seller selling fewer than 500 shares and at least 500 shares from each other seller, then all sell orders will be accepted up to the first 500 shares and the portion of any sell orders exceeding 500 shares will be accepted on a pro-rata basis.

  . If not enough orders to buy are received to purchase all the shares offered by each seller selling fewer than 500 shares and at least 500 shares from each other seller, then the purchase orders will be allocated equally to each seller.

    CH2M HILL May Sell Shares if Market is Over-Subscribed. To the extent that the aggregate number of shares sought to be purchased exceeds the aggregate number of shares offered for sale, CH2M HILL may, but is not obligated to, sell authorized but unissued shares of common stock on the internal market on any trade date at the price in effect on that trade date to satisfy purchase demands. CH2M HILL will consider a variety of factors including, but not limited to, CH2M HILL's cash position, financial performance and number of shares outstanding in making the determination of whether to participate in an over-subscribed market.

    If the aggregate purchase orders exceed the number of shares available for sale, the following prospective purchasers will have priority, in the order listed:

  . Administrator of the Payroll Deduction Stock Purchase Plan

  . Trustees of the 401(k) Plan

  . Individual employees, directors and consultants on a pro rata basis which includes participants through the pre-tax and after-tax deferred compensation plans

    Sellers Pay Sales Commission. All sellers on the internal market, other than CH2M HILL and the employee benefit plans, will pay the broker, Buck Investment Services, Inc., a commission equal to 2% of the proceeds from such sales. Employees who sell their common stock upon retirement from CH2M HILL will have the option to sell the common stock they own on the internal market and pay a commission on the sale or to sell to CH2M HILL in exchange for a four-year note at the market interest rate. No commission is paid by buyers on the internal market.

    Stock Price Determined by Board of Directors. The Board of Directors will determine the price, which is intended to be the fair market value, of the shares of common stock on each trade date pursuant to the formula and valuation process described below. The price per share of common stock is as follows:


                   Share Price = [(7.8 x M x P) + (SE)] / CS


    In order to determine the fair market value of the stock in the absence of a public trading market, the Board of Directors felt it appropriate to develop a formula to use as a tool to determine a price that would be within a fair market value range. In determining the fair market value stock price, the Board believes that the use of a formula incorporating a going concern component (i.e., net income, which we call profit after tax) and a book value component (i.e., total shareholders' equity) is important. The Board of Directors believes that the process CH2M HILL has developed reflects modern equity valuation techniques and is based on those factors that are generally used in the valuation of equity securities.

    The constant 7.8 is a multiple necessary for the stock price derived by the new formula to approximate our historical estimate of the fair market value of the common stock as derived by the old formula. The 7.8 constant is the factor required to derive a fair market value stock price using an "M" factor of 1.0 at the beginning of the internal market.

    "M" is the market factor, which is subjectively determined in the sole discretion of the Board of Directors. In determining the market factor, the Board of Directors will take into account factors the directors consider to be relevant in determining the fair market value of the common stock, including:

  . the market for publicly traded equity securities of companies comparable to CH2M HILL

  . the merger and acquisition market for companies comparable to CH2M HILL

  . the prospects for CH2M HILL's future performance

  . general economic conditions

  . general capital market conditions

  . other factors the Board of Directors deems appropriate

    CH2M HILL started the internal market program with a market factor equal to
1.0 to make it easier for shareholders to understand future changes, if any, to the market factor.

    In setting the market factor, the Board of Directors may take into account the company appraisal information obtained by the trustees of the benefit plans. The existence of an over-subscribed or under-subscribed market on any given trade date will not affect the stock price on that trade date. However, the Board of Directors, when determining the stock price for a future trade date, may take into account the fact that there have been under-subscribed or over-subscribed markets on prior trade dates.

    The Board has not assigned predetermined weights to the various factors it may consider in determining the market factor. A market factor greater than one would increase the price per share and a market factor less than one would decrease the price per share.

    In its discretion, the Board of Directors may change, from time to time, the market factor component of the formula used in the valuation process. The Board of Directors could change the market factor, for example, following a change in general market conditions that either increased or decreased stock market equity values generally, if the Board of Directors felt that the market change were appropriately applicable to the common stock as well. The Board of Directors will not make any other change in the method of determining the price per share of common stock unless in the good faith exercise of its fiduciary duties and, if appropriate, after consultation with its professional advisors, the Board of Directors determines that the method for determining the price per share of common stock no longer results in a stock price that reasonably reflects the fair market value of CH2M HILL on a per share basis.

    "P" is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date. Nonrecurring or unusual transactions could be excluded from the calculation at the discretion of the Board of Directors. Nonrecurring or unusual transactions are unforeseen developments that the market would not generally take into account in valuing an equity security. A change in accounting rules, for example, could increase or decrease net income without changing the fair market value of the common stock. Similarly, such a change could fail to have an immediate impact on the value of the common stock, but still have an impact on the value of the common stock over time. As a result, the Board of Directors feels that in order to determine the fair market value of the common stock, it needs the ability to review unusual events that affect net income.

    "SE" is total shareholders' equity, which includes intangible items, as set forth on CH2M HILL's most recently available quarterly or annual financial statements. Nonrecurring or unusual transactions could be excluded from the calculation at the discretion of the Board of Directors.

    "CS" is the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis. By "fully diluted" we mean that the calculations are made as if all outstanding options to purchase common stock had been exercised and as if other "dilutive" securities were converted into shares of common stock.

    The stock price is reviewed by the Board of Directors up to four times each year. This review is made in conjunction with Board of Directors meetings, currently scheduled for February, May, August and November. The Board of Directors believes that the process described above will result in a stock price that will reasonably reflect the fair market value of CH2M HILL on a per share basis.

                                 Quarterly Trade Timeline

                            Trade Date                               Confirma-
Fiscal        Board of      Set and Buy/   Buy/Sell                  tions
Quarter       Directors     Sell Orders    Orders Due    TRADE       and Checks
Ends          Meets         Solicited      to Broker     DATE        Mailed
-------------------------------------------------------------------------------
Approxi-      Approxi-      Approxi-       Approxi-      Buy/Sell    Approxi-
mately 75     mately 30     mately 30      mately 5      Orders      mately 5
Days Before   Days Before   Days Before    Days Before   Effective   Days After
Trade Date    Trade Date    Trade Date     Trade Date                Trade Date


    We intend to publish the current stock price and upcoming trade date prior to each trade date to all participants in the internal market through internal communications, including bulletins, electronic mail communications or mailed reports. Trade dates are expected to occur approximately 75 days after the end of each fiscal quarter.

    We will also distribute our audited annual financial statements to all shareholders, as well as other employees, and to participants in the internal market through the employee benefit plans. Such information will be distributed at the same time as our annual reports, proxy information and solicitations are distributed for voting instructions from shareholders and participants in the employee benefit plans each year.

Current Price of Common Stock

    Because the common stock has not been publicly traded, there has not been any historical market-determined price. Prior to 2000, the Board of Directors has periodically (usually once per year) determined the price of the common stock for purposes of awards of common stock made pursuant to the annual incentive bonus to selected employees under the company's "key employee policy," which was terminated and replaced with the internal market. Starting in 2000 with the introduction of the internal market and its quarterly trades, the Board of Directors now reviews the common stock price quarterly and uses the internal market valuation methodology to set the price for the common stock. The stock prices established by the Board of Directors during 2000 are as follows:

                                             Price Per
                     Effective                 Share
                       Date                (New Formula)
               ------------------------------------------------
                     2/18/2000                $6.34
                     5/11/2000                 7.06

Historical Price Range of Common Stock

    The price per share figures shown below for 1989 through 1999 are the stock prices established by the Board of Directors pursuant to the old valuation methodology used for purposes of transactions under the key employee policy that has been replaced with the internal market.

    Because of the change from the old valuation methodology to the new valuation methodology starting in the first quarter of 2000 for determining the price, the historical prices for the common stock are not directly comparable to the stock prices that are determined under the new valuation process. Since the determination of the price includes market analyses that are applied by the Board of Directors at the time of making its determinations, we do not know what the historical prices for the common stock would have been under the new valuation methodology.

    There can be no assurance that the common stock will, in the future, provide returns comparable to past returns.

                                  Price
                                per Share        % Increase
                  Date        (Old Formula)      (Decrease)
              -------------------------------------------------
                  1989            $2.05               --%
                  1990             2.25              9.8
                  1991             2.52             12.0
                  1992             2.77              9.9
                  1993             2.99              7.9
                  1994             2.95             (1.3)
                  1995             3.07              4.1
                  1996             3.31              7.8
                  1997             3.59              8.5
                  1998             3.82              6.4
                  1999             4.31             12.8

                                USE OF PROCEEDS

    The shares of common stock which may be offered by CH2M HILL are principally being offered to permit the acquisition of shares by the employee benefit plans as described herein and to permit CH2M HILL to offer shares of common stock on the internal market if necessary because there are more buy orders than sell orders on a trade date. We do not intend or expect this offering to raise significant capital. Any net proceeds received by CH2M HILL from the sale of the common stock offered, after paying expenses of the offering, will be added to our general funds and used for working capital and general corporate purposes. It is anticipated that the majority of the sales of common stock on the internal market will be made by shareholders and the employee benefit plans. All shareholders selling common stock through the internal market, other than CH2M HILL and the employee benefit plans, will pay a commission equal to 2% of the proceeds of the sale of any shares of common stock. The commission will be used by the broker to defray the costs of establishing and maintaining the internal market.

                                DIVIDEND POLICY

    We do not currently anticipate paying any cash dividends on the common stock and intend to retain any future earnings to finance the growth and development of our business.

                                    DILUTION

    The tangible book value of CH2M HILL on March 31, 2000 was $77,375,254 or $2.62 per share. Tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the shares of common stock then outstanding. Total common stock outstanding at March 31, 2000 was 29,535,430 shares. As the following table demonstrates, after giving effect to the sale of 4,600,000 shares of common stock by CH2M HILL in the offering at a price per share of common stock of $7.06, and after deducting anticipated expenses that had not been paid as of March 31, 2000, the pro forma book value of the common stock on March 31, 2000 would have been $109,316,254 or $3.20 per share, representing an immediate dilution of $3.86 per share to new investors purchasing shares of common stock at the price per share of common stock. "Dilution per share" represents the difference between the price per share to be paid by new investors for shares issued in this offering and the net pro forma book value per share as of March 31, 2000.

Price per share of common stock.....................................       $7.06
  Net tangible book value per share before the offering............. $2.62
  Increase per share attributable to new investors..................  0.58
                                                                     -----
Pro forma net tangible book value per share after the offering......        3.20
                                                                           -----
Dilution per share to new investors.................................       $3.86
                                                                           =====

                            SELECTED FINANCIAL DATA

    The following data has been derived from the Consolidated Financial Statements of CH2M HILL, which have been reported on by Arthur Andersen LLP, independent public accountants, for each of the last five years. During the periods presented, CH2M HILL paid no cash dividends on its common stock. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto, included elsewhere in this prospectus.

                                          Years Ended December 31,
(dollars in thousands
except per share data)         1995      1996      1997      1998       1999
--------------------------------------------------------------------------------
Statement of
Operations Data:
Revenues...................  $804,614  $937,198  $917,578  $935,030  $1,184,528
Operating income...........    12,699    13,444    13,946    14,802      25,987
Net income.................     5,371     4,709     4,716     5,812      13,626
Net income per common and
 preferred share...........
  basic....................      0.19      0.17      0.17      0.21        0.46
  diluted..................      0.19      0.17      0.17      0.21        0.46
Balance Sheet Data:
Total assets...............   304,136   309,364   311,117   298,325     357,155
Long-term debt including
 current maturities........    44,576    39,987    34,414    27,388      21,296
Total temporary
 shareholders' equity......    56,171    58,130    62,303    75,132      97,092
Total permanent
 shareholders' equity......        --        --        --        --          --
                                   (Unaudited)
                                 Quarters Ended
(dollars in thousands              March 31,
except per share data)         1999         2000
--------------------------------------------------
Statement of
Operations Data:
Revenues...................  $274,176    $372,221
Operating income...........     3,929       9,544
Net income.................     1,879       5,185
Net income per common and
 preferred share...........
  basic....................      0.07        0.18
  diluted..................      0.07        0.17
Balance Sheet Data:
Total assets...............   326,167     365,577
Long-term debt including
 current maturities........    36,197      19,479
Total temporary
 shareholders' equity......    79,195          --
Total permanent
 shareholders' equity......        --      98,233

                                    BUSINESS

                                    Overview

    CH2M HILL is a project delivery firm founded in 1946. We provide engineering, consulting, design, construction, procurement, operations and maintenance, and program and project management services to clients in the private and public sector in the United States and abroad.

    We are an employee-owned Oregon corporation with approximately 9,200 employees working in 66 offices throughout the United States and 33 offices abroad.

                               Business Strategy

    Our business strategy is to grow domestically and internationally through increasing market share in each of our operating segments. The key elements of this strategy are:

  . Increasing the number and the dollar value of our contracts

  . Expanding and diversifying our client base by attracting new private and public sector clients and developing a diversified mix of projects

  . Increasing the number of large, longer-term projects with the potential for higher profit margins

  . Encouraging ownership in our common stock across a greater proportion of our workforce

                               Operating Segments

    We provide services to our clients through three operating segments:

  . Environmental, Energy and Infrastructure

  . Water

  . Industrial

Environmental, Energy and Infrastructure

    Our Environmental, Energy and Infrastructure ("EE&I") operating segment consists of two businesses: Environmental, Nuclear, Energy & Systems ("ENE&S") and Transportation. These two businesses are described below.

    EE&I's business strategy is to grow by increasing market share in each of its two businesses, expanding its client base and obtaining large, longer-term projects with the potential for higher profit margins. While maintaining its focus on its traditional services, EE&I is expanding its expertise into related industries such as telecommunications, and into related business concepts such as "sustainable development." Sustainable development is a design approach used, for example, in power plant design. Sustainable development addresses environmental issues throughout the life of a project, from design and construction to decommissioning. Sustainable development seeks to minimize total environmental impact.

    ENE&S. ENE&S provides integrated environmental and waste management consulting and engineering services, and performs design and build, remediation, construction and implementation of infrastructure and telecommunications systems for a variety of public and private clients.

    1. Environmental. Our Environmental group provides environmental consulting for remedial construction projects, ecological and natural resource damage assessments, strategic environmental management and permitting services, environmental liability management services, site investigations, remedial design, implementation and construction services, treatment systems for hazardous, toxic and radioactive waste contaminated properties, and sustainable development planning, design and construction services. Representative Environmental projects include:

  . Environmental consulting, engineering and remedial activities for the U.S. Air Force Center for Environmental Excellence

  . Remediation of contaminated sites on Naval and Marine Corps installations in 26 domestic states and several foreign countries

  . Program management and remedial design of a refinery for a large oil company

  . Environmental impact studies for a number of proposed industrial projects and municipal programs on behalf of the Beijing city government in China

    2. Nuclear. Our Nuclear group provides program management, integration, engineering, construction and operations and maintenance services for the U.S. Department of Energy and commercial nuclear power plants. We manage decommissioning and closure of weapons production facilities and design nuclear waste treatment and handling facilities in the United States, Western, Central and Eastern Europe and the former Soviet Union. Representative Nuclear projects include:

  . Management and integration of decontamination, decommissioning, and closure of the nuclear weapons production facility at Rocky Flats in Golden, Colorado, on behalf of the U.S. Department of Energy

  . Engineering, design and technical services to support decontamination, decommissioning and remedial activities at the Department of Energy Hanford Reservation in Richland, Washington

  . Decontamination and decommission planning and engineering for a university research center in Atlanta, Georgia

    3. Energy. Our Energy group provides full lifecycle energy services for power projects around the world. The Energy group's services range from design to decommissioning, including consulting, engineering, design, construction, operations and maintenance services. Representative Energy projects include:

  . Expert consulting on utility deregulation

  . Consulting and design for photovoltaic manufacturing process

  . The design and construction of energy efficiency upgrades

  . Development of generation services in renewable energy

  . Management projects for carbon and other greenhouse gasses

    4. Systems. For the communications industry, our Systems group provides program management, planning, design, and construction management of local and regional fiber optic and hybrid fiber/coaxial systems for voice, video and data communications. In other markets, our Systems group develops and implements environmental management information systems, total energy management and information technology systems and industrial process design/build. It provides military base operation services for government agencies, and other outsourcing services for industrial and government clients. Representative Systems projects include:

  . Program management, design and construction management of voice, video and data networks for a large telecommunications company in Europe

  . Design, construction and installation of an industrial process system for metal plating facility.

  . Program management for the upgrade of a hybrid fiber/coaxial network for voice, video and high-speed data services in several domestic cities

    Transportation. Transportation provides planning, siting, permitting, design, program and construction management, intermodal transportation planning and consulting services for aviation, ports, highways, bridges and transit systems. Representative Transportation projects include:

  . Master planning and program management for a large international airport in the northwest region of the U.S., including terminal, financial and airport environmental planning

  . Developing lighting control systems for another large international airport in the U.S., including touch-screen controls, runway incursion protection and automatic safety measures

  . Designing and providing project management and engineering services for the expansion of a container shipping terminal in the Eastern U.S., including berths, wharf and cranes

  . Seismic retrofit design of seven bridges along an interstate highway in California

  . Design of the Eastern Transportation Corridor for the Orange County,
    California transportation authority including 27 miles of highway and 58 bridges

  . Designing parking structure and bridge for major U.S. airport

Water

    Our Water operating segment consists of two businesses: Water & Wastewater and Operations & Maintenance. The business strategy of the Water operating segment is to grow through increasing market share in each of its businesses, both domestically and internationally, to diversify its client base, and to pursue larger projects. We seek to attract new clients by leveraging our reputation for providing quality services, and by taking advantage of the current trends for outsourcing operations and maintenance activities to specialized service providers.

    Water & Wastewater. Our Water & Wastewater business focuses on the planning, design, construction and implementation of water supply systems and wastewater treatment facilities. Representative Water & Wastewater projects include:

  . Design and construction of a water treatment plant expansion in Tampa, Florida

  . Design, construction and commissioning of a wastewater treatment facility in Manakau, New Zealand

  . Program management for design and construction of a deep tunnel sewage project in the Republic of Singapore

  . Design, construction and commissioning of a water treatment plant in Halifax, Nova Scotia

    Operations & Maintenance. Our Operations & Maintenance business provides water, wastewater and public works operations and maintenance services to water and wastewater facility operators, including startup and performance testing, consulting, facility operations, on-going maintenance and management. The facility management services include water and wastewater treatment, collection, and distribution, equipment and process maintenance, and site grounds maintenance. Representative Operations & Maintenance projects include:

  . Operations and maintenance of a water reclamation center in Fairfield, California

  . Operations of the wastewater facilities in Hoboken, New Jersey

  . Operations of the wastewater plant for a large brewery in Jacarei, Brazil

Industrial

    Our Industrial operating segment provides design, construction, specialized precision manufacturing support and facility services support to high-technology manufacturing companies, food and beverage processing businesses, and fine chemical and pharmaceutical manufacturers.

    The business strategy of the Industrial operating segment is to diversify its client base beyond the microelectronics industry, capitalizing on a strong professional reputation in project delivery of complex manufacturing facilities and leadership in the area of single-source design, engineering and construction of industrial manufacturing facilities.

    The Industrial operating segment built its reputation primarily in the microelectronics industry, where it offers a single source for a broad range of integrated design and construction services. The Industrial segment's clients typically require design and installation services for complex systems that comprise many of their facilities, including clean rooms, ultrapure water and wastewater treatment systems, chemical and gas systems, and production tools. Representative Industrial projects include:

  . Design and construction services for the development of multiple U.S. and foreign production facilities for a major microelectronics manufacturer

  . Design and construction services for a soy sauce production facility in California for a Japanese food processing manufacturer

  . Complete engineering and construction services for an ultrapure water system for a multi-national pharmaceutical manufacturer

  . Continuous facility engineering, maintenance and operations support services for several microelectronics manufacturers under multi-year contracts

                                    Clients

    Our clients include:

  . Corporations in the energy, transportation, chemical, steel, aluminum, mining, forest products, electronics, food, pharmaceuticals and manufacturing industries in the United States and more than 20 foreign countries

  . The U.S. Agency for International Development, U.S. Department of
    Defense, U.S. Department of Energy and U.S. Environmental Protection
    Agency

  . A variety of state and local government agencies in the United States and abroad

                                  Kaiser-Hill

    In 1995, through Kaiser-Hill, we won the U.S. Department of Energy's Performance Based Integrating Management Contract for the Rocky Flats Closure Project in Golden, Colorado. Kaiser-Hill is a joint venture with Kaiser Group International, Inc. CH2M HILL holds a 50 percent interest in the joint venture. Rocky Flats is a former U.S. Department of Energy nuclear weapons production facility. Under the contract, Kaiser-Hill oversees plutonium stabilization and storage, environmental restoration, waste management, decontamination and decommissioning, site safety and security, and construction activities of subcontractor companies.

    Under the initial performance-based contract signed by Kaiser-Hill, a concept that was developed in the U.S. Department of Energy's 1994 Contract Reform Initiative, 85% of Kaiser-Hill's fees are based on performance, while only 15% are fixed. Kaiser-Hill's contract commits it to dealing with urgent risks first. Achievement of measurable results in the following "urgent risk" areas determines Kaiser-Hill's incentive fee: stabilize plutonium and plutonium residues for specific time frames; consolidate plutonium in a single building; and clean up and remove all high-risk "hot spot" contamination.

    Effective February 1, 2000, the U.S. Department of Energy extended Kaiser-Hill's Rocky Flats contract. Although the new contract is a closure contract and does not have a defined term, we anticipate that closure of the site would be in 2006. Under the new contract, Kaiser-Hill is compensated through a base fee affected, up or down, by its performance against the agreed site target closure costs. Outside a negotiated range, for every dollar that the U.S. Department of Energy saves with earlier clean-up, Kaiser-Hill receives a 30 cent increase in fee. At the same time, for every dollar the clean-up is over budget, the fee is reduced by 30 cents up to an agreed minimum. The ultimate fee will also be impacted by the project schedule and safety of our performance to achieve the site closure.

                                    Backlog

    At December 31, 1999, our backlog was approximately $2,292 million, compared to a backlog of approximately $1,337 million at December 31, 1998. We define backlog as contracted task orders less previously recognized revenue on such task orders. U.S. government agencies operate under annual fiscal appropriations by Congress and fund various federal contracts only on an incremental basis. The same is true of many state, local and foreign contracts. Our ability to earn revenues from our backlog depends on the availability of funding for various U.S., state, local and foreign government agencies.

                             Government Contracting

    Overall, we received 17% of our revenues in 1999 from U.S. federal government contracts. Typically, a federal contract has an initial term of one year combined with two to five one-year renewal periods, exercisable at the discretion of the federal government. The government is not obligated to exercise its option to renew a federal contract. At the expiration of the term of a federal contract, the contract in its entirety is resubmitted for competitive bids by all interested service providers. The government's failure to renew, or the early termination of, any significant portion of our federal contracts would adversely affect our business and prospects.

    Contracts with the federal government and its prime contractors usually contain standard provisions for termination at the convenience of the government or such prime contractors. Upon such a termination, we are generally entitled to recover costs incurred, settlement expenses and profit on work completed prior to termination. Our federal contracts do not provide for renegotiation of profits. Terminations of federal contracts may occur, and such terminations could adversely affect our business and prospects.

    Federal contract payments we receive in excess of allowable direct and indirect costs are subject to adjustment and repayment after audit by government auditors. The U.S. government has completed audits on our incurred contract costs through December 31, 1995, and audits are continuing for subsequent periods.

    As a U.S. government contractor, we are subject to federal regulations under which our right to receive future awards of new federal contracts may be unilaterally suspended or barred if CH2M HILL is convicted of a crime or indicted based on allegations of a violation of specific federal statutes. Suspensions, or debarment actions even if temporary, can result in the loss of valuable contract awards for which we would otherwise be eligible. While suspension and debarment actions may be limited to that division or subsidiary of a company engaged in the improper activity, government agencies have authority to impose debarment and suspension on affiliated entities that were not involved in the improper activity. Any suspension or debarment action against us or any of our affiliates could have a material adverse impact upon our business and prospects.

    Many similar regulations are also applicable to our contracts with state, local and foreign governments.

             Our Environmental Activities and Potential Liabilities

    A substantial portion of our business has been generated either directly or indirectly as a result of federal, state, local and foreign laws and programs related to protection of the environment. Our environmental activities are conducted in the context of a rapidly developing and changing statutory and regulatory framework. Such activities are subject to regulation by a number of federal agencies, including the U.S. Environmental Protection Agency ("EPA"), the U.S. Nuclear Regulatory Commission and the U.S. Occupational Safety and Health Administration, as well as similar state, local and foreign regulatory agencies.

    Several federal statutes govern our environmental activities. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") established the "superfund" program to clean up hazardous waste sites, and provides for penalties and punitive damages for noncompliance with EPA orders. CERCLA may impose strict liability (joint and several as well as individual) on hazardous substance waste owners, operators, disposal arrangers, transporters and disposal facility owners and operators (collectively, "Potentially Responsible Parties" or "PRPs"). Liabilities under CERCLA may include payment of the costs of removal or remedial action, for other necessary response costs, for damages for injury, destruction or loss of natural resources, and for the cost of health effects studies.

    Although the liabilities imposed by environmental legislation are generally intended to remedy and prohibit pollution by industrial companies, we could face liability under environmental laws in some circumstances. Increasingly, there are efforts to expand the reach of CERCLA to make environmental contractors responsible for cleanup costs by claiming that environmental contractors are owners or operators of hazardous waste facilities or that they arranged for treatment, transportation, or disposal of hazardous substances. Should we be held responsible under CERCLA for damages caused while performing services or otherwise, CH2M HILL could be forced to bear such liability by itself, if contribution or indemnification is not available from other parties.

    The Resources Conservation and Recovery Act ("RCRA") governs hazardous waste generation, treatment, transportation, storage, and disposal. RCRA, or similar EPA-approved state programs, govern waste-handling activities involving wastes classified as "hazardous." Substantial fees and penalties may be imposed under RCRA and similar state statutes for any violation.

    In addition to civil and criminal liabilities under environmental laws, we could face liabilities to clients and other private parties for property damage, personal injury and other claims. Such claims could arise in a number of ways, including:

  . An accidental release of pollutants during our performance of services

  . The inability of one of our remedial plans to contain or correct an ongoing seepage or release of pollutants

  . The inadvertent exacerbation by us of an existing contamination problem

  . Reliance by others on reports or recommendations we prepare that turn out to be incorrect

    In the environmental field, personal injury claims may arise in connection with our work while it is being done or long after completion of the project. In addition, claimants may assert that we should be strictly liable for performing environmental remediation services -- that is, liable for damages even though our services may have been performed using reasonable care -- on the grounds that such services involve "abnormally dangerous activities."

             Our Contractual Obligations and Potential Liabilities

    We operate under a number of different types of contracts with our private and public sector clients, including cost reimbursement contracts, time-and-materials contracts, and fixed price contracts. The most common type is the fixed price contract, which accounted for 30% of our revenues in 1999. Under fixed price contracts, we are paid a predetermined amount for all services provided as determined at the project's inception. Under time-and-materials contracts, we are paid at an agreed-upon hourly rate for direct labor hours worked. Under cost reimbursement contracts, our costs are reimbursed, often with a negotiated cost ceiling and also with an incentive fee to provide inducement for effective project management. We assume the greatest financial risk on fixed price contracts because we assume the risk of performing those contracts at the stipulated prices regardless of actual costs incurred. We also incur some financial risks under time-and-materials contracts because we contract to complete the work at negotiated hourly rates. The failure to accurately estimate ultimate costs or to control costs during performance of the work could result in losses or reduced anticipated profits.

    When we perform services for our clients, we can become liable for breach of contract, personal injury, property damage, and negligence. Such claims could include improper or negligent performance or design, failure to meet specifications, and breaches of express or implied warranties. Because our projects are typically large enough to affect the lives of many people, the damages available to a client or third parties are potentially large and could include punitive and consequential damages. For example, our transportation projects and manufacturing facility projects involve services and products that affect not only our client, but also the many end users of those services and products. In addition, our clients often require us to be responsible for liabilities through contractual indemnities. Such provisions typically require us to assume liabilities for damage or personal injury to the client, third parties and their property, and also for fines and penalties.

    We seek to protect CH2M HILL from potential liabilities by obtaining indemnification where possible from our private sector clients. Under most of our private sector contracts, we have been successful in obtaining such indemnification, but such indemnification generally is not available if we fail to satisfy specified standards of care in performing our services or if the indemnifying party has insufficient assets to cover the liability.

    We also try to obtain available indemnities from our public sector clients. For example, some of our clients, including some U.S. government agencies, are Potentially Responsible Parties under CERCLA. Under our contracts with these clients, we usually try to seek contribution from the client for liability imposed on us in connection with our work at these clients' CERCLA sites. In addition, when we perform superfund related work for our U.S. government clients, CERCLA generally permits us to limit our potential liabilities. However, the EPA recently has significantly narrowed the circumstances under which it will indemnify contractors against liabilities incurred in connection with CERCLA projects. There are also proposals both in Congress and at various regulatory agencies to further restrict indemnification of contractors from third-party claims. In connection with services at the Rocky Flats closure project and the Hanford waste tanks remediation project, CH2M HILL is indemnified by its U.S. government client against liability claims arising out of contractual activities involving a nuclear incident.

              International Operations Pose Risks and Complexities

    We routinely conduct operations outside of the United States. Overall, we derived approximately $114 million or 10% of our service revenues in 1999 from such operations. International operations entail additional business risks and complexities such as foreign currency exchange fluctuations, different taxation methods, restrictions on financial and business practices and political instability. Our international clients include both private sector firms and foreign government agencies in more than 20 countries, with significant projects in Egypt, Italy, New Zealand, Singapore, and Spain.

                       Our Industry Is Highly Competitive

    The market for the design, consulting, engineering and construction services that we offer is highly competitive. We compete with many firms, including large multinational firms having substantially greater financial, management, and marketing resources. Some of the competitors are small firms with lower cost structures enabling them to offer lower prices for particular services. We also compete with government agencies, including our own clients, that can utilize their internal resources to perform services that we might otherwise perform.

    Most contracts between public sector clients and our EE&I and Industrial operating segments are awarded through a competitive bidding process that places no limit on the number or type of potential service providers. The process usually begins with a government agency request for proposal that delineates the size and scope of the proposed contract. The government agency evaluates the proposals on the basis of technical merit and cost. For the Water operating segment, most contracts are awarded through qualification selection processes that vary among projects.

    In both the private and public sectors, acting either as a prime contractor or as a subcontractor, we may join with other firms that we otherwise compete with to form a team to compete for a single contract. Because a team can often offer stronger combined qualifications than any firm standing alone, these teaming arrangements can be very important to the success of a particular contract competition or proposal. Consequently, we maintain a network of relationships with other companies to form teams that compete for particular contracts and projects.

                 Conflicts of Interest May Limit Opportunities

    Many of our clients and potential clients are concerned about actual or possible conflicts of interest in retaining professional services consultants. Governmental agencies and some private sector clients have contracting policies that may, from time to time, prevent us from seeking or performing contracts for other clients if there is a conflict of interest. We have, on occasion, declined to bid on particular projects because of actual or perceived conflicts of interest, and we are likely to continue encountering such conflicts of interest in the future.

                           Our Properties are Leased

    Our corporate headquarters, a 131,000 square foot facility, is located at 6060 South Willow Drive, Greenwood Village, Colorado 80111. We lease all of our significant facilities, including our corporate headquarters and 66 domestic and 33 foreign office locations, under many separate leases. We believe that comparable facilities are available for lease and therefore that the loss of any such leases would not have a material adverse impact on our operations. We believe that our facilities are adequate for the present needs of our business.

                  We Are Not Involved in any Material Lawsuits

    CH2M HILL is party to various legal actions arising in the normal course of its business, some of which involve claims of substantial sums. Damages assessed in connection with and the cost of defending any such actions could be substantial. CH2M HILL's management believes that the levels of insurance coverage are generally adequate to cover CH2M HILL's liabilities, if any, with regard to such claims. CH2M HILL generally accrues amounts for retentions and deductibles based on advice from legal counsel when it is probable that a loss will be incurred and can be estimated. Gain contingencies or recoveries are rare and are usually recorded when the cash is collected.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis explains our general financial condition, changes in financial condition and results of operations for CH2M HILL as a whole and each of our operating segments including:

  . Factors affecting our business

  . Our revenues and profits

  . Where our revenues and profits came from

  . Why those revenues and profits were different from year to year

  . Where our cash came from and how it was used

  . How all of this affects our overall financial condition

    The following discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. As you read this section, you should also refer to our consolidated financial statements and the accompanying notes. These consolidated financial statements provide additional information regarding our financial activities and condition. This analysis may be important to you in making decisions about your investments in CH2M HILL.

                                  Introduction

    The engineering and construction industry has been undergoing substantial change as public and private clients privatize and outsource many of the services that were formerly provided internally. Numerous mergers and acquisitions in the industry have resulted in a group of larger firms that offer a full complement of single-source services including studies, designs, construction, operations, and in some instances, facility ownership. Included in the current trend is the movement towards longer-term contracts for the expanded array of services, e.g., 5 to 20 year contracts for facility operations. These larger, longer contracts require us to have substantially greater financial capital to remain competitive.

    We believe we provide our clients with innovative project delivery using cost-effective approaches and advanced technologies. We continuously monitor acquisition and investment opportunities that will expand our portfolio of services, add value to the projects undertaken for clients, or enhance capital strength. We believe that we are well positioned geographically, technically and financially to compete worldwide in the markets we have elected to pursue and clients we serve.

                                  Overall

    Net income after tax for the three-month period ended March 31, 2000 was $5.2 million compared with $1.9 million in the same period of 1999. Our diluted earnings per share in 2000 was $0.17, compared with $0.07 in 1999. Revenues and pre-tax profit for the three-month periods ended March 31, 2000 and 1999 by operating segment were as follows:

             For the three-month period   For the three-month period
                ended March 31, 2000         ended March 31, 1999
             --------------------------------------------------------
(in                            Pre-Tax                      Pre-Tax
millions)       Revenues        Profit       Revenues        Profit
             --------------------------------------------------------
EE&I        $   204.3     55%  $    7.0  $   119.3     44%  $    2.6
Water           115.5     31%       5.2      104.7     38%       2.7
Industrial       52.4     14%       0.7       50.2     18%     -
Corporate       -        -         (2.5)     -        -         (1.6)
             --------------------------------------------------------
Total       $   372.2    100%  $   10.4  $   274.2    100%  $    3.7

 Results of Operations for the Three-Month Period Ended March 31, 2000 Compared
                        to the Same Period of 1999

    Revenues for the three-month period ended March 31, 2000 were $372.2 million compared to $274.2 million for the same period in 1999. The increase of $98.0 million or 35.7% is comprised of an acquisition and improvements in the Environmental, Energy & Infrastructure ("EE&I") segment of $85.0 million, and improvements in the Water segment of $10.8 million, and the Industrial segment of $2.2 million.

    Pre-tax profit for the three-month period ended March 31, 2000 was $10.4 million compared to $3.7 million in the same period of 1999. The increase of $6.7 million was comprised of increases in the EE&I segment of $4.4 million, the Water segment of $2.5 million, and the Industrial segment of $0.7 million. Corporate expenses increased by $0.9 million.

Environmental, Energy and Infrastructure

    Revenues in the EE&I segment for the three-month period ended March 31, 2000 were $204.3 million compared to $119.3 million for the same period in 1999. This increase of $85.0 million or 71.2% was primarily attributable to the acquisition of the Lockheed Martin Hanford Corporation in December 1999, which aligns with the nuclear business. Subsequently changed to CH2M HILL Hanford Group, Inc., this entity provides engineering, design and technical services to support decontamination, decommissioning and remedial activities at the U.S. Department of Energy's Hanford Reservation in Richland, Washington. We also experienced growth in both our telecommunications and traditional environmental businesses in 2000. Clients are continuing to build or upgrade new infrastructure to keep pace with advances in technology in the telecommunications business.

    During the first quarter of 2000, we also reported increased revenues in the transportation markets. This increase came from market-driven demand and added delivery capacity. The market demand is primarily the result of the Transportation Equity Act for the 21st Century (TEA-21) which was adopted by Congress in 1998. TEA-21 provides federal funding to the various states for transportation infrastructure improvement projects for highways, highway safety, and transit for the six-year period from 1998 to 2003.

    Pre-tax profit for the EE&I segment was $7.0 million for the three-month period ended March 31, 2000 compared to $2.6 million in the same period of 1999. Pre-tax profit as a percent of revenue for the same period in 2000 was 3.4% compared to 2.2% for 1999. The most significant impact on profits was from the Kaiser-Hill joint venture, which is attributable to the nuclear business and is more fully discussed in the "Joint Ventures" section below. The environmental business had a net decrease of $1.1 million due to an adjustment to the carrying value of the receivable on a large, energy efficiency modification project, for which negotiations with the client are ongoing, offset by the revenue increase mentioned above. The nuclear business achieved increased profits for the first quarter of 2000 versus the same period in 1999 due to CH2M HILL Hanford Group, Inc. reporting its first full quarter of operations in 2000. EE&I also had an increase in pre-tax profit from the transportation business due to growth and indirect cost control, offset by negative performance on a fixed price telecommunications project resulting from the withdrawal of a major subcontractor, for a net decrease in profit of $0.4 million.

Water

    The Water segment reported revenues of $115.5 million for the three-month period ended March 31, 2000 compared to revenues of $104.7 million in the same period of 1999. This increase of $10.8 million or 10.3% was attributable to growth in several areas. Revenues from operations and maintenance services increased by $5.4 million from the initiation of several new contracts subsequent to March 31, 1999. Design build revenues were $1.5 million lower than the same period in 1999 due to the delay in the start up of some larger design build contracts in 2000. Traditional engineering consulting revenues were $7.4 million higher than the first three months of 1999, propelled by prior business development investment in domestic operations as well as the strong domestic economy.

    The Water segment reported $5.2 million of pre-tax profit for the three-month period ending March 31, 2000 compared to $2.7 million of pre-tax profit for the same period of 1999. Pre-tax profit as a percent of revenues was 4.5% compared to 2.6% in the same period of 1999. The pre-tax profit increase of $2.5 million was attributable to revenue growth as well as improving margins within domestic traditional engineering and design build businesses.

Industrial

    The Industrial segment reported revenues of $52.4 million for the three-month period ended March 31, 2000, of which $32.6 was generated from the microelectronics industry. The revenues for the same period of 1999 were $50.2 million, of which $33.4 was generated from the microelectronics industry. The increase of $2.2 million was comprised of a net increase in revenues of $3.0 million from other industries, including food, biopharmaceutical, fine chemical, and facility services, offset by a $0.8 million decrease in revenues from the microelectronics industry. The revenue mix between construction costs versus services for engineering and construction management also changed significantly in 2000 versus 1999. The construction cost component of revenues decreased from $28.7 million, which was 57.2% of 1999 revenues, to $22.7 million, which was 43.3% of 2000 revenues. This $6.0 million decrease in construction revenues was offset by an increase in service revenues, which went from $21.5 million in 1999 to $29.7 million in 2000. The construction revenue decrease was due to two significant construction projects that were started in first quarter 1999 but were near completion by first quarter 2000.

    The Industrial segment reported $0.7 million pre-tax profit for the three-month period ended March 31, 2000 versus virtually no profit for the same period 1999. Profit, as a percent of revenues for 2000 was 1.3%. This profit increase was primarily due to an increase in the volume of self-performed services provided during 2000. Direct project costs, as a percentage of revenues, decreased 7.4% in 2000 versus 1999. This decrease in direct project costs resulted from the decrease in construction revenues. The combination of a decrease in direct project costs coupled with an increase in service revenues in 2000 results in an increase in project margins. Indirect labor expenses, which are made up of salaries and benefits of all administrative personnel, plus salaries and benefits of technical personnel for hours not working on billable client services, decreased. Indirect labor costs decreased, as a percent of the services portion of gross revenues, 26.2% in 2000 versus 1999, due to the increase in staff utilization. Other overhead, general and administrative costs were approximately the same in 2000 versus 1999.

                               1999                 1998                1997
                  ------------------------------------------------------------------
                                     Pre-Tax             Pre-Tax             Pre-Tax
(in millions)            Revenues    Profit   Revenues   Profit   Revenues   Profit
                    ----------------------------------------------------------------
Environmental, Energy
and Infrastructure       $497.5  42%  $17.4  $386.1  41%   $9.3  $360.2  39%   $5.8
Water                     438.0  37%   16.3   362.8  39%    7.2   309.9  34%    5.0
Industrial                249.0  21%    -     186.1  20%    3.6   247.5  27%    7.2
Corporate                 -      -     (6.9)   -     -     (5.7)   -     -     (6.0)
                  ------------------------------------------------------------------
Total                  $1,184.5 100%  $26.8  $935.0 100%  $14.4  $917.6 100%  $12.0

  Results of Operations for the Year Ended December 31, 1999 Compared to 1998

    Revenues for the year ended December 31, 1999 were $1,184.5 million compared to $935.0 million for the same period in 1998. The increase of $249.5 million or 26.7% is comprised of growth in the Environmental, Energy & Infrastructure ("EE&I") segment of $111.4 million, the Water segment of $75.2 million, and the Industrial segment of $62.9 million.

    Pre-tax profit for the year ended December 31, 1999 was $26.8 million compared to $14.4 million in the same period of 1998. The increase of $12.4 million was comprised of increases in the

EE&I segment of $8.1 million and the Water segment of $9.1 million, offset by a decline in the Industrial segment of $3.6 million. Corporate expenses increased by $1.2 million.

Environmental, Energy and Infrastructure

    Revenues in the EE&I segment for the year ended December 31, 1999 were $497.5 million compared to $386.1 million for the same period in 1998. This increase of $111.4 million was primarily attributable to growth of $26.2 million in the telecommunications markets, $30.3 million in the construction services market, and $22.0 million in the transportation markets. The growth in the telecommunications markets has occurred domestically and internationally. Clients are building new infrastructure or upgrading existing infrastructure to keep pace with the advancements in information technology. The growth in revenues from construction services is indicative of our commitment to diversify our business. Construction services revenues generated in the year ended December 31, 1999 were primarily from remedial action contracts with the U.S. Navy. The increase in the transportation markets is primarily the result of the Transportation Equity Act for the 21st Century (TEA-21) which was adopted by Congress in 1998. TEA-21 provides federal funding to the various states for transportation infrastructure improvement projects for highways, highway safety, and transit for the six-year period from 1998 to 2003.

    Pre-tax profit for the EE&I segment was $17.4 million for the year ended December 31, 1999 compared to $9.3 million in the same period of 1998. Profit as a percent of revenue in 1999 was 3.5% compared to 2.4% in 1998. The increase in pre-tax profit of $8.1 million was primarily generated by increased project margins of $6.4 million from the telecommunications markets offset by an increase in indirect costs of $2.8 million. The remaining increase of $4.5 million was achieved in the construction services and transportation markets due to the increase in volume of contracts.

Water

    The Water segment reported revenues of $438.0 million for the year ended December 31, 1999 compared to revenues of $362.8 million in the same period of 1998. The increase of $75.2 million was attributable to significant growth in several market areas. In general, $37.7 million of the increase in the Water segment revenue resulted from prior traditional engineering consulting development efforts, as well as new business obtained from our existing clients due to the strong domestic economy. Revenues from design/build projects increased by $24.8 million, as a result of our ongoing efforts to provide a full array of services to our customers. Revenues from operations and maintenance services increased by $12.7 million due to the addition of new infrastructure support contracts, primarily with municipalities.

    The Water segment reported $16.3 million of pre-tax profit for the year ended December 31, 1999 compared to $7.2 million of pre-tax profit for the same period of 1998. Profit as a percent of revenue for 1999 was 3.7% compared to 2.0% for 1998. The increase of $9.1 million in profit is attributable to the strong revenue growth within all of our Water businesses discussed earlier. In addition, spending increased due to continued investment in design/build infrastructure and development, and focused investment in strategic business development opportunities throughout the world.

Industrial

    The Industrial segment reported revenues of $249.0 million for the year ended December 31, 1999, of which $164.4 million was generated from the microelectronics industry. The revenues for 1998 were $186.1 million, of which $129.0 million was generated from the microelectronics industry. The increase of $62.9 million was comprised of $35.4 million increase in revenues from the microelectronics industry and an increase in revenues of $27.5 million from other industries, including food, biopharmaceutical, fine chemical and facility services.

    The mix of the revenues between construction costs versus services for engineering and construction management also changed significantly from 1999 versus 1998. The construction cost component of revenues increased from $46.8 million, which was 25.1% of 1998 revenues, to $153.4 million, which was 61.6% of 1999 revenues. The construction revenue increase was due to two large construction projects that were started in first quarter 1999. This increase in construction revenues of $106.6 million offset the decrease in service revenues, which declined from $139.3 million in 1998, to $95.6 million in 1999. This service revenue decrease of $43.7 million was due to the significant decline in non-construction related services provided to microelectronics businesses.

    The Industrial segment reported no pre-tax profit for the year ended December 31, 1999 versus $3.6 million for 1998. Profit as a percent of revenues for 1998 was 1.9%. The most significant factor causing this profit decline was the decrease in volume of services sold during 1999 and decline in project margins. These were results of the significant decline in services provided to the microelectronics industry and an increase in low-margin construction projects.

                  1998 Results of Operations Compared to 1997

    Revenues for 1998 were $935.0 million compared to $917.6 million in 1997. The increase of $17.4 million or 1.9% is comprised of significant improvements in the EE&I segment of $25.9 million and the Water segment of $52.9 million. These gains were reduced by the decrease of $61.4 million in the Industrial segment revenues.

    Pre-tax profit for 1998 was $14.4 million compared to $12.0 million in 1997. The increase of $2.4 million or 20.0% was primarily due to volume increases in the EE&I and Water segments as well as a reduction in corporate expenses. Contracts in the EE&I and Water segments generally have a lower margin than the contracts in the Industrial segment, but increases in the volume of contracts offset any decline generated by the Industrial segment.

    Bad debt expense was $57,000 in 1996, $1.4 million in 1997, and $5.2 million in 1998, which also impacts pre-tax profit. The increases in 1997 and 1998 relate to specific projects in the EE&I and Water segments that needed to be reserved for due to the uncertainty of collection. At December 31, 1997, the outstanding receivables related to these projects were $2.2 million of unbilled and $1.2 million of billed. No amounts were outstanding at December 31, 1998. The entire outstanding receivable balances were reserved for as the projects were halted due to poor economic conditions in Latin America. Currently, future collection of these receivables is not probable.

    The loss on the sale of assets in 1998 of $1.7 million also negatively impacted pre-tax profit. This loss related to assets that were sold in closing two of our offices.

Environmental, Energy and Infrastructure

    Revenues in the EE&I segment increased $25.9 million or 7.2% to $386.1 million in 1998, compared to $360.2 million in 1997. EE&I revenues accounted for 39.0% of our total operating revenues in 1997 and 41.0% in 1998. During 1998 we benefited from the business development efforts undertaken in 1997. We reported a full year of revenues in 1998 for public sector hazardous waste remediation contracts awarded in 1997 by the U.S. Department of Defense and the U.S. Department of Energy. Revenue growth from the U.S. Department of Defense was strong in part due to legislation requiring military base closure and remediation. The initial assessment phases are complete and the environmental remediation and clean-up phases have begun.

    The telecommunications markets, both domestically and internationally, also attributed to the increase in revenues in 1998. We obtained several major clients in this market providing program management oversight, site development and construction management services to install or upgrade cable and wireless networks and related infrastructure. With the technological advances in wireless telecommunications, the ability to communicate rapidly via voice, data, and video have become a necessity for business enterprises and individuals around the world. We believe this market will provide continued revenue growth in future years.

    Although the private sector of the environmental and infrastructure market slowed in 1997, we realized some recovery from this sector in 1998. We attribute this growth to the strong domestic economy, which is affording larger, multinational corporations the opportunity to improve their environmental performance and sustainability.

    The transportation market also contributed to the increase in revenues in 1998. We have benefited from the growth generated by the Intermodal Surface Transportation Efficiency Act (ISTEA) adopted by Congress in 1991, which caused significant increases in federal funding to the states for transportation projects. We believe that we are also well positioned in the market to benefit from the TEA-21 legislation.

    The EE&I segment reported higher pre-tax profit in 1998, increasing from $5.8 million in 1997 to $9.3 million in 1998, an increase of 60.3%. Profit as a percent of revenues was 2.4% in 1998 compared to 1.7% in 1997. The growth in the telecommunications markets contributed $2.8 million in profit while the remaining net increase of $0.7 million was attained by successful cost containment efforts. The demand for services is high in the telecommunications market, which can return higher gross margins than the public and private sector environmental and infrastructure contracts.

    During 1998, cost containment measures enacted in prior years reduced overhead costs as administrative functions have been consolidated to enable us to manage our resources more effectively.

Water

    Water segment revenues were $362.8 million in 1998 versus $309.9 million in 1997, an increase of $52.9 million or 17.1%. Approximately 30% of the increase came from new contracts, with terms up to 15 years, in the utility plant operations market for public and private clients. The balance of the increase came from contract activities in water and wastewater infrastructure improvement projects undertaken by municipalities and other utility authorities across the United States and abroad. The desire by municipalities to preserve the environment and provide clean water creates a demand for services we offer.

    Profitability in the Water segment increased from $5.0 million in 1997 to $7.2 million in 1998, an increase of 44.0%. Profit as a percent of revenues was 2.0% in 1998 compared to 1.6% in 1997. Profitability continues to improve as we continue to win significant new contracts as reflected by the increase in revenues mentioned above. Additionally, the Water segment reported an increase of $1.0 million in profit due to lower business development expenditures. From year to year, we achieved increasing margins by focusing on improvements in project delivery and effective cost management, even though competition in this industry is increasing as a result of rapid consolidation. We believe that our future success in the Water segment is dependent on continuing improvements in our project delivery performance and our ability to win significant new contracts.

Industrial

    The Industrial segment's revenues for 1998 were $186.1 million, of which $141.4 million or 76.0% was generated from the microelectronics industry. The Industrial segment's revenues for 1997 were $247.5 million, of which $222.8 million or 90.0% was generated from the microelectronics industry. Total revenues from the Industrial segment declined $61.4 million from 1997 to 1998 due to declines in the microelectronics industry offset by an increase in revenues from other industries including, food, biopharmaceutical, fine chemical, and facility services. The microelectronics industry began to reduce capital spending in 1997 which has continued into 1999, resulting in a sharp decline in purchases of engineering and construction services by our microelectronics clients. In order to reduce its dependence on the microelectronics industry, the Industrial segment has reallocated some of its workforce to focus on diversifying into other industries mentioned above.

    Pre-tax profit in the Industrial segment was $3.6 million in 1998 versus $7.2 million in 1997. Profit as a percent of revenues was 2.0% in 1998 compared to 2.9% in 1997. The decrease in the profit as a percentage of revenues was 2.0% in 1998 compared to 29% in 1997. The decrease in the total volume of services sold during 1998 to the microelectronics industry caused this profit decline. In addition to the impact of reduced volume, direct project costs as well as overhead expenses affected profitability. Direct project costs, as a percentage of revenues, decreased 2.0% in 1998 versus 1997, slightly improving gross margins. Indirect labor costs, included in overhead expenses, as a percentage of gross revenues, increased 4.0% from 1997 to 1998 because of the significant decline in revenue during 1998.

                              Joint Ventures

    We routinely enter into joint ventures to service the needs of our clients. Such arrangements are customary in the engineering and construction industry and generally are for one specific project. Our largest joint venture is Kaiser-Hill Company, LLC, in which we own a 50% interest. This joint venture is in our EE&I operating segment. The earnings from this joint venture, along with other joint ventures that are individually insignificant, are reported as equity in earnings of investees accounted for under the equity method.

    For the three-month period ended March 31, 2000, we reported equity in earnings of investees accounted for under the equity method of $5.7 million compared to $0.7 million in the same period of 1999. Our equity in earnings from the Kaiser-Hill joint venture for the first quarter of 2000 were $4.8 million compared to $0.5 million for 1999. This increase was primarily attributable to performance fees earned under the old contract, which expired on January 31, 2000, for achieving milestones such as the demolition of a significant building at the Rocky Flats site. The first quarter results also include two months of fees under the new contract, which was effective February 1, 2000.

    For the year ended December 31, 1999, we reported equity in earnings of investees accounted for under the equity method of $12.4 million compared to $8.4 million in 1998 and $8.7 million in 1997. The earnings from the Kaiser-Hill joint venture for the same period of 1999 were $6.4 million compared to $7.8 million for 1998. Under the Performance Based Management contract, as discussed below, fees are earned based upon specific negotiated performance incentives which are heavily weighted to the U.S. Government's fiscal year end of September 30. Due to the timing of specific work scopes and the completion of these activities, earnings may not be comparable from period to period.

    Equity in earnings of investees accounted for by the equity method generated $12.4 million of revenues in 1999 which represents 47.6% of operating income and 91.0% of net income. For 1998, the $8.4 million of revenues represents 56.7% of operating income and 144.5% of net income. Although Kaiser-Hill achieved the negotiated performance measures for 1999 in the performance based contract, the revenues from the contract for 1999 were expected to be lower than in 1998 due to the fee structure in this contract. This was due to the types of tasks required to be performed in 1999 to decommission the site and the corresponding fee levels negotiated based on the difficulty and risks of those tasks. No one specific task was material to the fee structure in this contract year over year. The original contract was set to expire on June 30, 2000. This contract was a Performance Based Management Contract, which means that the fees on the contract were dependent on Kaiser-Hill's performance measured against safety, budget, and schedule.

    Effective February 1, 2000, the U.S. Department of Energy extended Kaiser-Hill's Rocky Flats contract. Although the new contract is a closure contract and does not have a defined term, we anticipate closure of the site in 2006. Under the new contract, Kaiser-Hill is compensated through a base fee affected, up or down, by its performance against the agreed site target closure costs. Outside of a negotiated range, for every dollar that the U.S. Department of Energy saves with earlier cleanup, Kaiser-Hill receives a 30 cent increase in fee. At the same time, for every dollar the cleanup is over budget, the fee is reduced by 30 cents down to an agreed minimum. The ultimate fee will also be impacted by the schedule to achieve site closure and the safety of our performance. Until the results of the performance measures become more estimable, earnings are expected to be comparable from quarter to quarter.

                            Corporate Expenses

    Corporate expenses for the three-month period ended March 31, 2000 were $2.5 million compared to $1.6 million for the same period of 1999. During the first quarter of 2000, we incurred expenses to buy out a supplemental retirement plan associated with the old key employee program and to accrete the value of certain equity instruments related to our compensation plans to the current stock price. Corporate expenses represent centralized management costs that are not allocable to individual operating segments and primarily include expenses associated with administrative compliance functions such as legal, treasury, accounting, tax and general business development efforts.

    Corporate expenses for the year ended December 31, 1999 were $6.9 million compared to $5.7 million in 1998 and $6.0 million in 1997. The increase of $1.2 million in 1999 is primarily related to the registration of our stock with the Securities and Exchange Commission.

                               Income Taxes

    The income tax provision for the three-month period ended March 31, 2000 was $5.2 million, or an effective tax rate of 49.9%, compared to $1.8 million, or an effective tax rate of 48.9%, for the same period of 1999. Our effective tax rate continues to be higher than the U.S. statutory income tax rate of 35.0% due to the effect of state income taxes, disallowed portions of meals and entertainment expenses and non-deductible foreign net operating losses.

    The income tax provision for the year ended December 31, 1999 was $13.1 million, or an effective tax rate of 49.1%, compared to $8.6 million, or an effective tax rate of 59.6%, for 1998. The decrease in the effective tax rate in 1999 is primarily due to the reduction of non-deductible foreign net operating losses as we have been able to improve the financial performance of our international operations. The effective tax rate in 1998 was substantially the same as 1997. Our effective tax rate continues to be higher than the U.S. statutory income tax rate of 35.0% due to disallowed portions of meals and entertainment expenses and non-deductible foreign net operating losses. Our income tax provisions for the last several years were as follows:

                                 Income Tax                           Effective
  Year                           Provision                            Tax Rate
--------------------------------------------------------------------------------
  1999                            $13,144                              49.1%
  1998                            $ 8,571                              59.6%
  1997                            $ 7,295                              60.7%

                        Liquidity and Capital Resources

Cash Flows from Operating Activities

    For the three-month period ended March 31, 2000, operations provided $18.7 million of cash primarily due to growth in our operations. Working capital changes included a decrease of $10.2 million in accounts payable as we no longer incurred pass-through costs for two significant construction projects. A comparable decrease in accounts receivable due to the completion of these projects is offset by an increase in accounts receivable and billings in excess of revenues as a result of improved operations, providing a net increase in cash of $5.2 million. The remaining net increase in working capital is primarily due to the increase in employee related and other accrued liabilities due to the improvement in operations and due to the accrual of payroll and related benefit expenses.

    During the first quarter of 1999, we used $17.7 million of cash. During this period, our receivables and payables increased due to the pass-through of revenues and expenses related to new, large construction projects. Offsetting this net increase was the reduction of accrued incentive compensation and the settlement of accrued liabilities.

    For the year ended December 31, 1999, operations provided $29.6 million of cash and used $4.4 million of cash in 1998. During 1999, our receivables, payables and billings in excess of revenues increased due to growth and due to the pass-through of revenues and expenses related to new, large construction projects. Other current liabilities decreased primarily due to the payment of accrued incentive compensation and the settlement of accrued liabilities. Operations generated $38.9 million of cash flows in 1997. The decrease of $43.3 million from 1997 to 1998 was attributable to the following working capital changes:

  . Revenue growth provided a corresponding increase in accounts receivable

  . Prepaids increased as we contributed cash to our largest pension plan to maintain its funded status

  . Billings in excess of revenues decreased due to a reduction in advance payments on contracts formerly realized in the Industrial operating segment

Cash Flows from Investing Activities

    Our business does not require significant capital expenditures. The capital expenditures are generally for purchases of office equipment and leasehold improvements. We spent $4.7 million in 1999, $4.7 million in 1998, and $2.6 million in 1997 on such expenditures. We have now established a formal operating lease program under which most of our computing and related equipment is procured on an ongoing basis. The increase in capital expenditures from 1997 to 1998 reflects leasehold improvements for large regional office moves for which the leases had expired.

    In 1999, we made three acquisitions, one of which was significant. We purchased the common stock of Lockheed Martin Hanford Corporation ("Hanford") for $17.1 million. Hanford is an environmental management contractor that provides tank waste remediation services to the U.S. Department of Energy. The acquisition resulted in $16.9 million in goodwill that will be amortized over the anticipated life of the contract of seven years.

Cash Flows from Financing Activities

    For the first quarter of 2000, we used $11.4 million of cash in financing activities, of which $9.5 million was used to purchase stock presented on the internal market. CH2M HILL purchased $3.3 million of stock on the internal market to fund its Employee Stock Plan and exercised its right to purchase the remaining $6.2 million in order to provide liquidity to its employees by clearing the internal market. These transactions were funded by cash flows from operations. During the first quarter of 2000, our net borrowings were negligible compared to the first quarter of 1999, in which we had a net increase of $9.3 million against our line of credit to fund operations.

    During 1999, we borrowed an average of $0.6 million at a weighted average interest rate of 5.9% against our line of credit to fund operations. At December 31, 1999, no amounts were outstanding. In June 1999, we entered into a new credit facility for a $100.0 million revolving line of credit maturing June 2002, which may be extended for an additional one-year period, and the maximum amount of credit available may be increased by $25.0 million, under certain conditions. The facility may be used for general corporate purposes and permitted acquisitions. At the option of CH2M HILL, the facility bears interest at a rate equal to either the London Inter-Bank Offering Rate for interest periods of 1, 2, 3 or 6 months, plus applicable margins ranging from 1.0% to 2.0%, the lender's prime rate, or the sum of 0.5% plus the federal fund rate, if greater than the lender's prime rate. Borrowings under the credit agreement are available on a revolving basis through the final maturity date. The credit facility is guaranteed by each direct and indirect wholly-owned subsidiary of CH2M HILL whose gross revenues account for greater than 5% of the consolidated annual revenues of CH2M HILL. The credit agreement contains usual and customary representations and warranties, and affirmative and negative covenants and financial covenants for credit facilities of like size, type and purpose. CH2M HILL is in compliance with such covenants.

    At December 31, 1999, under our unsecured loan agreement, we had an outstanding term loan for $2.0 million, which will be paid in full during 2000. The interest rate on the loan is 7.1% and payments are made quarterly. We also had $18.8 million in 1999, $20.6 million in 1998, and $22.5 million in 1997, in notes payable to over 300 former shareholders in varying amounts over the next ten years.

    CH2M HILL believes its current sources of funds will be sufficient to satisfy its current operations and anticipated growth through 2000.

                     Derivatives and Financial Instruments

    We occasionally enter into forward contracts to hedge foreign currency risks and not for speculative purposes. At March 31, 2000 and 1999 and at December 31, 1999 and 1998, there were no significant forward contracts outstanding. Generally, we do not have derivative type instruments.

           Quantitative and Qualitative Disclosures About Market Risk

    Market risk is the risk of loss from adverse changes in market prices and interest rates. We manage our market risk by matching projected cash inflows from operations, financing activities and investing activities with projected cash outflows to fund debt payments, capital expenditures and other cash requirements. We may utilize debt or equity financing for general corporate purposes and acquisitions. Historically, we have used short-term variable rate borrowings under our unsecured revolving credit agreement although we do have $1.0 million currently outstanding on a term note to be repaid by June 30, 2000. Our earnings and cash flows are affected by changes in interest rates affecting our variable rate borrowings under our bank credit facility. During the first quarter of 2000 there were no significant amounts outstanding on the bank credit facility. The interest rates on CH2M Hill's short-term and long-term borrowings approximate fair value.

                    New Accounting Standards Not Yet Adopted

    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishes fair value accounting and reporting standards for derivative instruments and hedging activities. CH2M HILL will adopt SFAS No. 133 in the first quarter of fiscal 2001. CH2M HILL is currently assessing the effect of adoption, if any, on its financial position, results of operations, and cash flows.

               EMPLOYEE BENEFIT PLANS AND DIRECT STOCK PURCHASES

    CH2M HILL maintains a number of plans that provide benefits to employees of CH2M HILL and its affiliates. Under some of these plans, employees of CH2M HILL and most of our affiliates may acquire common stock or beneficial interests in common stock held in trusts. Employees may also purchase stock directly through the internal market. The material provisions of the plans are summarized below in general terms. We encourage you to read the plan documents, which will be made available to you on request and which have been filed as exhibits with the Securities and Exchange Commission.

                 -----------------------------------------------------------------------
                 Plans at a Glance        How Plan Works         CH2M HILL Contribution
----------------------------------------------------------------------------------------
  Stock         Stock Purchase Plan   Payroll withholding       In 2000, 10% of purchase
  Purchase and                        (1%-10% of                price; thereafter as
  Deferred                            compensation) to          determined by the Board
  Compensation                        purchase common stock     of Directors
                                      with after-tax dollars
                ------------------------------------------------------------------------
                Pre-Approved Direct   Purchase 5,000 shares     None
                Stock Purchase        or less on any trade
                                      date
                ------------------------------------------------------------------------
                Direct Stock          Request approval from     None
                Purchase through      Ownership and
                offer cycle           Incentive Compensation
                                      Committee to purchase
                                      over 5,000 shares
                ------------------------------------------------------------------------
                Deferred              Deferral of               For payroll deductions
                Compensation Plans    compensation to be        into the pre-tax
                                      paid at a later date      deferred compensation
                                      in shares of common       plan, in 2000, 10% of
                                      stock                     purchase price;
                                                                thereafter as determined
                                                                by the Board of
                                                                Directors
----------------------------------------------------------------------------------------
  Retirement    401(k) Plan           Invest pre-tax for        Matching contributions
  Plans                               retirement via payroll    determined by each
                                      withholding               member employer limited
                                                                to a percentage of
                                                                compensation or a
                                                                specified dollar amount
                                      Meet eligibility          Defined contribution
                                      requirements              determined by each
                                                                member employer, subject
                                                                to Board approval and
                                                                limitations set forth in
                                                                the plan
----------------------------------------------------------------------------------------
  Stock         Stock Bonus           Grant of shares           Full value of shares
  Incentives                          directly or through       awarded by CH2M HILL
                                      deferred compensation,
                                      with or without
                                      vesting restrictions
                ------------------------------------------------------------------------
                Stock Options         Right to purchase         Right to appreciation on
                                      shares or equivalents     option shares over the
                                      within 5 years at the     option period
                                      stock price on the
                                      grant date, subject to
                                      3-year vesting
----------------------------------------------------------------------------------------

                    Retirement and Tax-Deferred Savings Plan

    The Retirement and Tax-Deferred Savings Plan, a 401(k) plan, is a profit sharing plan that includes a cash or deferred arrangement that is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code. This means that contributions to the 401(k) plan receive favorable federal income tax treatment.

Employees Eligible to Participate in the 401(k) Plan

    All of our employees are eligible to participate in the 401(k) plan, except:

  . Leased employees

  . Temporary employees

  . Employees of affiliates that have not adopted the 401(k) plan

    As of January 1, 2000, none of CH2M HILL's foreign affiliates have adopted the 401(k) plan. Most domestic affiliates of CH2M HILL have adopted the 401(k) plan but some of those domestic affiliates have not adopted the provisions of the 401(k) plan relating to defined contributions or matching contributions. CH2M HILL and its affiliates that have adopted the 401(k) plan are referred to in this description as "member employers."

Timing of Participation in the 401(k) Plan

    Each eligible employee can participate in the 401(k) plan with respect to employee contributions and matching contributions, if applicable, beginning on:

  . The first date of hire, or

  . The first day of the first full pay period that begins on or after the employee's date of hire


    Each eligible employee begins to participate in the 401(k) plan with respect to defined contributions (if applicable), as of the first day of the first month that begins on or after the eligible employee completes a twelve-month period of service during which the employee is credited with at least 1,000 hours of service.

Contributions to the 401(k) Plan

    Employee Contributions. The 401(k) plan allows a participant to elect to defer a portion of the participant's compensation for a calendar year, subject to limits, and to have that deferred amount contributed to the participant's employee contribution account in the 401(k) plan.

    Matching Contributions. Each member employer may, but is not required to, make matching contributions each calendar quarter. Matching contributions may be made in an amount that is based on a percentage of the employee's contributions for the calendar quarter up to 4% of the employee's compensation, or limited to a specified dollar amount per employee. Matching contributions to the 401(k) plan are generally made in cash.

    Defined Contributions. Each member employer may, but is not required to, make defined contributions to the 401(k) plan on behalf of that member employer's employees. The amount of each member employer's annual defined contribution, if any, is determined by the Board of Directors of CH2M HILL.

    Each member employer's defined contributions to the 401(k) plan are allocated to the defined contribution accounts of eligible employees of that member employer. A participant in the 401(k) plan is eligible to receive a defined contribution for a calendar year if any of the following apply:

  . The participant completed 1,000 hours of service during the calendar year and was employed by the member employer at the end of the calendar year

  . The participant retired during the calendar year at or after age 65, or age 55 if the participant has at least five years of service

  . The participant died during the calendar year

  . The participant became permanently disabled during the calendar year

    Each eligible participant receives a proportionate share of the member employer's defined contribution for the calendar year. Each eligible participant's proportionate share is determined by dividing that participant's eligible compensation for the calendar year by the total eligible compensation for the calendar year of all eligible participants. Eligible compensation is an employee's basic hourly wage, times the number of regular hours worked during the year. Eligible compensation for 2000 is limited to $170,000 under Section 401(a)(17) of the Internal Revenue Code.

    Rollover Contributions. Participants or potential participants may transfer a rollover contribution from another qualified retirement plan to the 401(k) plan.

    Contribution Limitations. The maximum contribution for any calendar year which CH2M HILL or its affiliates may make to the 401(k) plan for the benefit of a participant, (including employee contributions, but excluding rollover contributions), plus forfeitures, may not exceed the lesser of $30,000 or 25% of the participant's compensation for the calendar year. The $30,000 limit will be adjusted for cost of living in accordance with rules of the Secretary of the Treasury.

Investment of Contributions to the 401(k) Plan

    Defined contributions to the 401(k) plan are normally invested entirely in CH2M HILL common stock.

    Employee contributions, rollover contributions, and matching contributions to the 401(k) plan are invested in various investment alternatives selected by the trustees, as directed by the participants.

    As of January 1, 2000, the investment alternatives offered by the trustees are as follows:

  Fidelity Retirement Government Money Market Portfolio

  CH2M HILL Fixed Income Fund

  Fidelity Balanced Fund

  Fidelity Equity-Income Fund

  Spartan U.S. Equity Index Fund

  Fidelity Magellan Fund

  Fidelity Growth Company Fund

  PIMCO Mid Cap Growth Fund

  Janus Worldwide Fund

  Company Stock Fund (invested in common stock of CH2M HILL)

    The following tables summarize, as of the dates indicated, the investment performance of each of the investment funds for the last four years, except for the Company Stock Fund, which did not exist during the last four years. The summary is based on an initial investment of $100 in each investment fund as of December 31, 1996. Past performance is not a guarantee of future results. The funds may, therefore, perform worse or better in the future than they performed in the past.

             Fidelity Retirement Government Money Market Portfolio

                                                                        Percent
                                                                        Increase
    Valuation as of                                          Unit Value for Year
    ---------------                                          ---------- --------
   December 31, 1996........................................  $100.00      --
   December 31, 1997........................................  $105.38     5.38%
   December 31, 1998........................................  $110.96     5.30%
   December 31, 1999........................................  $116.41     4.91%

                          CH2M HILL Fixed Income Fund
                                                                        Percent
                                                                        Increase
    Valuation as of                                          Unit Value for Year
    ---------------                                          ---------- --------
   December 31, 1996........................................  $100.00      --
   December 31, 1997........................................  $106.13     6.13%
   December 31, 1998........................................  $112.62     6.12%
   December 31, 1999........................................  $120.20     6.73%

                             Fidelity Balanced Fund

                                                                        Percent
                                                                        Increase
    Valuation as of                                          Unit Value for Year
    ---------------                                          ---------- --------
   December 31, 1996........................................  $100.00      --
   December 31, 1997........................................  $123.45    23.45%
   December 31, 1998........................................  $148.41    20.22%
   December 31, 1999........................................  $161.55     8.85%

                          Fidelity Equity-Income Fund
                                                                        Percent
                                                                        Increase
    Valuation as of                                          Unit Value for Year
    ---------------                                          ---------- --------
   December 31, 1996........................................  $100.00      --
   December 31, 1997........................................  $129.98    29.98%
   December 31, 1998........................................  $146.26    12.53%
   December 31, 1999........................................  $156.73     7.16%

                         Spartan U.S. Equity Index Fund
                                                                        Percent
                                                                        Increase
    Valuation as of                                          Unit Value for Year
    ---------------                                          ---------- --------
   December 31, 1996........................................  $100.00      --
   December 31, 1997........................................  $133.04    33.04%
   December 31, 1998........................................  $170.93    28.48%
   December 31, 1999........................................  $206.24    20.66%

                             Fidelity Magellan Fund
                                                                        Percent
                                                                        Increase
    Valuation as of                                          Unit Value for Year
    ---------------                                          ---------- --------
   December 31, 1996........................................  $100.00      --
   December 31, 1997........................................  $122.79    22.79%
   December 31, 1998........................................  $169.16    33.63%
   December 31, 1999........................................  $209.84    24.05%

                          Fidelity Growth Company Fund
                                                                        Percent
                                                                        Increase
    Valuation as of                                          Unit Value for Year
    ---------------                                          ---------- --------
   December 31, 1996........................................  $100.00      --
   December 31, 1997........................................  $118.91    18.91%
   December 31, 1998........................................  $151.29    27.23%
   December 31, 1999........................................  $271.52    79.47%

                           PIMCO Mid Cap Growth Fund
                                                                        Percent
                                                                        Increase
    Valuation as of                                          Unit Value for Year
    ---------------                                          ---------- --------
   December 31, 1996........................................  $100.00      --
   December 31, 1997........................................  $133.87    33.87%
   December 31, 1998........................................  $144.33     7.81%
   December 31, 1999........................................  $162.60    12.66%

                              Janus Worldwide Fund

                                                                        Percent
                                                                        Increase
    Valuation as of                                          Unit Value for Year
    ---------------                                          ---------- --------
   December 31, 1996........................................  $100.00      --
   December 31, 1997........................................  $120.51    20.51%
   December 31, 1998........................................  $151.69    25.87%
   December 31, 1999........................................  $249.33    64.37%

    Except for investments in the Company Stock Fund, participants may transfer amounts among the investment alternatives in accordance with rules established by the trustees.

    Amounts invested in the Company Stock Fund, other than defined contributions, which are always invested in common stock, may be transferred into other investment alternatives only as of a trade date. If a participant wishes to transfer amounts invested in the Company Stock Fund into another investment alternative as of a trade date, the trustees will direct the sale in the internal market of an appropriate number of shares of common stock held in the Company Stock Fund on that trade date. If only a portion of the common stock offered for sale by the 401(k) plan in the internal market is sold, only that portion of the participant's investment in the Company Stock Fund will be transferred into the other investment alternatives. The remaining portion of the participant's investment in the Company Stock Fund will remain in the Company Stock Fund. Thus, a participant's ability to transfer amounts out of the Company Stock Fund may be restricted. A participant considering an investment in the Company Stock Fund should read this entire Prospectus, particularly the sections entitled "Risk Factors" and "Internal Market Information."

    Amounts invested in investment alternatives other than the Company Stock Fund may not ordinarily be transferred into the Company Stock Fund. However, the trustees may from time to time permit the transfer of amounts held in other investment alternatives into the Company Stock Fund, subject to any restrictions and conditions that the trustees deem to be appropriate.

    It is the current intent of the trustees to keep all amounts allocated to the Company Stock Fund invested in common stock, except for cash reserves for distributions and expenses.

Vesting in Accounts in the 401(k) Plan

    Each participant in the 401(k) plan is, at all times, 100% vested in amounts allocated to the participant's rollover contribution account and employee contribution account.

    Amounts allocated to a participant's defined contribution account and matching contribution account are subject to the following vesting schedule depending on whether the participant is employed by Operations Management International, Inc. ("OMI").:

  Completed                   Amount Vested
   Years of    Amount Vested    (Non-OMI
   Service    (OMI Employees)  Employees)
      1              20%             0%
-------------------------------------------
      2              40%            20%
-------------------------------------------
      3              60%            40%
-------------------------------------------
      4              80%            60%
-------------------------------------------
      5             100%            80%
-------------------------------------------
      6             100%           100%

    A participant's defined contribution account and matching contribution account become fully vested if the participant is still employed by CH2M HILL or an affiliate and any of the following occurs:

  . The participant reaches age 65, or age 55 if the participant has at least five years of service

  . The participant becomes permanently disabled

  . The participant dies

Loans from the 401(k) Plan

    Loans from the 401(k) plan are available to any participant who is an active employee of CH2M HILL or an affiliate. The total amount of a loan to a participant from the 401(k) plan may not exceed $50,000. This $50,000 limit is reduced by the participant's highest outstanding loan balance during the twelve months before the date on which a loan is obtained. The total amount of a loan to a participant in the 401(k) plan is further limited to 50% of the participant's vested interest in the participant's employee contribution, matching contribution and rollover contribution accounts in the 401(k) plan. The loan may not exceed the portion of the combined amount in these accounts invested in investment alternatives other than the Company Stock Fund. The minimum loan amount is $1,000. A participant may only have one loan outstanding at any time.

    A loan must be repaid within five years, unless the loan is used to acquire the principal residence of the participant, in which case the term of the loan may be up to 25 years. Loan payments must be repaid through payroll deductions. Loans are secured by up to 50% of the participant's vested account balance in the 401(k) plan. Loans bear interest at the interest rates in effect at the CH2M HILL Federal Credit Union at the time the loan is granted.

Distributions and Withdrawals from the 401(k) Plan

    If a participant in the 401(k) plan terminates employment with us and if the value of the vested portion of the participant's account in the 401(k) plan does not exceed $5,000, the vested portion of the participant's account in the 401(k) plan will be distributed to the participant in a lump sum cash payment as soon as reasonably practicable.

    If a participant in the 401(k) plan terminates employment with us and if the value of the vested portion of the participant's account in the 401(k) plan is greater than $5,000, the participant may request an immediate distribution or may elect to defer distribution until a later date. If distribution is deferred, the participant's account will remain invested in accordance with the 401(k) plan until the participant requests distribution. In any case, distribution from the 401(k) plan must begin when the participant reaches age 70 1/2.

    A participant who has reached age 59 1/2 may request a distribution of the participant's employee contribution account or the participant's rollover account even if the participant has not terminated employment with CH2M HILL and its affiliates.

    When a participant requests a distribution from the 401(k) plan, the distribution will be made in cash in a lump sum as soon as reasonably practicable. If the participant's account in the 401(k) plan includes common stock, the portion of the participant's account invested in common stock will be distributed in cash as soon as reasonably practicable after the common stock is sold on the internal market or to CH2M HILL. CH2M HILL intends to purchase from the 401(k) plan on each trade date sufficient common stock to permit distributions to all participants whose requests for distributions are pending. On some trade dates, however, CH2M HILL may not purchase from the 401(k) plan sufficient common stock to permit distributions to all participants whose requests for distributions are pending. In that case, distribution of some or all of the portion of a participant's account invested in common stock may be delayed until a subsequent trade date.

    If a participant dies while employed by CH2M HILL or an affiliate, distribution of the participant's account in the 401(k) plan will be made to the participant's spouse or, if the participant's spouse has given proper consent or if the participant has no spouse, to the beneficiary designated by the participant. A surviving spouse of a deceased participant may delay distribution of the participant's account in the 401(k) plan for up to five years from the date of death. A distribution from the account will be made in accordance with the procedures described in the previous paragraph.

    The 401(k) plan permits a participant to obtain a hardship withdrawal from the participant's employee contribution account or rollover contribution account if there is an immediate and heavy financial need which may not reasonably be met by the participant's other resources. The amount of a hardship withdrawal may not exceed the amount required to meet the immediate financial need, including any taxes or penalties resulting from the withdrawal, and may be subject to various other limitations.

Administration

    The 401(k) plan is administered by the trustees. The trustees have the power to supervise the 401(k) plan operations, including the power and authority to do all of the following:

  . Allocate fiduciary responsibilities among the fiduciaries of the 401(k) plan

  . Designate agents to carry out responsibilities relating to the 401(k) plan

  . Employ legal, actuarial, accounting, and other assistance as the trustees may deem appropriate in carrying out the terms of the 401(k) plan

  . Establish rules and regulations for the administration of the 401(k) plan

  . Administer, interpret, construe and apply the plan and determine questions relating to eligibility, the amount of any participant's service and the amount of benefits to which any participant or beneficiary is entitled

  . Determine the manner in which the 401(k) plan's assets are disbursed

Pass-Through Voting and Tendering of Common Stock

    Each participant in the 401(k) plan has the right to instruct the trustees on a confidential basis how to vote the participant's interest in common stock held in the 401(k) plan. The trustees will vote all allocated shares held in the 401(k) plan as to which no voting instructions are received, together with all unallocated shares held in the 401(k) plan, in the same proportion as the allocated shares for which voting instructions have been received are voted. The trustees are required to notify participants of their pass-through voting rights prior to each meeting of shareholders.

    In the event of a tender or exchange offer for the common stock, each participant in the 401(k) plan has the right to instruct the trustees on a confidential basis whether or not to tender or exchange the participant's proportionate interest in common stock held in the 401(k) plan. The trustees will not tender or exchange any allocated shares unless instructions are received from participants. Shares held in the 401(k) plan which have not yet been allocated to the accounts of participants will be tendered or exchanged by the trustees in the same proportion as the allocated shares held in the 401(k) plan are tendered or exchanged.

    The trustees' duties with respect to voting and tendering of common stock are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). These fiduciary provisions of ERISA may require, in limited circumstances, that the trustees override the votes, or decisions whether or not to tender, of participants with respect to common stock and to determine, in the trustees' best judgment, how to vote the shares or whether or not to tender the shares.

Trustees of the 401(k) Plan

    The current trustees of the 401(k) plan are Fred K. Berry, Samuel H. Iapalucci, Stan Vinson, Sharon Schlechter, and Cliff Thompson, all of whom are officers of the Company or its affiliates.

    Generally, the trustees have all the rights afforded a trustee under applicable law. Subject to limitations in the 401(k) plan, the trustees' rights include, but are not limited to, the right to:

  . Invest and reinvest the funds held in the 401(k) plan's trust in any investment of any kind

  . Retain or sell the securities and other property held in the 401(k) plan's trust

  . Consent or participate in any reorganization or merger in regard to any corporation whose securities are held in the 401(k) plan's trust

    -- In the case of the common stock, such rights are subject to the participants' pass-through voting rights and right to instruct the trustees in the event of a tender or exchange offer

  . Exercise all the rights of the holder of any security held in the 401(k) plan's trust, including the right to vote such securities

    -- In the case of the common stock, such rights are subject to the participants' pass-through voting rights

  . Vote proxies and exercise any other similar rights of ownership

  . Lend to participants in the 401(k) plan such amounts as may be permitted under the 401(k) plan

    The trustees receive no compensation from the 401(k) plan for their service as trustees of the 401(k) plan. Expenses incurred in the establishment, administration and operation of the 401(k) plan are paid by the 401(k) plan unless CH2M HILL elects to pay such expenses.

Administrative Services

    CH2M HILL has entered into an agreement with Fidelity Institutional Retirement Services Company to provide recordkeeping and other administrative services to the 401(k) plan. Fidelity's fees for these services are paid by the 401(k) plan.

Account Statements

    Each participant is furnished with a quarterly statement of the participant's account in the 401(k) plan.

Amendment and Termination

    CH2M HILL has reserved the right to amend the 401(k) plan at any time, for any reason and without prior notice, except that no such amendment may have the effect of:

  . Generally causing any assets of the 401(k) plan's trust to be used for or diverted to any purpose other than providing benefits to participants and their beneficiaries and defraying expenses of the 401(k) plan, except as permitted by applicable law

  . Depriving any participant or beneficiary, on a retroactive basis, of any benefit to which they would otherwise be entitled had the participant's employment with us terminated immediately prior to the amendment

  . Increasing the liabilities or responsibilities of the trustees without their written consent

    CH2M HILL has also retained the right to terminate the 401(k) plan at any time and for any reason. In addition, CH2M HILL may discontinue contributions to the 401(k) plan, but any such discontinuation does not automatically terminate the 401(k) plan as to funds and assets then held by the trustees.

ERISA

    The 401(k) plan is subject to ERISA, including reporting and disclosure obligations, fiduciary standards and prohibited transaction rules. Since the 401(k) plan is an individual account plan under ERISA, it is not subject to the jurisdiction of the Pension Benefit Guaranty Corporation under Title IV of ERISA and none of the 401(k) plan's benefits are guaranteed by the Pension Benefit Guaranty Corporation.

Federal Income Tax Consequences

    The following paragraphs summarize the material federal income tax consequences of participating in the 401(k) plan. This summary is intended to be general and is not intended to address every federal income tax issue that may arise from participation in the 401(k) plan. This summary does not address state or local tax issues, which may be significant. Each participant in the 401(k) plan should consider obtaining professional tax advice with respect to the plan's tax impact on that participant.

    The 401(k) plan is intended to qualify under Section 401(a) of the Internal Revenue Code. Qualification under Section 401(a) of the Internal Revenue Code generally produces the following federal income tax results with respect to contributions, income and earnings, and distributions and loans from, the 401(k) plan.

    Contributions to the 401(k) Plan. A participant will not be subject to federal income tax on CH2M HILL contributions to the 401(k) plan at the time those contributions are made.

    A participant in the 401(k) plan who makes employee contributions will exclude the amount of those employee contributions from the participant's gross income.

    Neither the participant nor CH2M HILL will be subject to federal employment taxes on CH2M HILL contributions to the 401(k) plan. Employee contributions to the 401(k) plan will be subject to federal employment taxes.

    The 401(k) plan will not be subject to federal income tax on contributions made to the 401(k) plan by CH2M HILL.

    Subject to limits contained in the 401(k) plan, CH2M HILL will be able to deduct the amounts that it contributes to the 401(k) plan, including amounts contributed to the 401(k) plan as employee contributions. The amount of CH2M HILL's deduction will generally be equal to the amount of the contributions.

    Income and Appreciation of the 401(k) Plan. Participants will not be subject to federal income tax on income or appreciation in their accounts in the 401(k) plan until distributions are made or deemed to be made to the participant.

    The 401(k) plan will not be subject to federal income tax on its income or appreciation, except to the extent that the 401(k) plan realizes unrelated business taxable income.

   Distributions from the 401(k) Plan.   Distributions from the 401(k) plan
will be subject to federal income tax under complex rules that apply generally to distributions from all tax-qualified retirement plans.

    In general, a distribution from the 401(k) plan will be taxable in the year of receipt as ordinary income unless the recipient is eligible for and elects to make a qualifying "rollover" to an individual retirement account or to another qualified plan.

    An early distribution from the 401(k) plan will result in an additional 10% tax on the taxable portion of the distribution. Early distributions are all distributions made before the participant has reached age 59 1/2 unless:

  . The participant is permanently disabled

  . The distribution is made after termination of employment due to the death of the participant

  . The distribution is made after termination of employment to a participant who terminated employment during or after the calendar year the participant attained the age of 55

    Exceptions from the 10% additional tax apply to distributions that are rolled over to an individual retirement account or to another qualified plan and to distributions that are used for deductible medical expenses.

    A participant, or the participant's spouse in the event of the participant's death, who receives a distribution from the 401(k) plan, other than mandatory distributions after age 70 1/2, and wishes to defer immediate tax on the distribution, may transfer or "rollover" all or part of the distribution to an individual retirement account. The participant may rollover the distribution to another qualified retirement plan. To be effective, the rollover must be completed within 60 days of receipt of the distribution. Alternatively, the participant or spouse may request a direct transfer from the 401(k) plan to an individual retirement account or, in the case of the participant, to another qualified retirement plan.

    A participant or a participant's spouse who does not arrange a direct transfer to an individual retirement account or to another qualified plan will be subject to federal income tax withholding at a rate of 20% of the distribution, even if the participant or spouse later makes a rollover.

    A participant or the participant's spouse who makes a valid rollover to an individual retirement account or to another qualified plan will defer payment of federal income tax until such time as such participant or spouse actually begins to receive distributions from the individual retirement account or other qualified plan.

    Loans from the 401(k) Plan. A loan from the 401(k) plan is generally not considered to be a distribution and is not subject to federal income tax when made. Interest paid by the participant on a loan from the 401(k) plan will generally not be deductible.

                             1999 Stock Option Plan

    The Board adopted the 1999 Stock Option Plan on November 6, 1998. The stock option plan is not subject to ERISA. The shareholders of CH2M HILL approved the stock option plan on December 18, 1998. The stock option plan was effective as of January 1, 1999.

                               What is an Option?
--------------------------------------------------------------------------------

 A stock option is a contract between CH2M HILL and you, which allows you to buy common stock at a price set when you receive the option, even if the value of the stock has changed by the time you exercise the option. When you exercise stock options, you are simply buying shares of common stock.

 Shares issued when an option is exercised will be subject to the same transfer restrictions as other shares of common stock.

Administration of the Stock Option Plan

    The stock option plan is administered by the Ownership and Incentive Compensation Committee ("O&IC Committee"). The O&IC Committee is appointed by the Board of Directors. The O&IC Committee consists of two or more members of the Board of Directors and other individuals appointed by the Board of Directors.

    The following individuals are the current members of the O&IC Committee:
Joseph A. Ahearn, Kenneth F. Durant, Donald S. Evans, James J. Ferris, Steve D. Guttenplan, Philip G. Hall, Michael D. Kennedy, Susan D. King, Michael Y. Marcussen, Ralph R. Peterson, Jill T. Shapiro Sideman and Cliff G. Thompson.

    The O&IC Committee decides which of our eligible participants, who are employees, directors and consultants of CH2M HILL will be granted options to buy common stock under the stock option plan. The O&IC Committee also determines all of the terms and conditions of each stock option granted under the stock option plan, such as:

  . The manner in which the stock option may be exercised

  . Whether there are conditions that must be met before the stock option may be exercised

  . The exercise price that must be paid in order to buy common stock upon exercise of each stock option

  . When the stock option becomes vested and may be exercised

  . Whether or under what circumstances the optionee will receive interests in the pre-tax or after-tax deferred compensation trusts in lieu of common stock upon exercise of the stock option

    We intend to grant stock options at the fair market value of the common stock on the day that a stock option is granted, which is the price for the common stock in effect at the time of the grant. In any case, the exercise price cannot be less than 90% of the fair market value of the common stock on the day that the stock option is granted. Although the Stock Option Plan permits the issuance of both "incentive" and "nonqualified" stock options, the O&IC Committee does not intend to issue incentive stock options, and no incentive stock options will be granted unless we first provide appropriate disclosure to potential recipients.

    The O&IC Committee is not required to provide the same terms and conditions in each stock option agreement. Stock options granted to different participants or at different times may contain different terms and conditions, including different exercise prices.

Limits on Stock Options Granted Under the Stock Option Plan

    Under the stock option plan, the O&IC Committee may grant cancellable stock options for up to 8,000,000 shares of common stock, subject to adjustments. As of March 31, 2000, 3,299,360 stock options had been issued under the stock option plan.

Stock Options May Be Restricted

    The O&IC Committee may provide in the grant of a stock option that the exercise of the stock option is restricted or conditional. For example, the O&IC Committee may provide in the grant of a stock option that the stock option cannot be exercised unless the optionee agrees to sell the common stock acquired as a result of the exercise in the internal market on the next trade date or agrees to transfer the common stock acquired to a deferred compensation trust.

--------------------------------------------------------------------------------
                                What is Vesting?
--------------------------------------------------------------------------------

 A participant who receives options usually has to "earn" them over time by staying with CH2M HILL.

 We expect that most options will be vested ("earned") over three years:

 . 25% vested one year from the date of grant

 . 25% more vested two years from the date of grant

 . The remaining 50% vested three years from the date of grant

 You may not exercise an option until it is vested.

Exercise of Stock Options

    If the O&IC Committee grants a stock option to a participant, the participant may exercise the stock option after all conditions described in the stock option agreement, including vesting, have been met and before the stock option expires.

    The participant may exercise a stock option by following the procedures for exercise described in the stock option agreement. These procedures will include providing written notice of exercise to CH2M HILL, paying the exercise price, and paying any amount required for federal, state, or local income tax withholding as a result of the employee's exercise of the stock option as described below. The procedures may also include other requirements imposed by the O&IC Committee from time to time.

Payment for Common Stock Bought Pursuant to the Exercise of a Stock Option Granted Under the Stock Option Plan

    Payment for shares of common stock bought pursuant to the exercise of a stock option may be made in cash or a personal check payable to CH2M HILL.

    Unless the O&IC Committee provides otherwise, payment for stock option exercises may also be made by surrendering to CH2M HILL shares of common stock already owned by the participant and held for more than six months. The O&IC Committee may also permit payment to be made by transferring interests in the pre-tax or after-tax deferred compensation trust representing shares of common stock held for more than six months. If the participant uses shares of common stock (or interests in a deferred compensation trust) that the participant already owns as payment for the exercise of a stock option, then the number of shares given to the participant upon exercise will be the difference between the number of shares bought through the stock option exercise and the number of shares already owned by the participant.

--------------------------------------------------------------------------------
                          Examples of Option Exercises
--------------------------------------------------------------------------------
 Assumptions:
 . Participant was granted 100 options at an exercise price of $10 per share
 . Participant exercises 100 options with an exercise price of $10 per share when the price per share of common stock is $20 per share
 . Participant already owns 200 shares of common stock
 . Combined federal, state and FICA tax rate is 42%

------------------------------------------------------------------------------------------------------
 Stock for Stock Transaction:                          Cash Transaction:
1.  Number of Options to be                            1. Number of Options to be Exercised        100
    Exercised                              100         2. Option Exercise Price                 $   10
2.  Option Exercise Price               $   10         3. Cost to Participant (1 x 2)           $1,000
3.  Cost to Participant (1 x 2)         $1,000         4. Current Stock Price                   $   20
4.  Current Stock Price                 $   20         5. Value of Options Exercised (1 x 4)    $2,000
5.  Number of Shares to be                             6. Gain (5 - 3)                          $1,000
    Exchanged (3/4)                         50         7. Applicable Tax (6 x 42%)              $  420
6.  Newly Acquired Shares (1 - 5)           50         8. Total Amount Owed by Participant to
7.  Value of Options Exercised (1 x 4)  $2,000            CH2M Hill (3 + 7)                     $1,420
8.  Gain (5 - 3)                        $1,000         9. Cash to be Paid by Participant as
9.  Applicable Tax (6 x 42%)            $  420            Payment for Option Exercise           $1,420
10. Stock Sold to Pay Taxes (9/4)           21
11. Total Additional Shares to be
    Received by Employee (6 - 10)           29
------------------------------------------------------------------------------------------------------

 The shares exchanged in a stock-for-stock transaction are treated as a "Like Kind" exchange which does not trigger the recognition of capital gains. The shares exchanged carry their original tax basis and acquisition date. Newly acquired shares have a basis equal to the fair market value at the time of exercise. The shares sold to pay taxes represent new shares acquired through the exercise of the option and would therefore not trigger any capital gains.
--------------------------------------------------------------------------------

    Payment may also be made in a combination of cash, a personal check, and shares of common stock, unless the O&IC Committee provides that payment by shares of common stock will not be allowed. If shares of common stock owned by the participant are used to pay all or part of the purchase price, the value assigned to each share will be equal to the price of the common stock on the date of exercise of the stock option.

Expiration of Stock Options Granted Under the Stock Option Plan

    A stock option granted to a participant may not be exercised after the stock option expires. A stock option expires on the expiration date set forth in the stock option agreement. The O&IC Committee generally intends to grant stock options that expire five years after the date on which the stock options are granted.

    Regardless of the date stated in the stock option agreement, a stock option granted under the stock option plan and not previously exercised will terminate when the participant terminates employment with us voluntarily, unless the stock option agreement provides that the stock option may be exercised after termination of employment.

    The O&IC Committee generally intends to permit the exercise of a stock option granted under the stock option plan within ninety days after termination of employment with us due to retirement. If a participant terminates employment with us due to disability or death, the O&IC Committee generally intends to permit the stock option to be exercised within one year after the date on which the participant's employment terminates due to the disability or death.

    A participant may work for an affiliate of CH2M HILL that becomes ineligible to participate in the stock option plan. For example, an affiliate may become ineligible to participate because CH2M HILL's interest in the affiliate is sold. In that case, stock options held by the participant will become immediately exercisable, but the participant will be considered to terminate employment with us on the day that the affiliate becomes ineligible to participate in the stock option plan. Therefore, the participant will be able to exercise the stock options only if and to the extent that the stock option agreement permits the participant to exercise the stock options on termination of employment.

Amendment and Termination of the Stock Option Plan

    The Board of Directors may amend or terminate the stock option plan at any time. Any amendment or termination of the stock option plan will not change the terms of any stock option agreement already in place at the time of such amendment or termination unless the participant agrees to such change. The following changes may not be made by the Board without shareholder approval:

  . Increasing the number of shares of common stock available under the stock option plan

  . Reducing the minimum price at which stock options may be granted under the stock option plan

  . Changing the class of participants who may be granted stock options under the stock option plan

    The stock option plan will terminate on December 31, 2008. No stock options will be granted under the stock option plan after that date. Any stock option agreement already in place on December 31, 2008, will remain in effect until the stock options covered by that stock option agreement are exercised or expire.

Corporate Reorganization, Sale of Assets, or Change in Control

    If CH2M HILL experiences a stock split, a stock dividend, a recapitalization, or a similar transaction that changes the number of outstanding shares of common stock without receipt of payment by CH2M HILL, the O&IC Committee will adjust the number of shares of common stock that may be bought under outstanding stock options and the exercise price that must be paid to buy shares of common stock under outstanding stock options, in order to reflect the change in the common stock.

    If a change in control of CH2M HILL occurs, then all outstanding stock options granted under the stock option plan may be exercised immediately, even if the conditions on exercise stated in the stock option agreement have not been met. Currently, a change in control of CH2M HILL occurs when one person or a group of persons, other than an employee benefit plan, acting jointly, acquires at least 50% of the common stock. The Board of Directors intends to lower the percentage from 50% to 25% in 2000. A change in control can also occur when CH2M HILL agrees to a merger in which CH2M HILL is not the surviving company, or when CH2M HILL disposes of a majority of its assets. The O&IC Committee will determine whether a change in control of CH2M HILL has occurred.

    For example, if CH2M HILL experiences a merger, liquidation, reorganization, or similar transaction in which CH2M HILL is not the surviving corporation, the O&IC Committee will either:

  . Convert outstanding stock options into comparable options to buy stock in the surviving corporation; or

  . Require that outstanding stock options be exercised within a specific period of time before the effective date of the transaction or be forfeited.

    In connection with the transaction, if there is not a change in control of CH2M HILL, the O&IC Committee may, but is not required to, provide that any outstanding stock options granted under the stock option plan may be exercised immediately, even if the conditions on exercise stated in the stock option agreement have not been met.

Federal, State, and Local Income Tax Withholding

    The federal income tax consequences of the grant and exercise of stock options under the stock option plan are described below. Sometimes the exercise of a stock option or the sale of shares of common stock bought through the exercise of a stock option may produce compensation income to a participant. In that case, your employer may be required to withhold federal, state, and local income taxes with respect to the amount of compensation income you recognized, as though that amount was paid to you by your employer. Your employer may satisfy this withholding obligation by withholding the required amount from other amounts, such as other compensation or wages, your employer paid to you. Alternatively, your employer may require you to pay the amount necessary to satisfy the withholding obligation. The payment of the amount necessary to satisfy the withholding obligation may be a prerequisite to the exercise of a stock option granted under the stock option plan.

--------------------------------------------------------------------------------
                              Are Options Taxable?
--------------------------------------------------------------------------------

 No. For tax purposes, options are not treated as having monetary value when they are granted to employees. Thus, they do not have an impact on your taxes when granted. After you exercise an option, however, the difference between the exercise price and the formula price in effect at that time is taxed as ordinary income.
--------------------------------------------------------------------------------

Federal Income Tax Consequences of Stock Options Granted Under the Stock Option Plan

    This summary of the material federal income tax consequences of the grant and exercise of stock options under the stock option plan does not address every federal income tax issue that may arise and does not address foreign, state or local tax issues, which may be significant.

    This summary does not address the tax consequences for incentive stock options because the O&IC Committee does not intend to grant incentive stock options.

    Each holder of stock options granted under the stock option plan should consider obtaining professional tax advice with respect to the tax impact of their stock options.

    Exercise of Nonqualified Stock Options With Cash. Generally, an individual will not be taxed when a stock option is granted. Instead, at the time the individual exercises a stock option, the individual will recognize ordinary income for federal income tax purposes. The amount of ordinary income recognized by the individual will be equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price. CH2M HILL generally will be entitled to a federal income tax deduction at that time and in the same amount that the individual realizes as ordinary income.

    If common stock bought through the exercise of a stock option is later sold or exchanged, then the difference between the sale price and the fair market value of the common stock on the date of exercise will be recognized as gain or loss to the seller. If the common stock is a capital asset in the seller's hands, the gain or loss on the sale will be long-term or short-term capital gain or loss, depending on whether the holding period for the common stock at the time of sale is more than 12 months or 12 months or less, respectively.

    When an individual exercises a stock option into interests in a deferred compensation trust, the individual does not recognize any gain or loss as a result of the exercise of the stock option. However, when the interests in a deferred compensation trust which were obtained through the exercise of stock options are surrendered and the underlying shares of stock are sold resulting in a cash payment to the individual that event will be taxed as ordinary income in an amount equal to the fair market value of the stock less the exercise price previously paid by the individual.

    Exercise of Nonqualified Stock Options With Shares of Common Stock. If payment of the exercise price under a stock option is made by surrendering previously owned shares of common stock, the following rules apply:

  . No gain or loss will be recognized as a result of the tendering of shares in
   exchange for an equal number of shares available through the exercise of nonqualified stock options

  . Any additional shares received will be taxed as ordinary income in an amount equal to the fair market value of the shares at the time of exercise

    Exercise of Nonqualified Stock Options With Interests in a Deferred Compensation Trust. If payment of the exercise price under a stock option is made by surrendering previously owned interests in a deferred compensation trust, the following rules apply:

  . No gain or loss will be recognized as a result of the exercise of nonqualified stock options into interests in a deferred compensation trust

  . If interests in a pre-tax deferred compensation trust are surrendered by the individual to pay the exercise price such interests will be taxed as ordinary income

  . If interests in a post-tax deferred compensation trust are surrendered by the individual to pay the exercise price, gain on such interests will be taxed as ordinary income

  . When the interests in a deferred compensation trust which were obtained through the exercise of stock options are sold resulting in a cash payment to the individual, that event will be taxed as ordinary income in an amount equal to the fair market value of the stock delivered to the individual less the exercise price previously paid by the individual through the surrender of previously owned interests in the deferred compensation trust.

                   1999 Payroll Deduction Stock Purchase Plan

    We have recently established the stock purchase plan for the benefit of our employees and employees of certain of our affiliates. The stock purchase plan provides for the purchase of common stock through payroll deductions by participating employees. The stock purchase plan is intended to qualify under
Section 423 of the Internal Revenue Code. The stock purchase plan is not subject to ERISA.

Administration of the Stock Purchase Plan

    The stock purchase plan is administered by the O&IC Committee, which is the same committee that administers the stock option plan, described above.

    The O&IC Committee decides which affiliates of CH2M HILL will be eligible to participate in the stock purchase plan. The O&IC Committee also decides whether employees must meet eligibility requirements in order to participate in the stock purchase plan.

    The O&IC Committee may adopt rules for the administration of the stock purchase plan. The O&IC Committee interprets the stock purchase plan. The O&IC Committee's decisions on any questions that arise under the stock purchase plan are binding on all persons, including CH2M HILL and any employee who participates in the stock purchase plan.

Employees Eligible to Participate in the Stock Purchase Plan

    Generally, all employees of CH2M HILL and any participating affiliate may participate in the stock purchase plan. The O&IC Committee decides which affiliates of CH2M HILL may participate in the stock purchase plan.

    The O&IC Committee intends to exclude employees who normally work less than 20 hours per week and employees who normally work five or fewer months in a year from participating in the stock purchase plan.

    Any employee who owns five percent or more of CH2M HILL or of any subsidiary of CH2M HILL is excluded from participating in the stock purchase plan.

    An employee who terminates employment with CH2M HILL and all participating affiliates is no longer eligible to participate in the stock purchase plan. For this purpose, termination of employment includes death, disability, retirement, transfer to an affiliate that is not eligible to participate in the stock purchase plan, or any other termination of employment. If an employee becomes ineligible to continue participating in the stock purchase plan, any amount held in the employee's stock purchase account will be distributed to the employee.

Participating in the Stock Purchase Plan

    In order to participate in the stock purchase plan, an employee must deliver a written payroll deduction authorization form to the plan administrator of the stock purchase plan. The payroll deduction authorization form will tell the eligible employee's employer to withhold a specific percentage of the eligible employee's pay to be used to buy common stock under the stock purchase plan. The payroll deduction authorization form must provide for the deduction of at least 1% of the employee's pay, but no more than 10% of the employee's pay, in a whole number percentage. The employee may change the specified percentage at any time. However, an employee cannot purchase more than $25,000 of common stock under the stock purchase plan in any calendar year.

Purchases of Common Stock Under the Stock Purchase Plan

    CH2M HILL uses the amount in the employee's stock purchase account to buy common stock for the employee on each trade date.

    Each year, the Board of Directors will decide what percentage of the purchase price of common stock CH2M HILL will contribute toward the purchase of common stock under the stock purchase plan during that year. CH2M HILL's percentage may be as low as 0% or as high as 15%. As of January 1, 2000, CH2M HILL's percentage will be 10%. We will not actually contribute any amount to the employee's payroll deduction stock purchase account. Instead, we will add the contribution percentage to the amount in the employee's stock purchase account and use the combined amount to purchase common stock on each trade date. We will either buy the common stock on each trade date in the internal market, if available, or we will issue new shares of common stock.

Reservation of Common Stock for Purchase Under the Stock Purchase Plan

    CH2M HILL has reserved 1,000,000 shares of common stock to be sold under the stock purchase plan. This is in addition to any shares of common stock bought in the internal market under the stock purchase plan. The number of shares of common stock reserved for sale under the stock purchase plan can be changed by the O&IC Committee to reflect any stock split, stock dividend, recapitalization, or similar transaction that CH2M HILL may experience.

Distribution of Common Stock Bought Through the Stock Purchase Plan

    When shares of common stock are bought through the stock purchase plan, they will initially be held by CH2M HILL in the name of the employee. Before the next vote of shareholders, the shares of common stock bought through the stock purchase plan will be distributed to the employee. The employee may petition the O&IC Committee for an earlier distribution of the shares.

Restrictions on Common Stock Bought Through the Stock Purchase Plan

    All shares of common stock bought through the stock purchase plan will be subject to the restrictions on common stock contained in CH2M HILL's Restated Bylaws. Those restrictions are described below, in the section of this Prospectus called "Description of Capital Stock."

    An employee is not permitted to purchase common stock under the stock purchase plan if doing so would cause the employee to own more shares of common stock than the employee is permitted to own under CH2M HILL's Restated Bylaws.

Amendment and Termination of the Stock Purchase Plan

    The Board of Directors of CH2M HILL may amend or terminate the stock purchase plan at any time. However, the Board of Directors may not increase the number of shares of common stock reserved for sale under the stock purchase plan unless the shareholders of CH2M HILL also approve that change.

   Unless previously terminated by CH2M HILL, the stock purchase plan will terminate on December 31, 2008.

Federal, State, and Local Income Tax Withholding

   The federal income tax consequences of purchasing common stock under the stock purchase plan are described below. Sometimes the sale of shares of common stock bought through the stock purchase plan may produce compensation income to an employee. In that case, the employee's employer may be required to withhold federal, state, and local income tax with respect to the amount of compensation income recognized by the employee, as though that amount was paid to the employee by the employer as wages. The employer may satisfy this withholding obligation by withholding the required amount from other amounts, such as other compensation or wages, paid by the employer to the employee or by having CH2M HILL withhold the required amount from any amount that CH2M HILL may owe the employee upon a repurchase of the shares of common stock.

Federal Income Tax Consequences of Purchases of Common Stock Under the Stock Purchase Plan

   The following paragraphs summarize the material federal income tax consequences of participation in the stock purchase plan. This summary is intended to be general and is not intended to address every federal income tax issue that may arise from participation in the stock purchase plan. This summary does not address foreign, state or local tax issues, which may be significant. Each participant in the stock purchase plan should consider obtaining professional tax advice with respect to the tax impact on that participant of participation in the stock purchase plan.

   Federal Income Tax Consequences for the Participant. With respect to most of the participating affiliates, the stock purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. This means that, with respect to purchases of common stock under the stock purchase plan by employees of those affiliates:

  . The participant will not recognize income for federal income tax purposes when the participant buys shares of common stock under the stock purchase plan.

  . The participant will recognize ordinary income when the participant disposes of the common stock bought under the stock purchase plan.

  . The amount of ordinary income recognized by the participant when the participant disposes of shares of common stock bought under the stock purchase plan depends on whether the participant held the shares for at least two years before disposing of them. If the participant held the shares for at least two years after the date on which the shares were bought for the participant's account under the stock purchase plan, the participant will recognize ordinary income when the shares are sold or otherwise disposed of. The amount of the ordinary income is equal to the smaller of:

     (i) the amount by which the fair market value on the purchase date exceeded the amount paid for the shares, or

     (ii) the amount by which the fair market value on the date of disposition exceeds the amount paid for the shares.

   If the participant dies while owning shares of common stock bought under the stock purchase plan, ordinary income is recognized in the year of death in the amount described in the previous sentence.

  . If the participant disposes of shares of common stock bought under the stock purchase plan before the two year holding period expires, the participant will recognize ordinary income at the time of the disposition. The amount of the ordinary income recognized by the participant will be the amount by which the fair market value of the shares on the purchase date exceeded the amount paid for the shares, even if the disposition is at a loss.

  . If the common stock is a capital asset in the hands of the participant, additional gain on the disposition of the shares of common stock, if any, will be short-term or long-term capital gain depending on whether the participant held the shares of common stock for 12 months or less, or for more than 12 months, respectively.

    In the cases discussed above, other than in the case of the participant's death, the amount of ordinary income recognized by the participant is added to the purchase price paid by the participant in order to determine the amount of gain or loss from the disposition of the shares.

    With respect to the portion of the stock purchase plan that is not intended to be qualified as an employee stock purchase plan under Section 423 of the Internal Revenue Code, a participant purchasing shares will recognize compensation income at the time of the purchase of shares of common stock under the stock purchase plan. The amount of this compensation income will be the amount by which the fair market value of the shares on the purchase date exceeds the amount of the purchase price paid by the participant.

    Tax Consequences for CH2M HILL. CH2M HILL will not be entitled to a deduction at any time with respect to shares sold under the portion of the stock purchase plan that is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code, if the participant buying the shares does not dispose of the shares before the two-year holding period expires. If the participant disposes of the shares prior to the expiration of the two-year holding period, CH2M HILL is allowed a federal income tax deduction that is equal to the amount of ordinary income recognized by the participant.

               Pre-Tax and After-Tax Deferred Compensation Plans

    CH2M HILL has adopted the CH2M HILL Companies, Ltd. Pre-Tax Deferred Compensation Plan and the CH2M HILL Companies, Ltd. After-Tax Deferred Compensation Plan, referred to in this description as the "deferred compensation plans." In connection with the deferred compensation plans, CH2M HILL has established the CH2M HILL Companies, Ltd. Pre-Tax Deferred Compensation Trust and the CH2M HILL Companies, Ltd. After-Tax Deferred Compensation Trust, referred to in this description as the deferred compensation trusts. Neither deferred compensation plan is subject to ERISA.

    Two deferred compensation plans separately handle pre-tax contributions in one plan and after-tax contributions in the other plan. In effect, the pre-tax plan will hold contributions made through deferred compensation and deferred bonus payments. CH2M HILL administers deferred compensation by participants in the pre-tax plan under the same terms and conditions as the stock purchase plan. In contrast, the after-tax plan holds contributions made directly by employees eligible to participate. All of the terms of the pre-tax plan and the after-tax plan are generally the same, however the tax treatment of distributions from the pre-tax plan and the after-tax plan are different.

    Employees who are eligible to participate in the deferred compensation plan may elect to invest by making after-tax contributions to the after-tax deferred compensation plan. An employee who is eligible to participate in the pre-tax deferred compensation plan may elect to defer a portion of his or her compensation by entering into a deferred compensation agreement and by filing an annual election to defer compensation in accordance with that agreement. In addition, CH2M HILL or its affiliates may provide that bonuses to employees who are eligible to participate in the pre-tax deferred compensation plan will be deferred in accordance with the provisions of the plan.

Administration of the Deferred Compensation Plans

    CH2M HILL appointed a committee called the deferred compensation committee to administer the deferred compensation plans. The deferred compensation committee designated the affiliates of CH2M HILL whose employees are eligible to participate in the deferred compensation plans.

The Deferred Compensation Trusts

    The deferred compensation trusts are irrevocable trusts established by CH2M HILL.

Copies of the agreements establishing the deferred compensation trusts are included as exhibits to the registration statement filed in 1999 with the Securities and Exchange Commission.

Contributions to the Deferred Compensation Trusts

    Under the agreement between CH2M HILL and the Trustee, the Trustee receives and holds common stock contributed to the deferred compensation trusts by CH2M HILL. When an eligible employee elects under the pre-tax deferred compensation plan to defer compensation, we use the compensation that would have been paid to the employee to purchase common stock, and contribute that common stock to the pre-tax deferred compensation trust. We may also contribute common stock to the pre-tax deferred compensation trust as bonuses on behalf of eligible employees.

    When an eligible employee elects to make voluntary contributions to the after-tax deferred compensation plan, we use the cash contribution to purchase common stock and contribute the common stock to the after-tax deferred compensation trust.

    Each contribution to the deferred compensation trusts is allocated to an account in the name of the employee on behalf of whom the contribution is made. However, the employee does not have a direct ownership interest in the shares of common stock held in the deferred compensation trusts.

Nature of the Deferred Compensation Trusts

    All assets of the deferred compensation trusts are held by the Trustee for the benefit of the participants in the deferred compensation plans and for the benefit of the general creditors of CH2M HILL in the event CH2M HILL becomes insolvent. CH2M HILL is considered to be insolvent if it is unable to pay its debts as they become due or if it is the subject of a bankruptcy proceeding. If CH2M HILL becomes insolvent, the assets of the deferred compensation trusts will be available to pay the debts of CH2M HILL. In that case, a participant in the deferred compensation plans will not have any priority rights with respect to the assets of the deferred compensation trusts or with respect to any other assets of CH2M HILL. Rather, in the event of insolvency, a participant in the deferred compensation plans will have only a claim against CH2M HILL for the amount of compensation previously deferred and the amount of any after-tax contribution made by the participant. This claim will be treated like any other claim of a general unsecured creditor of CH2M HILL. The assets of the deferred compensation trusts are not guaranteed or insured by any party, including CH2M HILL.

Voting of Common Stock Held in the Deferred Compensation Trusts

    Shares of common stock held in the deferred compensation trusts are voted by the Trustee, not by the participants in the deferred compensation plans. The Trustee votes the shares of common stock held in the deferred compensation trusts in accordance with instructions given to the Trustee by the deferred compensation committee.

Dividends on Common Stock Held in the Deferred Compensation Trusts

    Cash dividends, if any, paid with respect to shares of common stock held in the deferred compensation trusts will be returned to CH2M HILL and will not be held in the deferred compensation trusts or made available to participants in the deferred compensation plans. Other dividends, if any, paid with respect to shares of common stock held in the deferred compensation trusts will be credited to the account in the deferred compensation trusts in which the shares of common stock are held.

Distributions from the Deferred Compensation Trusts

    The common stock held in the deferred compensation trusts in the name of a participant in the deferred compensation plans will be distributed to the participant when a distribution event under the deferred compensation plans occurs. The following events are distribution events under each deferred compensation plan:

  . The termination of the participant's affiliation with us, as defined in the Restated Bylaws.

  . The death of the participant. In this case, the distribution will be made to the beneficiary of the participant, as designated on a form signed by the participant and filed with the deferred compensation committee before the death of the participant. If the participant does not file a signed designation of beneficiary with the deferred compensation committee before the participant's death, the distribution will be made to the participant's estate.

  . A change in the participant's employment status that makes the participant ineligible to participate in the deferred compensation plans.

  . A request by the participant to exercise the participant's interest in the deferred compensation trusts. In this case a distribution will be made only if:

     (i) the deferred compensation committee approves the participant's request, and

     (ii) the common stock held in the deferred compensation trusts in the name of the participant can be sold in the internal market on the next trade date.

  . The termination of the deferred compensation plans. This will occur no later than January 2, 2008. CH2M HILL, in its discretion, may terminate the deferred compensation plans before that date.

  . The date specified by the participant at the date of election to participate in the deferred compensation plans.

    Distributions from the deferred compensation trusts will be made in the form of common stock. Shares of common stock distributed to a participant from the deferred compensation trusts will be subject to the restrictions on ownership of common stock set forth in our Restated Bylaws.

Removal or Resignation of Trustee

    CH2M HILL may remove the Trustee of the deferred compensation trusts at any time and for any reason, upon thirty days' notice to the Trustee. The Trustee may resign at any time and for any reason, upon thirty days' notice to CH2M HILL. If the Trustee is removed or resigns, CH2M HILL will appoint a new Trustee.

Amendment of the Deferred Compensation Trusts

    CH2M HILL and the Trustee may amend either deferred compensation trust at any time by executing a written amendment to the corresponding deferred compensation trust agreement.

Federal Income Tax Consequences

    We have designed the deferred compensation trusts to be grantor trusts under the federal income tax laws. This means that CH2M HILL's contribution of common stock to the pre-tax deferred compensation trust should not cause a participant in the pre-tax deferred compensation plan to recognize income at the time of the contribution. Instead, the participant will recognize compensation income when an amount is distributed or made available to the participant from the pre-tax deferred compensation trust. The assets of both deferred compensation trusts will be treated as assets of CH2M HILL for federal income tax purposes.

    In contrast, participants in the after-tax deferred compensation trust will recognize compensation equal to the difference between the amount they contributed and the value of cash or other property when it is distributed or made available from the after-tax deferred compensation trust.

    This treatment of participants in the deferred compensation plans for federal income tax purposes is based on private letter rulings issued by the Internal Revenue Service. The deferred compensation plans and the deferred compensation trusts are not identical to the arrangements involved in those private letter rulings, however, and a private letter ruling is binding on the Internal Revenue Service only with respect to the specific taxpayer to whom the private letter ruling is issued. We do not plan to seek a private letter ruling on the federal income tax consequences of participation in the deferred compensation plans. Therefore, while we believe that the federal income tax consequences of participation in the deferred compensation plans should be as described above, there is no definite assurance that this will in fact be the case. If the federal income tax consequences of participation in the deferred compensation plans are ultimately determined to be different from those described above, participants in the deferred compensation plans may be liable for additional income taxes, interest, and penalties for tax years during which they participate in the deferred compensation plans.

    This description summarizes the material federal income tax consequences of participation in the deferred compensation plans, but is not intended to be a complete discussion of all federal income tax or other tax consequences of participation in the deferred compensation plans. Each participant in the deferred compensation plans should consider discussing the federal, state, and local tax consequences of participation in the deferred compensation plans with that participant's tax advisors.

                                   MANAGEMENT

Directors and Executive Officers

    The current directors and executive officers of CH2M HILL are:

Name                     Age                           Position
----                     ---                           --------
Joseph A. Ahearn........  63 Director and Senior Vice President
Robert G. Card..........  47 Director and Senior Vice President
Kenneth F. Durant.......  62 Senior Vice President
Donald S. Evans.........  50 Senior Vice President
James J. Ferris.........  56 Director and Senior Vice President
Jerry D. Geist..........  66 Director
Philip G. Hall..........  58 Director and Senior Vice President
Samuel H. Iapalucci.....  47 Senior Vice President, Chief Financial Officer and Secretary
Michael D. Kennedy......  50 Director and Senior Vice President
Susan D. King...........  44 Director
Michael Y. Marcussen....  48 Director
Ralph R. Peterson.......  55 Chairman of the Board of Directors, President and Chief
                             Executive Officer
E. Kent Robinson........  60 Senior Vice President
Jill T. Shapiro           61 Director
 Sideman................
Barry L. Williams.......  55 Director

   Joseph A. Ahearn was elected as a director in May 2000 to complete Craig Zeien's remaining term. He served as a Director of CH2M HILL for one previous term from May 1996 to April 1999, and as Senior Vice President since 1995. Mr. Ahearn has served as President of the Transportation business of CH2M HILL, Inc. since 1996 and as the Eastern Regional Manager of CH2M HILL, Inc. from 1994 until 1996.

   Robert G. Card was elected as a director in May 2000. He served on the Board of Directors for two previous terms from 1992 to 1994 and from 1996 to 1998. Since 1997, Mr. Card has served as the President of Kaiser-Hill, LLC, the CH2M HILL joint venture company with Kaiser Group International, Inc. managing the Rocky Flats Project. Kaiser-Hill, LLC recently signed an extension contract with the U.S. Department of Energy for the closure of the Rocky Flats site, anticipated to be 2006. Mr. Card has also served as a Senior Vice President of CH2M HILL since 1995.

    Kenneth F. Durant served as a Director of CH2M HILL from May 1995 to April 1999 and as a Senior Vice President since 1997. Mr. Durant has served as the President of CH2M Hill Industrial Design Corporation, a subsidiary of CH2M HILL, since its formation in 1985.

    Donald S. Evans served as a Director of CH2M HILL from May 1997 to April 1999 and as a Senior Vice President since 1997. Mr. Evans has served as the President of the Water business and the Operations and Maintenance business since 1985.

    James J. Ferris has served as a Director of CH2M HILL since 1998, and as a Senior Vice President since 1995. Dr. Ferris has served as President of the Energy, Environment and Systems business since 1995 and President of CH2M HILL Constructors, Inc. since 1994. He served as President and Chief Executive Officer of Ebasco Environmental from 1989 until 1994. Dr. Ferris also serves as a director of Kaiser-Hill, LLC.

    Jerry D. Geist has served as a Director of CH2M HILL since 1989. Mr. Geist has been Chairman of Santa Fe Center Enterprises, Inc. since 1990 and Chief Executive Officer of Howard International Utilities from 1990 through 1999. Mr. Geist is also Chairman and CEO of Energy & Technology Company, Ltd. and he serves on the Board of Directors of the Davis Family of Mutual Funds.

    Phillip G. Hall has served as Chairman of the Board of Directors of CH2M HILL from 1992 until May 2000 and as a director since 1987. Mr. Hall has served as Senior Vice President of CH2M HILL since 1995, and as its Southwest Regional Manager since 1997.

    Samuel H. Iapalucci has served as Senior Vice President, Chief Financial Officer and Secretary of CH2M HILL since 1994.

    Michael D. Kennedy has served as a Director of CH2M HILL since 1998 and as a Senior Vice President since 1995. Mr. Kennedy served as the Northwest Regional Manager of CH2M HILL, Inc. from 1993 to 1998. Mr. Kennedy served as the Portland Regional Manager of CH2M HILL, Inc. from 1987 until 1992 and the Western Regional Business Development Director from 1992 until 1993.

    Susan D. King has served as a Director of CH2M HILL since 1997. Ms. King has served as the Chief Financial Officer of CH2M HILL Industrial Design Corporation since 1993, and as its Secretary and Treasurer since 1995.

    Michael Y. Marcussen has served as a Director of CH2M HILL since 1998. Mr. Marcussen has served as the European Manager for CH2M HILL IDC Industrial Ltd., Dublin, Ireland since 1997 and has been an employee of Industrial Design Corporation since 1993.

    Ralph R. Peterson has served as President and Chief Executive Officer of CH2M HILL since 1991 and as Chairman of the Board of Directors since May 2000. Mr. Peterson also serves as a Director of Kaiser-Hill, LLC and of Standard Insurance Company.

    E. Kent Robinson has served as a Senior Vice President of CH2M HILL since February 2000 and as a Senior Vice President of CH2M HILL, Inc. since 1995.

    Jill T. Shapiro Sideman has served as a Director since 1999 and has served as a Vice President and Client Service Manager of CH2M HILL, Inc. since 1993.

    Barry L. Williams has served as a Director of CH2M HILL since 1995. He has been President of Williams Pacific Ventures, Inc., a consulting firm, since 1987. Mr. Williams has served as Senior Mediator for JAMS/Endispute since 1993 and a visiting lecturer for the Hass Graduate School of Business, University of California since 1993. Mr. Williams has acted as a general partner of WDG, a California limited partnership, since 1987 and a general partner of Oakland Coliseum Joint Venture since 1998. He also serves on the board of directors of PG&E, Corp., Northwestern Mutual Life Insurance Company, Newhall Land & Farming Company, Simpson Manufacturing Company, USA Group, Inc., R.H. Donnelley & Co. and several not-for-profit organizations.

                             EXECUTIVE COMPENSATION

    The following table sets forth information regarding annual incentive compensation for the chief executive officer and the other four most highly compensated executive officers of CH2M HILL.

                         Summary Compensation Table(1)

                                                    Long-Term
                             Annual Compensation   Compensation
                           ----------------------- ------------
           (a)             (b)     (c)      (d)        (g)            (i)
                                                    Securities
    Name and principal                              Underlying     All other
         position          Year Salary(2) Bonus(2)   Options    compensation(3)
    ------------------     ---- --------- -------- ------------ ---------------
Ralph R. Peterson......... 1999 $471,435  $290,000    28,350        $ 9,381
 President & Chief
  Executive Officer        1998  471,138   344,802       --           9,352
                           1997  456,715   293,631       --          18,599

Donald S. Evans........... 1999  305,219   185,000    24,750          6,998
 Senior Vice President     1998  305,654   148,860       --           6,874
                           1997  278,640    95,538       --           6,621

James J. Ferris........... 1999  302,519   185,000    24,750          7,893
 Senior Vice President     1998  278,191   165,400       --           9,764
                           1997  256,868   122,264       --          73,252

Samuel H. Iapalucci....... 1999  299,645   165,000    24,750          7,013
 Senior Vice President,    1998  308,389   190,404       --           7,147
 CFO, Secretary            1997  275,520   148,162       --          71,880

Philip G. Hall............ 1999  305,053   110,000    17,780          8,556
 Senior Vice President     1998  316,786   128,157       --           8,112
                           1997  299,120   175,687       --          29,285

--------
(1) Certain columns have been omitted because they are not applicable to CH2M HILL.
(2) Amounts shown include compensation earned by executive officers, whether paid during or after such year, or deferred at the election of those officers.
(3) Amounts shown for 1999 include:

                                                                 Group Term Life
                                                                   and Split-
                                    Employee          Defined      dollar Life
                                     Stock   401(k) Contribution    Insurance
                                      Plan    Plan  Pension Plan    Premiums
                                    -------- ------ ------------ ---------------
   Ralph R. Peterson..............   $1,753  $1,248    $2,400        $3,980
   Donald S. Evans................    1,563   1,248     2,400         1,787
   James J. Ferris................    1,563   1,248     2,400         2,682
   Samuel H. Iapalucci............    1,753   1,248     2,400         1,612
   Philip G. Hall.................    1,563   1,248     2,400         3,345

    CH2M HILL has not entered into employment agreements with its executive officers who serve at the pleasure of CH2M HILL's Board of Directors. Therefore, since compensation for executive officers is comprised of salary, bonus and other incentive compensation, some of which are based on year-end performance results, CH2M HILL does not know the aggregate amount of compensation that will be paid to its executive officers in the current fiscal year.

                     Option Grants in the Last Fiscal Year

                                                                                 Potential Realizable Value
                            Number of                                              at Assumed Annual Rates
                           Securities    Percent of Total                        of Stock Price Appreciation
                           Underlying    Options Granted  Exercise or                  for Option Term
                         Options Granted to Employees in  Base Price  Expiration ----------------------------
   Name                        (#)         Fiscal Year      ($/sh)       Date         5%            10%
   ----                  --------------- ---------------- ----------- ---------- ------------- --------------
Ralph R. Peterson.......     28,350              *           $4.31     2/12/04         $33,758       $74,597
Donald S. Evans.........     24,750              *           $4.31     2/12/04         $29,471       $65,125
James J. Ferris.........     24,750              *           $4.31     2/12/04         $29,471       $65,125
Samuel H. Iapalucci.....     24,750              *           $4.31     2/12/04         $29,471       $65,125
Philip G. Hall..........     17,780              *           $4.31     2/12/04         $21,172       $46,784

--------
* Less than 1%

               Option Exercises and Fiscal Year-End Option Values

    No options were exercised by the Chief Executive Officer and the other four most highly compensated executive officers of CH2M HILL during the fiscal year ended December 31, 1999. No options listed in this table were in-the-money at the end of the fiscal year ended December 31, 1999.

                            Number of Securities Underlying Unexercised
                                 Options at End of Fiscal Year (#)
                            -------------------------------------------
      Name                      Exercisable              Unexercisable
      ----                  --------------------     -----------------------
   Ralph R. Peterson.......                      --                      28,350
   Donald S. Evans.........                      --                      24,750
   James J. Ferris.........                      --                      24,750
   Samuel H. Iapalucci.....                      --                      24,750
   Phillip G. Hall.........                      --                      17,780

1999 Long-Term Incentives


    The following table sets forth information regarding Long-Term Incentive Plan opportunities that were granted to the chief executive officer and the other four most highly compensated executive officers of CH2M HILL. This long-term incentive plan was established effective January 1, 1999 and will be paid out on or after the 3 year award period ending December 31, 2001. There are no payouts in years 1999 and 2000. The payment of the awards will be 60% in common stock, valued at the date of payment, and 40% cash. The criteria for payout is based on specific long-term goals of earnings growth and strategic imperatives for CH2M HILL as well as individual goals.

                 Long-Term Incentive Plan Awards in 1999(1)(2)

                                                    Estimated future payouts
                                                   under non-stock price-based
                                                              plans
                                                  -----------------------------
                  (a)                    (c)         (d)      (e)       (f)
                                     Period Until
          Name                          Payout    Threshold  Target   Maximum
          ----                       ------------ --------- -------- ----------
   Ralph R. Peterson................   3 years        $0    $542,400 $1,084,800
   Donald S. Evans..................   3 years        $0    $171,000 $  343,200
   James J. Ferris..................   3 years        $0    $174,000 $  348,000
   Samuel H. Iapalucci..............   3 years        $0    $174,000 $  348,000
   Philip G. Hall...................   3 years        $0    $183,000 $  366,000

--------
(1) Certain columns have been omitted because they are not applicable.
(2) The Target amounts for the first two years of the Long-Term Incentive Plan are adjusted to reflect 1.5 times what the Target will be when it begins the payouts in year 3 and thereafter. For example, beginning in year 3 the Target and Maximum amounts for the Chief Executive Officer and the other four most highly compensated executive officers, based on 1999 salaries, are estimated to be the following beginning in 2001:

     Name                                            Threshold  Target  Maximum
     ----                                            --------- -------- --------
   Ralph R. Peterson................................     $0    $361,600 $723,200
   Donald S. Evans..................................     $0    $114,400 $228,800
   James J. Ferris..................................     $0    $116,000 $232,000
   Samuel H. Iapalucci..............................     $0    $116,000 $232,000
   Philip G. Hall...................................     $0    $122,000 $244,000

Retirement Plans

    Messrs. Peterson and Hall are participants in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to 1% of 1987-1991 average base compensation (up to $150,000) multiplied by years of credited service prior to 1992 plus 1% of each year's base compensation (up to $150,000) for each year of credited service from January 1, 1992 through December 31, 1993. Plan benefits were frozen as of December 31, 1993. The estimated annual benefits payable at the earliest age when a participant may retire with an unreduced benefit (age 65) are $37,849 to Mr. Peterson, and $34,955 to Mr. Hall.

    Mr. Evans is a participant in the CH2M HILL Pension Plan with respect to credited service prior to May 1, 1986 and he is a participant in the OMI Retirement Plan with respect to credited service from May 1, 1986 through December 31, 1995. The normal retirement benefits under the OMI Retirement Plan are equal to 1.5% of average compensation (up to the IRS limit) for the first 20 years of credited service plus 0.5% of average compensation (up to the IRS limit) for years of service in excess of 20. Mr. Evans' benefit under the OMI plan was frozen as of December 31, 1995 upon his transfer from employment covered by the plan. The estimated annual benefits payable to Mr. Evans at the earliest age when a participant may retire with an unreduced benefit (age 65) are $12,771 from the CH2M HILL Pension Plan and $23,521 from the OMI Retirement Plan, or a total of $36,292.

    Mr. Ferris and Mr. Iapalucci do not participate in a CH2M HILL Pension
Plan.

Change of Control Arrangements

    The Board of Directors authorized CH2M HILL to enter into Change of Control Arrangements with the Chief Executive Officer; his direct reports, who are Joseph A. Ahearn, Keith Alexander, Kenneth F. Durant, Donald S. Evans, James J. Ferris, Philip G. Hall, Samuel H. Iapalucci, Michael D. Kennedy, and Kent Robinson; employee-directors of CH2M HILL who are Susan D. King, Michael Y. Marcussen, and Jill T. Shapiro Sideman, and Wyatt McCallie, the General Counsel of CH2M HILL (each hereafter a "COC Executive"). CH2M Hill is in the process of negotiating the terms of these change of control arrangements which are expected to contain the following provisions. The provisions of these arrangements will become effective if and when there is a Change of Control (as that term is defined below) of CH2M HILL and, with respect to most benefits, only if the COC Executive is terminated within twenty four months of such Change of Control. All of the Change of Control Arrangements will continue in effect through March 31, 2001. The Arrangements will automatically renew for successive one-year terms unless CH2M HILL gives notice to the COC Executives that it does not intend to extend the Arrangements or intends to change its terms (such notice cannot be given during the pendency of a potential Change of Control). If a Change of Control occurs, the expiration date of the Arrangements will automatically extend for twenty-four months beyond the month in which the Change of Control occurs.

    Under the Change of Control Arrangements, CH2M HILL will provide each COC Executive with the following benefits at the time a Change of Control event occurs:

  . Immediate vesting in all retirement plans and of all outstanding options

  . Pro-rata payout of amounts payable under the Short Term Incentive Plan for the year of termination

  . Pro-rata payout of amounts payable under the Long Term Incentive Plan

    CH2M HILL will provide each COC Executive with the following additional benefits in the event of termination of their employment (actual or constructive and other than for cause) by CH2M HILL or its successor in interest within twenty-four months of a Change of Control:

    For the Chief Executive Officer and direct reports:

  . Lump-sum payment in the amount equal to 2.99 times the sum of (i) annual base salary in effect at the time the Change of Control occurs and (b) target annual incentive bonus payable under the Short Term Incentive Plan

  . Continuation of health benefits for 36 months

   For other COC Executives:

  . Lump-sum payment in the amount equal to 1.5 times the sum of (i) annual base salary in effect at the time the Change of Control occurs and (b) target annual incentive bonus payable under the Short Term Incentive Plan

  . Continuation of health benefits for 18 months

   For purposes of the Change of Control Arrangements, a "Change of Control" is defined generally to include:

  . Acquisition of 25% (or more) of the voting securities of CH2M HILL

  . A significant merger or consolidation where CH2M HILL shareholders hold less than 75% of all shares outstanding of the surviving company; a change in the majority of the Board of Directors, not otherwise recommended by the Board of Directors, during the course of one fiscal year

  . Liquidation or dissolution of CH2M HILL, or direct or indirect sale or other disposition of all or substantially all of the assets of CH2M HILL

Board of Directors

   The Bylaws provide that the Board of Directors shall consist of at least nine and no more than thirteen directors and shall be subject to change pursuant to resolutions of the Board of Directors. The current number of directors is eleven. The Bylaws provide that the directors shall be elected to three-year staggered terms by dividing the directors into three classes as equal in number as possible. At each annual meeting the same number of directors shall be elected for a three-year term as the number whose term expires. Each director shall serve until his respective successor is elected and qualified. A decrease in the number of directors shall not shorten the term of any incumbent director.

Compensation of Directors

   Non-employee directors of CH2M HILL receive an annual retainer fee of $21,000 and an additional $4,000 for each committee on which they serve as the chairman. CH2M HILL also pays non-employee directors a meeting fee of $1,000 for attendance at each Board of Directors meeting and $1,000 per day for attendance at committee meetings. Directors are reimbursed for expenses incurred in connection with attendance at meetings and other CH2M HILL functions. Non-employee directors are eligible to receive a discretionary cash bonus each year which for 1999 was $12,600.

Directors and Officers Liability Insurance

   CH2M HILL pays the premium for insurance in respect of claims against its directors and officers and in respect of losses for which CH2M HILL may be required or permitted by law to indemnify such directors and officers. The directors to be insured are the directors named herein and all directors of CH2M HILL's subsidiaries. The officers to be insured are all officers and assistant officers of CH2M HILL and its subsidiaries. CH2M HILL does not expect to allocate or segregate the premium with regard to specific subsidiaries or individual directors and officers.

Compensation Committee Interlocks and Insider Participation

   The members of CH2M HILL's Compensation and Work Force Committee of the Board of Directors are Joseph A. Ahearn, Ralph F. Cox, Kenneth F. Durant, Donald S. Evans, James F. Ferris, Jerry D. Geist, Philip G. Hall and Barry L. Williams. All members of the Compensation and Work Force Committee except Ralph
F. Cox, Jerry D. Geist and Barry L. Williams are officers of CH2M HILL.

           SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS AND MANAGEMENT

   The following tables set forth information regarding the ownership of all classes of CH2M HILL's securities as of March 31, 2000, by (a) any person or group known to have ownership of more than five percent of the common stock and
(b) beneficial ownership by directors and executive officers individually and as a group.

                   Security Ownership of Certain Shareholders

    The following table presents information as of March 31, 2000, concerning the only known shareholder who owns five percent or more of common stock.

                                                      Number of
                                                        Shares      Percent of
 Naemand Address of Shareholder        Title of Class    Held         Class
-------------------------------        -------------- ----------    ----------
   Trustees of the CH2M HILL Employee      Common     10,947,180(1)   37.1%
    Stock Plan........................
    6060 S. Willow Dr.
    Greenwood Village, CO
    80111

--------
(1) Common shares are held of record by the Trustees for the accounts of participants in the Employee Stock Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted in the same proportions.

             Security Ownership of Directors and Executive Officers

    The following table sets forth information as of March 31, 2000 as to the beneficial ownership of CH2M HILL's equity securities by each director, executive officer and by all directors and executive officers as a group. None of the individuals listed below owns more than one percent of the outstanding shares of CH2M HILL. As a group, all directors and executive officers directly own approximately five percent of the outstanding shares of CH2M HILL.

                                                                        Total
                                        Common           Common        Common
                                         Stock           Stock          Stock
     Name of Beneficial Owner        Held Directly Held Indirectly(1)   Held
     ------------------------        ------------- ------------------ ---------
Joseph A. Ahearn...................       44,002          3,501          47,503
Robert G. Card(2)..................      128,300         29,287         157,587
Kenneth F. Durant..................      250,622         27,733         278,355
Donald S. Evans....................      194,406            511         194,917
James J. Ferris....................       73,174          3,158          76,332
Jerry D. Geist.....................          --             --              --
Philip G. Hall.....................      256,940         32,225         289,165
Samuel H. Iapalucci................       77,639          3,077          80,716
Michael D. Kennedy.................       76,957         17,793          94,750
Susan D. King......................       63,778          7,525          71,303
Michael Y. Marcussen...............       13,420            --           13,420
Ralph R. Peterson..................      279,515         30,570         310,085
E. Kent Robinson...................      104,529         16,746         121,275
Jill T. Shapiro Sideman............       15,035          5,448          20,483
Barry L. Williams..................          --             --              --
All directors or executive officers
 as a group (15 people)............    1,578,317        177,574       1,755,891

--------
(1) Includes common stock held through the 401(k) Plan. Shares are vested, except for shares held indirectly by Mr. Iapalucci, who indirectly holds 312 unvested shares.

(2) The number of shares held indirectly by Robert G. Card includes 16,000 shares held in the pre-tax deferred compensation plan trust.

                              RELATED TRANSACTION
    CH2M HILL owns a 40% interest in Dan Engineering A/S, a Dutch company. The aggregate purchase price of our interest in Dan Engineering was $255,000. Michael Y. Marcussen, who is one of our directors, owns 40% of Dan Engineering. Dan Engineering was founded in 1985 by Mr. Marcussen and a partner and specializes in the design, construction and operation of non-ferrous metal smelting equipment and plants, particularly tin and lead smelters.

                   POLICY RELATING TO AFFILIATED TRANSACTIONS

   CH2M HILL has adopted the following policy relating to affiliated transactions:

   CH2M HILL will make or enter into all future material affiliated transactions and loans, if any, on terms that are no less favorable to CH2M HILL than those that can be obtained from unaffiliated third parties. A majority of CH2M HILL's independent directors who do not have an interest in the transactions and who have had access, at CH2M HILL's expense, to legal counsel will approve all future material affiliated transactions, loans and forgiveness of loans, if any.

                 SECURITIES OFFERED BY THE CURRENT SHAREHOLDERS

    The current shareholders may sell up to an aggregate of 17,061,150 shares of common stock. While we are registering all of the shares held by our current shareholders, including all the shares currently held by our directors and executive officers, we do not know whether they intend to sell any of their common stock, but they may sell some, none or all of their shares.

    Based on its stock transfer records, CH2M HILL will provide specific information upon request, regarding the selling shareholders who are not individually named at a particular point in time, in connection with a legal proceeding filed under the federal securities laws.

    We are also registering up to 2,000,000 shares of common stock that may be sold by our employee benefit plans through the internal market.

    The following table sets forth, as of March 31, 2000, the number of shares of common stock directly owned by the current CH2M HILL shareholders, with all directors and executive officers and all shareholders who own 0.5% or more of common stock individually identified. The table does not reflect the sale of any shares of common stock being offered by CH2M HILL. All of the shares are owned of record.

                                                                     Number
                                           Number of   Percent of   Of Shares
        Name of Beneficial Owner          Shares Owned Ownership  Registered(1)
        ------------------------          ------------ ---------- -------------
Joseph A. Ahearn........................       44,002        *         44,002
Robert G. Card..........................      128,300        *        128,300
Kenneth F. Durant.......................      250,622        *        250,622
Donald S. Evans.........................      194,406        *        194,406
James J. Ferris.........................       73,174        *         73,174
Jerry D. Geist..........................          --       --             --
Philip G. Hall..........................      256,940        *        256,940
Samuel H. Iapalucci.....................       77,639        *         77,639
Michael D. Kennedy......................       76,957        *         76,957
Susan D. King...........................       63,778        *         63,778
Michael Y. Marcussen....................       13,420        *         13,420
Ralph R. Peterson.......................      279,515        *        279,515
Kent E. Robinson........................      104,529        *        104,529
Jill T. Shapiro Sideman.................       15,035        *         15,035
Barry L. Williams.......................          --       --             --
All directors and executive officers as
 a group (15 people)....................    1,578,317     5.40      1,578,317
E. Wayne Hanson.........................      238,979        *        238,979
Cliff G. Thompson.......................      216,917        *        216,917
Richard S. Reid.........................      214,861        *        214,861
Robert L. Chapman.......................      211,678        *        211,678
Jerry D. Boyle..........................      208,030        *        208,030
John W. Filbert.........................      197,279        *        197,279
David R. Evans..........................      189,202        *        189,202
John W. Lee, Jr.........................      168,500        *        168,500
Roger R. Bissell........................      167,748        *        167,748
Jay A. Mackie...........................      152,055        *        152,055
All shareholders (other than directors
 and executive officers) who own 0.5% or
 more of common stock as a group (10
 people)................................    1,965,249     6.65      1,965,249
All other current shareholders..........   13,517,584    45.77     13,517,584

--------
 * Less than one percent.
(1) The shares of common stock registered by the current shareholders represent the maximum number of shares that they may sell. Based on the currently available information, these shareholders intend to sell significantly less than this maximum number of shares.

                          DESCRIPTION OF CAPITAL STOCK

                                    General

    The following is a summary of the material provisions of CH2M HILL's Restated Articles of Incorporation and Restated Bylaws regarding CH2M HILL's capital stock. You may find more detailed information by reading the Restated Articles of Incorporation and the Restated Bylaws, copies of which are filed as exhibits to the registration statement filed with the Securities and Exchange Commission.

    CH2M HILL is authorized to issue 150,000,000 shares of capital stock, of which 100,000,000 shares are common stock, par value $.01 per share, and 50,000,000 shares are Class A preferred stock, par value $.02 per share. As of March 31, 2000, 29,535,430 shares of common stock were outstanding and held of record by approximately 2,724 shareholders and the employee benefit plan trusts.

                                  Common Stock

    General. Holders of common stock are entitled to one vote per share on all matters submitted to the shareholders of CH2M HILL. Each share of common stock is equal in respect of voting rights, liquidation rights and rights to dividends and to distributions. Shareholders of CH2M HILL do not and will not have any preferred or preemptive rights to subscribe for, purchase or receive additional shares of any class of capital stock of CH2M HILL, or any securities convertible into or exchangeable for such shares.

    Restrictions on Common Stock. All the shares of common stock presently outstanding are, and all shares of common stock offered hereby will be, subject to restrictions set forth in the Restated Bylaws:

    1. Right of Repurchase upon Termination of Employment or Affiliation. All shares of common stock are subject to CH2M HILL's right of repurchase upon the termination of the shareholder's employment or affiliation with CH2M HILL. Such right of repurchase will also be applicable to all shares of common stock which such person has the right to acquire after his or her termination of employment or affiliation pursuant to any of CH2M HILL's employee benefit plans or pursuant to any option or other contractual right to acquire shares of common stock which was outstanding at the date of such termination of employment or affiliation. Such right of repurchase will not be applicable to shares of common stock held by an employee benefit plan or any other retirement or pension plan adopted by CH2M HILL or any of its subsidiaries which pursuant to applicable law or by its terms does not provide for CH2M HILL's right to repurchase shares issued thereunder upon termination of employment or affiliation.

    CH2M HILL's right of repurchase is exercised by mailing a written notice to such holder within 60 days following termination of employment or affiliation. If CH2M HILL repurchases the shares, the price will be the price per share:

  . in effect on the date of such termination of employment or affiliation, in the case of shares owned by the holder at that date and shares issuable to the holder after that date pursuant to any option or other contractual right to acquire shares of common stock which were outstanding at that date; or

  . in effect on the date such shares are distributed to the holder, in the case of shares distributable to the holder after his or her termination of employment or affiliation pursuant to any of CH2M HILL's employee benefit plans.

    CH2M HILL will, in the event it exercises its right of repurchase upon termination of employment or affiliation, pay for such shares in cash or promissory notes.

    CH2M HILL and any holder of shares may agree to extend the time period of CH2M HILL's right to repurchase such holder's shares or to alter the payment terms.

    2. Right of First Refusal. If a holder of common stock desires to sell any of his or her shares to a third party other than in the internal market, such holder must first give notice to the Secretary of CH2M HILL including:

  . A signed statement indicating that such holder desires to sell his or her shares of common stock and that he or she has received a bona fide offer to purchase such shares

  . A statement signed by the intended purchaser containing:

   (i) the intended purchaser's full name, address and taxpayer identification number

   (ii) the number of shares to be purchased

   (iii) the price per share to be paid

   (iv) the other terms under which the purchase is intended to be made

   (v) a representation that the offer, under the terms specified, is bona fide; and

  . If the purchase price is payable in cash, in whole or in part, a copy of a certified check, cashier's check or money order payable to such holder from the purchaser in the amount of the purchase price to be paid in cash

    CH2M HILL then has the right, exercisable within 14 days, to purchase all of the shares specified in the notice at the offer price and upon the same terms as set forth in the notice. In the event CH2M HILL does not exercise such right, the holder may sell the shares specified in the notice within 30 days thereafter to the person specified in the notice at the price and upon the terms and conditions set forth therein. The holder may not sell such shares to any other person or at any different price or on any different terms without first re-offering the shares to CH2M HILL.

    If circumstances occur which would permit CH2M HILL to exercise its right of repurchase upon termination of employment or affiliation and its right of first refusal, then CH2M HILL may, in its sole discretion, elect which of these rights it will exercise.

    3. Other Transfers. Except for sales in the internal market or pursuant to the repurchase right or right of first refusal procedure described above, no holder of common stock may sell, assign, pledge, transfer or otherwise dispose of or encumber any shares of common stock without the prior written approval of CH2M HILL. Any attempt to do so without such prior approval will be null and void. If any transfer of CH2M HILL's shares is not a sale by an employee, director or consultant, or is by a person who acquired such shares other than by purchase, directly or indirectly, from an employee, director or consultant, CH2M HILL may condition its approval of such transfer upon the transferee's agreement to hold such shares subject to CH2M HILL's right to repurchase such shares upon the termination of employment or affiliation of the employee, director or consultant.

    4. Ownership Limit. The Restated Bylaws provide that no person may own more than 350,000 shares of common stock, excluding such person's beneficial interest in common stock held indirectly by an employee benefit trust.

                            Class A Preferred Stock

    CH2M HILL has no Class A preferred stock outstanding.

                  Limitation of Liability and Indemnification

    Under the Oregon Business Corporation Act (the "Act"), a corporation may provide for the limitation of liability of directors and indemnification of directors and officers under some circumstances. CH2M HILL's Restated Articles of Incorporation provide that directors are not personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for any act or omission for which the elimination of liability is not permitted under the Act. Section 60.047(2)(d) of the Act sets forth the following actions for which limitation of liability is not permitted, including;

  . any breach of a director's duty of loyalty to the corporation or its shareholders

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law

  . any unlawful distributions to shareholders; or

  . any transaction from which the director received an improper or illegal personal benefit.

    The Restated Bylaws allow CH2M HILL to indemnify any person who is or was a party, or is threatened to be made a party, to any civil, administrative, or criminal proceeding by reason of the fact that the person is or was a director or officer of CH2M HILL or any of its subsidiaries, or is or was serving at CH2M HILL's request as a director, officer, partner, agent, or employee of another corporation or entity. The indemnification may include expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by that person. Under the Section 60.391(1) of the Act, indemnification is available if:

  . the person acted in good faith

  . the person reasonably believed the conduct was in the corporation's best interests, or at least was not opposed to its best interests; and

  . in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful.

    In addition, a person who is wholly successful, on the merits or otherwise, in the defense of a proceeding in which the person was a party because the person was a director, is entitled to indemnification for expenses actually and reasonably incurred by the person in connection with the proceeding.

                     Commission Position on Indemnification

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of CH2M HILL pursuant to provisions described above, or otherwise, CH2M HILL has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered, CH2M HILL will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                    Anti-Takeover Provisions -- Legislation

    The Act provides that corporate directors, when evaluating a proposed tender or exchange offer, merger, acquisition, or similar proposal, "may, in determining what they believe to be in the best interests of the corporation, give due consideration to the social, legal, and economic effects on employees, clients, and suppliers of the corporation and on the communities and geographical areas in which the corporation and its subsidiaries operate, the economy of the state and nation, the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation and other relevant factors." Consequently, when evaluating a proposal for the merger, consolidation, or sale of CH2M HILL, the Board of Directors may consider the interests of groups or constituents other than CH2M HILL's shareholders. Such consideration may cause the Board of Directors to reject an acquisition proposal for reasons other than the price being offered.

    CH2M HILL is also subject to the Oregon Business Combination Act (the "OBCA"). The OBCA generally provides that if a person (an "Interested Shareholder") acquires voting stock of an Oregon corporation in a transaction resulting in such person owning 15% or more of the total voting stock of such corporation, then the corporation and the Interested Shareholder may not engage in business combination transactions for three years following the date of such acquisition. "Business combination transactions" include:

  . a merger or plan of share exchange

  . any sale, lease, mortgage, or other disposition of corporate assets where the assets have an aggregate market value of 10% or more of the aggregate market value of the corporation's assets or outstanding capital stock; and

  . certain transactions that result in the issuance of capital stock of, or loans by, the corporation to the Interested Shareholder.

These restrictions do not apply if:

  . the Interested Shareholder, as a result of the acquisition, owns at least
    85% of the outstanding voting stock of the corporation, excluding shares owned by directors who are also officers, and certain employee benefit plans

  . prior to the completion of the acquisition the Board of Directors approves either the business combination transaction or the acquisition

  . after the completion of the acquisition the Board of Directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, excluding shares owned by the Interested Shareholder, approve the business combination transaction

    A corporation may provide in its Articles of Incorporation or bylaws that the OBCA does not apply to its shares. CH2M HILL has not adopted such a provision and does not presently plan to do so.

    In addition, the Oregon Control Share Act (the "OCSA") also applies to CH2M HILL. The OCSA provides that a person or persons who acquire no less than 20% of the voting shares of a corporation in a "control share acquisition," lose the right to vote the shares unless such voting rights are restored through a majority vote of the remaining shareholders. A person (the "Acquiring Person") who acquires voting stock of an Oregon corporation in a transaction which results in such Acquiring Person holding more than 20%, 33%, or 50% of the total voting power of the corporation (a "Control Share Acquisition") cannot vote such shares ("Control Shares") unless voting rights are accorded to the Control Shares by the holders of a majority of the outstanding voting shares, excluding such Control Shares and shares held by insiders. The vote is required at the time an Acquiring Person's holdings exceed 20% of the total voting power of a company, and again at the time the Acquiring Person's holdings exceed 33% and 50%, respectively. "Acquiring Person" is broadly defined to include persons acting as a group. The Acquiring Person may, but is not required to, submit to CH2M HILL an "Acquiring Person Statement" setting forth information about the Acquiring Person and its plans with respect to CH2M HILL. The Acquiring Person Statement may also request that CH2M HILL call a special meeting of shareholders to determine whether the Control Shares will be allowed to retain voting rights. If the Acquiring Person does not request a special meeting of shareholders, the issue of voting rights of Control Shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the Control Share Acquisition. If the Acquiring Person's Control Shares are accorded voting rights and represent a majority of all voting power, shareholders who vote against restoring such voting rights are entitled to the appraised "fair value" of their shares, which may not be less than the highest price paid per share by the Acquiring Person for the Control Shares.

    The OCSA and the OBCA effectively encourage any potential acquirer to negotiate with CH2M HILL's Board of Directors, and discourage potential acquirers unwilling to comply with their provisions. A corporation may provide in its Articles of Incorporation or bylaws that these laws shall not apply to its shares. CH2M HILL has not adopted such provisions and does not currently intend to do so. These laws may make CH2M HILL less attractive for takeover, and shareholders, therefore, may not benefit from a rise in the price of the common stock that could result from a takeover.

  Anti-Takeover Provisions -- Restated Articles of Incorporation and Restated
                                     Bylaws

    In addition to the laws discussed above, CH2M HILL's Restated Articles of Incorporation and Restated Bylaws contain provisions that could make the acquisition of CH2M HILL through a tender offer, proxy contest, or merger difficult for a potential suitor opposed by the Board of Directors. These provisions are:

  . The restriction on the sale of common stock outside of the internal market

  . CH2M HILL's right to repurchase shares of common stock upon the holder's termination of employment with CH2M HILL

  . CH2M HILL's right of first refusal on shares of common stock, except for shares sold in the internal market

  . CH2M HILL's right to refuse to allow the transfer of shares of common stock to proposed transferees, except for shares sold in the internal market or pursuant to the right of first refusal

  . The Restated Bylaws' prohibition on any shareholder owning more than 350,000 shares of the common stock

  . The existence of staggered terms for directors of CH2M HILL

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the offering, CH2M HILL will have outstanding up to 34,135,430 shares of common stock. Of these shares, the maximum 23,677,150 shares sold in the offering will be freely tradable in the internal market without restriction or further registration under the Securities Act except for any shares purchased by an "affiliate" of CH2M HILL, as defined in Rule 144 under the Securities Act. The remaining 10,458,280 shares of common stock are held by our employee benefit plan trusts and may be sold in the internal market either under Rule 144, subject to volume or holding period limitations, or pursuant to a future registration statement declared effective under the Securities Act.

    As of March 31, 2000, 3,299,360 options to purchase common stock were outstanding. A total of 4,700,640 shares of common stock are currently available for future grants of options.

                            VALIDITY OF COMMON STOCK

    The validity of the common stock offered hereby will be passed upon for CH2M HILL by Holme Roberts & Owen LLP.

                                    EXPERTS

    The financial statements and schedules included in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

    CH2M HILL has filed with the Securities and Exchange Commission (the "Commission") a registration statement (which term shall include any amendments thereto) on Form S-1 under the Securities Act, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to CH2M HILL and the common stock offered hereby, reference is made to the registration statement, including the exhibits thereto, and the financial statements and notes and schedules filed as a part thereof. Statements made in this prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    CH2M HILL is subject to the requirements of the Exchange Act and in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information filed with the Commission, may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

                           CH2M HILL COMPANIES, LTD.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants--Arthur Andersen LLP.............. F-2
Independent Auditor's Report--KPMG LLP..................................... F-3
Consolidated Financial Statements:
  Audited Consolidated Balance Sheets at December 31, 1998 and 1999, and
   Unaudited Consolidated Balance Sheet at March 31, 2000.................. F-4
  Audited Consolidated Statements of Income for the Years Ended December
   31, 1997, 1998 and 1999 and Unaudited Consolidated Statements of Income
   for the Three-Month Periods Ended March 31, 1999 and 2000............... F-5
  Audited Consolidated Statements of Temporary Shareholders' Equity for the
   Years Ended December 31, 1997, 1998 and 1999............................ F-6
  Audited Consolidated Statements of Cash Flows for the Years Ended
   December 31, 1997, 1998 and 1999 and Unaudited Consolidated Statements
   of Cash Flows for the Three-Month Periods Ended March 31, 1999 and
   2000.................................................................... F-7
  Notes to Consolidated Financial Statements............................... F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CH2M HILL Companies, Ltd.:

    We have audited the accompanying consolidated balance sheets of CH2M HILL Companies, Ltd. (an Oregon corporation) and subsidiaries as of December 31, 1998 and 1999 and the related consolidated statements of income, temporary shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of CH2M HILL's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of CH2M HILL Industrial Design Corporation, which statements reflect total assets and total revenues of 17 percent and 27 percent in 1997, 8 percent and 20 percent in 1998, and 21 percent and 21 percent in 1999, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for this entity, is based solely on the report of the other auditors.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those statements require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of CH2M HILL Companies, Ltd. and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                        ARTHUR ANDERSEN LLP

Denver, Colorado,
 February 18, 2000

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
CH2M HILL INDUSTRIAL DESIGN CORPORATION:

    We have audited the consolidated balance sheets of CH2M HILL INDUSTRIAL DESIGN CORPORATION AND SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of income and retained earnings, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CH2M HILL INDUSTRIAL DESIGN CORPORATION and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with generally accepted accounting principles.

                                        KPMG LLP

Portland, Oregon
 January 21, 2000

                           CH2M HILL COMPANIES, LTD.

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                          December 31, December 31,  March 31,
                                              1998         1999        2000
                                          ------------ ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents...............    $ 16,595     $ 12,557    $ 17,936
Receivables, net--
 Client accounts........................     136,882      164,914     164,644
 Unbilled revenue.......................      87,635       96,610      97,019
 Other..................................       4,567        4,930       8,180
Prepaid expenses and other..............       8,059        7,912       7,431
                                            --------     --------    --------
 Total current assets...................     253,738      286,923     295,210
                                            --------     --------    --------
Property, plant and equipment, at cost
 Land...................................         229          219         219
 Building and land improvements.........       2,845        2,813       2,813
 Furniture, fixtures and equipment......      31,466       30,198      30,343
 Leasehold improvements.................       7,522        7,920       8,420
                                            --------     --------    --------
                                              42,062       41,150      41,795
 Less: Accumulated depreciation and
 amortization...........................     (28,072)     (26,876)    (25,911)
                                            --------     --------    --------
 Net property, plant and equipment......      13,990       14,274      15,884
                                            --------     --------    --------
Goodwill, net...........................       1,203       18,697      20,045
Other assets, net.......................      28,853       35,301      32,478
Deferred income taxes...................         541        1,960       1,960
                                            --------     --------    --------
 Total assets...........................    $298,325     $357,155    $365,577
                                            ========     ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt.......    $  4,512     $  2,221    $  1,221
Current portion of notes payable to
former shareholders.....................       4,527        4,154       4,154
Accounts payable........................      29,187       60,107      49,914
Billings in excess of revenues..........      30,556       49,143      54,301
Accrued incentive compensation..........      18,065       13,330       9,024
Employee related liabilities............      42,013       43,100      52,284
Other accrued liabilities...............      27,725       13,278      17,015
Current deferred income taxes...........      23,855       26,907      30,914
                                            --------     --------    --------
 Total current liabilities..............     180,440      212,240     218,827
Other long-term liabilities.............      24,404       32,902      34,413
Long-term debt..........................       2,286          313         384
Notes payable to former shareholders....      16,063       14,608      13,720
                                            --------     --------    --------
 Total liabilities......................     223,193      260,063     267,344
                                            --------     --------    --------
Commitments and contingencies (Notes 4,
7 and 16)
Temporary shareholders' equity:
Preferred stock, Class A $.02 par value,
50,000,000 shares authorized; 11,068,580
and 12,095,220 issued and outstanding at
December 31, 1998 and 1999,
respectively; redeemable for $52,130 at
December 31, 1999.......................         221          242         --
Common stock, $.01 par value,
100,000,000 shares authorized;
16,957,360 and 17,234,170 issued and
outstanding at December 31, 1998 and
1999, respectively; redeemable for
$74,279 at December 31, 1999............         170          172         --
Additional paid-in capital..............      20,283       29,234         --
Retained earnings.......................      56,148       69,774         --
Accumulated other comprehensive loss....      (1,690)      (2,330)        --
                                            --------     --------    --------
 Total temporary shareholders' equity...      75,132       97,092         --
                                            --------     --------    --------
Permanent shareholders' equity:
Common stock, $.01 par value,
100,000,000 shares authorized;
29,535,430 issued and outstanding at
March 31, 2000..........................         --           --          295
Additional paid in capital..............         --           --       26,535
Retained earnings.......................         --           --       74,392
Accumulated other comprehensive loss....         --           --       (2,989)
                                            --------     --------    --------
 Total permanent shareholders' equity...         --           --       98,233
                                            --------     --------    --------
  Total liabilities and shareholders'
  equity................................    $298,325     $357,155    $365,577
                                            ========     ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                           CH2M HILL COMPANIES, LTD.

                       CONSOLIDATED STATEMENTS OF INCOME
                    (Dollars in thousands except per share)

                                                                 Three-Month  Three-Month
                                                                   Period       Period
                                                                    Ended        Ended
                          December 31, December 31, December 31,  March 31,    March 31,
                              1997         1998         1999        1999         2000
                          ------------ ------------ ------------ -----------  -----------
                                                                 (Unaudited)  (Unaudited)
Gross revenue...........   $  908,854   $  926,630   $1,172,153  $  273,436   $  366,515
Equity in earnings of
 joint ventures and
 affiliated companies...        8,724        8,400       12,375         740        5,706
                           ----------   ----------   ----------  ----------   ----------
  Total revenues........      917,578      935,030    1,184,528     274,176      372,221
Operating expenses:
  Direct cost of
   services and
   overhead.............     (617,356)    (629,468)    (845,050)   (198,611)    (279,227)
  General and
   administrative.......     (286,276)    (290,760)    (313,491)    (71,636)     (83,450)
                           ----------   ----------   ----------  ----------   ----------
Operating income........       13,946       14,802       25,987       3,929        9,544
Other income (expense):
  Interest income.......          570        1,735        1,977         224        1,044
  Interest expense......       (2,505)      (2,154)      (1,194)       (476)        (217)
                           ----------   ----------   ----------  ----------   ----------
Income before provision
 for income taxes.......       12,011       14,383       26,770       3,677       10,371
Provision for income
 taxes..................       (7,295)      (8,571)     (13,144)     (1,798)      (5,186)
                           ----------   ----------   ----------  ----------   ----------
Net income..............   $    4,716   $    5,812   $   13,626  $    1,879   $    5,185
                           ==========   ==========   ==========  ==========   ==========
Net income per common
 and preferred share:
  Basic.................   $     0.17   $     0.21   $     0.46  $     0.07   $     0.18
  Diluted...............   $     0.17   $     0.21   $     0.46  $     0.07   $     0.17
Weighted average number
 of common and preferred
 shares:
  Basic.................   27,688,780   28,330,940   29,451,100  28,340,840   29,604,280
  Diluted...............   27,688,780   28,330,940   29,737,145  28,340,840   30,200,172


  The accompanying notes are an intergral part of these consolidated financial statements.

                           CH2M HILL COMPANIES, LTD.

           CONSOLIDATED STATEMENTS OF TEMPORARY SHAREHOLDERS' EQUITY
                             (Dollars in thousands)

                         Class A                          Total Class A                                    Accumulated
                     Preferred Stock     Common Stock     Preferred and Additional                            Other
                    ------------------ ------------------    Common      Paid-in   Comprehensive Retained Comprehensive
                      Shares    Amount   Shares    Amount    Shares      Capital      Income     Earnings     Loss
                    ----------  ------ ----------  ------ ------------- ---------- ------------- -------- -------------
Balances, December
 31, 1996..........  8,742,010   $175  18,212,450   $182   26,954,460    $13,282      $   --     $45,620     $(1,129)
Shares issued in
 connection with
 stock based
 compensation and
 employee benefit
 plans.............  1,210,540     24   1,218,390     12    2,428,930      9,151          --         --          --
Shares purchased
 and retired.......    (40,840)    (1) (2,083,840)   (20)  (2,124,680)    (7,411)         --         --          --
Comprehensive
 income:
 Net income........        --     --          --     --           --         --         4,716      4,716         --
 Other
  comprehensive
  loss:
  Foreign currency
   translation
   adjustments.....        --     --          --     --           --         --        (2,298)       --       (2,298)
                                                                                      -------
   Comprehensive
    income.........        --     --          --     --           --         --         2,418        --          --
                    ----------   ----  ----------   ----   ----------    -------      =======    -------     -------
Balances, December
 31, 1997..........  9,911,710    198  17,347,000    174   27,258,710     15,022                  50,336      (3,427)
Shares issued in
 connection with
 stock based
 compensation and
 employee benefit
 plans.............  1,203,830     24   1,341,720     13    2,545,550     11,693          --         --          --
Shares purchased
 and retired.......    (46,960)    (1) (1,731,360)   (17)  (1,778,320)    (6,432)         --         --          --
Comprehensive
 income:
 Net income........        --     --          --     --           --         --         5,812      5,812         --
 Other
  comprehensive
  loss:
  Foreign currency
   translation
   adjustments.....        --     --          --     --           --         --         1,737        --        1,737
                                                                                      -------
   Comprehensive
    income.........        --     --          --     --           --         --         7,549        --          --
                    ----------   ----  ----------   ----   ----------    -------      =======    -------     -------
Balances, December
 31, 1998.......... 11,068,580    221  16,957,360    170   28,025,940     20,283                  56,148      (1,690)
Shares issued in
 connection with
 stock based
 compensation and
 employee benefit
 plans.............  1,310,930     26   1,322,480     13    2,633,410     14,181          --         --          --
Shares purchased
 and retired.......   (284,290)    (5) (1,045,670)   (11)  (1,329,960)    (5,230)         --         --          --
Comprehensive
 income:
 Net income........        --     --          --     --           --         --        13,626     13,626         --
 Other
  comprehensive
  income:
  Foreign currency
   translation
   adjustments.....        --     --          --     --           --         --          (640)       --         (640)
                                                                                      -------
  Comprehensive
   income..........        --     --          --     --           --         --       $12,986        --          --
                    ----------   ----  ----------   ----   ----------    -------      =======    -------     -------
Balances, December
 31, 1999.......... 12,095,220   $242  17,234,170   $172   29,329,390    $29,234                 $69,774     $(2,330)
                    ==========   ====  ==========   ====   ==========    =======                 =======     =======
                        Total
                    Shareholders'
                       Equity
                    -------------
Balances, December
 31, 1996..........    $58,130
Shares issued in
 connection with
 stock based
 compensation and
 employee benefit
 plans.............      9,187
Shares purchased
 and retired.......     (7,432)
Comprehensive
 income:
 Net income........      4,716
 Other
  comprehensive
  loss:
  Foreign currency
   translation
   adjustments.....     (2,298)
   Comprehensive
    income.........        --
                    -------------
Balances, December
 31, 1997..........     62,303
Shares issued in
 connection with
 stock based
 compensation and
 employee benefit
 plans.............     11,730
Shares purchased
 and retired.......     (6,450)
Comprehensive
 income:
 Net income........      5,812
 Other
  comprehensive
  loss:
  Foreign currency
   translation
   adjustments.....      1,737
   Comprehensive
    income.........        --
                    -------------
Balances, December
 31, 1998..........     75,132
Shares issued in
 connection with
 stock based
 compensation and
 employee benefit
 plans.............     14,220
Shares purchased
 and retired.......     (5,246)
Comprehensive
 income:
 Net income........     13,626
 Other
  comprehensive
  income:
  Foreign currency
   translation
   adjustments.....       (640)
  Comprehensive
   income..........        --
                    -------------
Balances, December
 31, 1999..........    $97,092
                    =============

  The accompanying notes are an integral part of these consolidated financial statements.

                           CH2M HILL COMPANIES, LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                 Three-Month  Three-Month
                                                                 Period Ended Period Ended
                          December 31, December 31, December 31,  March 31,    March 31,
                              1997         1998         1999         1999         2000
                          ------------ ------------ ------------ ------------ ------------
                                                                 (Unaudited)  (Unaudited)
Cash flows from
 operating activities:
Net Income..............    $  4,716     $  5,812     $ 13,626
Adjustments to reconcile
 net income to net cash
 provided by (used in)
 operating activities--
 Depreciation and
  amortization..........       9,605        8,558        6,343
 Stock based
  compensation for
  employees and employee
  benefit plans.........       8,520       10,725       14,164
 Allowance for doubtful
  accounts..............       1,441        3,189        2,907
 Deferred income taxes
  and other.............         829        2,983       10,256
 Loss (gain) on sale of
  assets................         217        1,727           (5)
 Change in--
  Receivables...........      10,288       (5,301)     (37,844)
  Prepaid expenses and
   other................      (1,713)      (9,327)      (8,010)
  Accounts payable......     (10,479)      (5,373)      28,943
  Billings in excess of
   revenues.............      12,990      (13,226)      18,671
  Other current
   liabilities..........       2,448       (4,143)     (19,446)
                            --------     --------     --------     --------     --------
Net cash provided by
 (used in) operating
 activities.............      38,862       (4,376)      29,605     $(17,656)    $ 18,688
Cash flows from
 investing activities:
Proceeds from the sale
 of assets..............          75          372          248          332          --
Capital expenditures....      (2,612)      (4,723)      (4,401)      (1,341)      (2,151)
Other investing
 activities.............        (898)         --           --           --           --
Acquisitions............         --           --       (18,406)         --           --
                            --------     --------     --------     --------     --------
Net cash used in
 investing activities...      (3,435)      (4,351)     (22,559)      (1,009)      (2,151)
Cash flows from
 financing activities:
Borrowing on long-term
 debt...................         843          111          331           32          --
Borrowing on line of
 credit.................         --           --        32,000        9,300          --
Payments on line of
 credit.................         --           --       (32,000)         --           --
Principal payments on
 notes payable to former
 shareholders...........      (4,968)      (4,966)      (5,039)        (337)        (888)
Principal payments on
 long-term debt.........      (5,652)      (5,274)      (4,595)      (1,005)        (929)
Purchases and
 retirements of stock...      (2,561)      (2,342)      (1,979)         (25)      (9,545)
                            --------     --------     --------     --------     --------
Net cash used in
 financing activities...     (12,338)     (12,471)     (11,282)       7,965      (11,362)
Cash effect of
 cumulative translation
 adjustment.............        (437)        (534)         198          159          204
                            --------     --------     --------     --------     --------
Increase (decrease) in
 cash and cash
 equivalents............      22,652      (21,732)      (4,038)     (10,541)       5,379
Cash and cash
 equivalents, beginning
 of year................      15,675       38,327       16,595       16,595       12,557
                            --------     --------     --------     --------     --------
Cash and cash
 equivalents, end of
 year...................    $ 38,327     $ 16,595     $ 12,557     $  6,054     $ 17,936
                            ========     ========     ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                           CH2M HILL COMPANIES, LTD.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (Dollars in thousands)

(1) Summary of Business and Significant Accounting Policies

   CH2M HILL Companies, Ltd. and its wholly owned subsidiaries are a multinational infrastructure and environmental services firm. CH2M HILL's predominant line of business is providing engineering and construction management services related to water, environmental, transportation, infrastructure and management services. CH2M HILL also provides facility design and construction management services to the electronics, food processing and biopharmaceutical related industries and provides utility system operations and maintenance services primarily for water and wastewater treatment facilities.

   CH2M HILL provides the above services for clients in private industry, federal government agencies, as well as state, municipal and local government entities. A substantial portion of professional fees arises from projects that are funded directly or indirectly by governmental entities.

Unaudited Interim Financial Statements

   The Consolidated interim financial statements included with the annual financial statements herein have been prepared in accordance with the interim reporting rules and regulations of the Securities and Exchange Commission, and therefore does not necessarily include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Estimates have been prepared on the basis of the most current and best available information and actual results could differ from those estimates.

   In the opinion of CH2M HILL's management, the accompanying unaudited consolidated condensed financial statements of the interim period contain all adjustments necessary to present fairly the financial position of CH2M HILL as of March 31, 2000 and the results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The results of operations for the three-month period ended March 31, 2000 are not necessarily indicative of the results that may be achieved for a full fiscal year and cannot be used to indicate financial performance for the entire year.

Shareholders' Equity

   On November 6, 1998, the Board of Directors approved a new ownership program for CH2M HILL and certain resolutions that were subsequently ratified by a vote of the shareholders on December 18, 1998. Such resolutions were effective January 1, 2000 and included, but were not limited to, adopting amendments to the Restated Bylaws and Articles of Incorporation which provide for the:

  . authorization to convert all outstanding Class A preferred stock into shares of common stock on a one-for-one basis,

  . increase in the authorized shares of common stock to 100,000,000, par value $.01 per share, and Class A preferred stock to 50,000,000, par value $.02 per share,

  . authorization of a ten-for-one stock split on CH2M HILL's common stock and Class A preferred stock,

  . imposition of certain restrictions on the stock including, but not limited to, the right but not the obligation to repurchase shares upon termination of employment or affiliation, the right of first refusal, and ownership limits.

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)


As a result of the above changes, the temporary shareholders' equity is now classified as permanent shareholders' equity. Common and preferred stock amounts, equivalent share amounts and per share amounts have been adjusted retroactively to give effect to the stock split.

    The significant changes in shareholders' equity for the three-month period ended March 31, 2000 is as follows:

                                                       Shares       Amount
                                                     -----------  -----------
                                                     (Unaudited)  (Unaudited)
   Temporary Shareholders' Equity, December 31,
    1999............................................ 29,329,390     $97,092
   Net Income.......................................        --        5,185
   Shares Issued....................................  1,174,882       6,160
   Shares Redeemed..................................   (968,842)     (9,545)
   Foreign Currency Translation Adjustment..........        --         (659)
                                                     ----------     -------
   Permanent Shareholders' Equity, March 31, 2000... 29,535,430     $98,233
                                                     ==========     =======

Principles of Consolidation

    The consolidated financial statements include the accounts of CH2M HILL and all of its wholly owned subsidiaries after elimination of all intercompany accounts and transactions. Investments in affiliates which are 50 percent or less owned are reported using the equity method. Certain amounts in prior years have been reclassified to conform with the current year presentation.

Currency Translation

    All assets and liabilities of CH2M HILL's foreign subsidiaries are translated into U.S. dollars at the period-end exchange rate. Revenues and expenses are translated at the average exchange rate for the year. Translation gains and losses are reflected in shareholders' equity as part of accumulated other comprehensive loss. Taxes are not provided on the translation gains and losses as deferred taxes are not provided on the unremitted earnings of the foreign subsidiaries to which they relate. Gains and losses on foreign currency transactions are not significant.

Accounting for Revenue

    Contract revenue is recognized primarily on a percentage-of-completion basis by relating the actual cost of work performed to date to the current estimated total cost of the respective contracts. Unbilled revenue represents the excess of contract revenue recognized over billings to date. Billings in excess of revenues represent the excess of billings to date over revenue recognized. Losses on contracts in process are recognized in their entirety when the loss becomes evident and the amount of loss can be reasonably estimated.

    The federal government accounted for 15.8% and 17.2% of our net receivables in 1998 and 1999, respectively. Receivables are stated at net realizable values, reflecting reserves of $2,977, $6,166 and $7,805 in 1997, 1998 and 1999, respectively. The changes in the allowance for uncollectible accounts consisted of the following:

                                                           1997   1998   1999
                                                          ------ ------ -------
   Balance at beginning of year.......................... $1,536 $2,977 $ 6,166
   Provision charged to expense..........................  1,441  3,189   2,907
   Accounts written off..................................    --     --   (1,268)
                                                          ------ ------ -------
   Balance at end of year................................ $2,977 $6,166 $ 7,805
                                                          ====== ====== =======

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)


Cash and Cash Equivalents

    CH2M HILL maintains a cash management system which provides for cash in the bank sufficient to pay checks as they are submitted for payment and invests cash in excess of this amount in interest bearing short-term investments such as certificates of deposit, commercial paper and repurchase agreements. These investments are principally invested with original short-term maturities of less than three months and are considered cash equivalents in the consolidated balance sheets and statements of cash flows.

                                                          1997    1998    1999
                                                         ------- ------- ------
   Cash paid for interest............................... $ 2,431 $ 1,777 $1,217
   Cash paid for income taxes........................... $11,869 $16,352 $5,775

    The following noncash transactions have been excluded from the accompanying statements of cash flows:

  . Stock purchases for debt of $4,204, $3,103 and $3,211 in 1997, 1998 and 1999, respectively

  . Decrease of an additional minimum pension liability and related asset at December 31, 1997, 1998 and 1999, of $2,122, $198 and $125, respectively.

Property, Plant and Equipment

    All additions, including betterments to existing facilities, are recorded at cost. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts. Any gain or loss on retirements is reflected in income in the year of disposition.

    Depreciation for owned property is based on the estimated useful lives of the assets using both straight-line and accelerated methods for financial statement purposes. Useful lives for buildings and land improvements range from 15 to 30 years with an average life of 25 years. Leasehold improvements are depreciated over the remaining term of the associated lease. Useful lives on other assets range from two to ten years with an average of approximately five years.

Goodwill

    Goodwill is based on the excess of cost (purchase price) over the fair value of net assets of businesses acquired. At December 31, 1999, $16,862 of goodwill related to the acquisition of Lockheed Martin Hanford Corporation. This goodwill is being amortized on a straight-line basis over the total estimated life of the contract, including options, of seven years. At December 31, 1998 and 1999, accumulated amortization related to goodwill was $590 and $742, respectively.

Other Assets

    Other Assets includes capitalized software costs, investments in unconsolidated joint ventures, and prepaid pension expenses. The related amortization reflected in the statements of income and the statements of cash flows totaled $2,145 in 1997, $2,188 in 1998 and $1,973 in 1999.

Fair Value of Financial Instruments

    The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The interest rates on CH2M HILL's bank borrowings are adjusted regularly to reflect current market rates.

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)

Accordingly, the carrying amount of CH2M HILL's short-term and long-term borrowings also approximate fair value. At December 31, 1998 and 1999, the fair value of CH2M HILL's notes payable to former shareholders was $19,237 and $16,613, respectively, based on a discount rate that is estimated using the rates currently offered for debt with similar remaining maturities.

Pervasiveness of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Asset Impairment

    CH2M HILL reviews its assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Assets which are held and used in operations would be impaired if the undiscounted future cash flows related to the asset did not exceed the net book value.

Stock-Based Compensation Plans

    The Financial Accounting Standards Board has issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 requires that stock-based compensation plans be accounted for based on the fair value based method of accounting. CH2M HILL continues to measure compensation cost using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123 and discloses the difference between the two methods in Note
11. CH2M HILL accounts for its stock-based employee compensation agreements using the intrinsic value method under which no compensation is generally recognized for equity instruments granted to employees with an exercise price equal to or greater than the fair market value of the underlying stock.

New Accounting Standards

    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishes fair value accounting and reporting standards for derivative instruments and hedging activities. CH2M HILL will adopt SFAS No. 133 in the first quarter of fiscal 2001. CH2M HILL is currently assessing the effect of adoption, if any, on its financial position, results of operations, and cash flows.

(2) Segment Information

    CH2M HILL operates in three reportable segments that offer different services to different customer bases. They are managed separately because each business requires different business and marketing strategies. Environmental, Energy, and Infrastructure (EE&I) includes management, consulting, design, construction, procurement, and operations and maintenance services to the environmental, nuclear, energy, systems, and transportation industries. Water focuses on the planning, design and implementation of water supply systems and wastewater treatment facilities as well as providing operations and maintenance services to water and wastewater facility operators. Industrial provides design, construction,

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)

specialized manufacturing support and sustained facility services support to high-technology manufacturing companies, food and beverage processing businesses, and fine chemical and pharmaceutical manufacturers.

    CH2M HILL evaluates performance based on several factors, of which the primary financial measure is profit before tax. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Intersegment sales are accounted for at fair value as if the sales were to third parties. Other includes the elimination of intersegment sales and unallocable corporate expenses.

    Certain financial information for each segment is provided below:

                                                                     Financial
                                                                     Statement
           1997                EE&I    Water    Industrial  Other     Balances
           ----              -------- --------  ---------- --------  ----------
Revenues from external
 customers.................  $352,343 $310,014   $246,497  $    --   $  908,854
Intersegment sales.........    16,025   22,764      1,088   (39,877)        --
Equity in earnings of
 investees accounted for by
 the equity method.........     7,886     (144)       982       --        8,724
Depreciation and
 amortization..............     4,729    2,684      2,192       --        9,605
Interest income............       159      159        252       --          570
Interest expense...........       804      736        965       --        2,505
Segment profit.............     5,853    5,011      7,174    (6,027)     12,011
Segment assets.............   136,119  113,725     61,273       --      311,117
                                                                     Financial
                                                                     Statement
           1998                EE&I    Water    Industrial  Other     Balances
           ----              -------- --------  ---------- --------  ----------
Revenues from external
 customers.................  $378,276 $362,668   $185,686  $    --   $  926,630
Intersegment sales.........    21,301   18,586      1,342   (41,229)        --
Equity in earnings of
 investees accounted for by
 the equity method.........     7,785      124        491       --        8,400
Depreciation and
 amortization..............     4,034    3,423      1,101       --        8,558
Interest income............       582      720        433       --        1,735
Interest expense...........       928      677        549       --        2,154
Segment profit.............     9,259    7,230      3,648    (5,754)     14,383
Segment assets.............   142,124  128,967     27,234       --      298,325
                                                                     Financial
                                                                     Statement
           1999                EE&I    Water    Industrial  Other     Balances
           ----              -------- --------  ---------- --------  ----------
Revenues from external
 customers.................  $488,043 $435,757   $248,353  $    --   $1,172,153
Intersegment sales.........    32,379    9,949      2,589   (44,917)        --
Equity in earnings of
 investees accounted for by
 the equity method.........     9,505    2,233        637       --       12,375
Depreciation and
 amortization..............     5,269      708        366       --        6,343
Interest income............       521    1,062        394       --        1,977
Interest expense...........       511      460        223       --        1,194
Segment profit.............    17,412   16,304        (80)   (6,866)     26,770
Segment assets.............   159,874  143,444     53,837       --      357,155

    CH2M HILL derived approximately 15% in 1997, 16% in 1998 and 17% in 1999, of its total revenues from contracts with federal government agencies.

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)

   Revenues are attributed to the country in which the services are performed. Although CH2M HILL provides services in numerous countries, no single country outside of the United States accounted for a significant portion of the total consolidated revenues.

                                                      1997     1998      1999
                                                    -------- -------- ----------
   United States................................... $803,844 $877,794 $1,072,015
   International...................................  113,734   57,236    112,513
                                                    -------- -------- ----------
     Total......................................... $917,578 $935,030 $1,184,528
                                                    ======== ======== ==========

   Certain financial information relating to the three-month period ended March 31, 1999 and 2000 for each segment is provided below:

                                                                     Financial
Three-month period ended                                             Statement
March 31, 1999                 EE&I    Water    Industrial  Other    Balances
------------------------     -------- --------  ---------- --------  ---------
(unaudited)
Revenues from external
 customers.................. $118,801 $104,395   $50,240   $    --   $273,436
Intersegment sales..........    7,571    2,516     1,004    (11,091)      --
Equity in earnings of
 investees accounted for by
 the equity method..........      472      334       (66)       --        740
Segment profit..............    2,595    2,748         3     (1,669)    3,677

                                                                     Financial
Three-month period ended                                             Statement
March 31, 2000                 EE&I    Water    Industrial  Other    Balances
------------------------     -------- --------  ---------- --------  ---------
(unaudited)
Revenues from external
 customers.................. $198,478 $115,722   $52,315   $    --   $366,515
Intersegment sales..........    9,490    3,409       462    (13,361)      --
Equity in earnings of
 investees accounted for by
 the equity method..........    5,795     (180)       91        --      5,706
Segment profit..............    7,001    5,187       664     (2,481)   10,371

(3) Comprehensive Income

   Comprehensive income for the three-month period ended March 31, 1999 and 2000 is as follows:

                                                     Three-Month Period Ended
                                                             March 31,
                                                     --------------------------
                                                         1999          2000
                                                     ------------  ------------
   Net income....................................... $      1,879  $      5,185
   Foreign currency translation adjustment..........         (513)         (659)
                                                     ------------  ------------
   Comprehensive income............................. $      1,366  $      4,526
                                                     ============  ============

(4) Lines of Credit

   CH2M HILL has an unsecured revolving credit agreement, as amended, with a line-of-credit facility with a maximum borrowing capacity of $100,000, and a $25,000 commercial paper facility. The line-of-credit facility expires on June 18, 2002. The commercial paper facility has a term of one year and may be renewed annually. Interest accrues on outstanding borrowings at variable rates, which as of December 31, 1999, ranged from 7.1% to 7.7%, based on maturity and a liabilities to earnings ratio. Additionally, a commitment fee is payable based on the liabilities to earnings ratio. At December 31, 1998 and 1999, no amounts were outstanding under this line.

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)


    The agreement requires CH2M HILL to maintain, among other restrictions, prescribed liabilities to earnings, tangible net worth, working capital, and fixed cost coverage ratios.

    The agreement allows CH2M HILL to issue letters of credit to back various trade activities. Issued letters of credit are reserved against the borrowing base of the line of credit. As of December 31, 1998 and 1999, there were $5,125 and $5,735 issued and outstanding letters of credit, respectively.

(5) Notes Payable to Former Shareholders

    CH2M HILL issues interest-bearing notes to former shareholders for the purchase price of stock redeemed by CH2M HILL. The total amount outstanding for notes payable to former shareholders at December 31, 1998 and 1999 was $20,590 and $18,762, respectively. The interest on the notes is adjusted annually (on the anniversary dates of the notes) to 3/4 of the U.S. Federal Reserve Discount Rate on the first business day of each calendar year. At January 1, 1999 the interest rate on the notes was 3.4%. The notes are unsecured, and payable in varying annual installments through 2009.

    Future minimum principal payments on notes payable to former shareholders are as follows:

        Year Ending
        -----------
        2000............................................................ $ 4,154
        2001............................................................   3,832
        2002............................................................   3,379
        2003............................................................   2,328
        2004............................................................   1,799
        Thereafter......................................................   3,270
                                                                         -------
                                                                         $18,762
                                                                         =======

(6) Long-Term Debt

    Long-term debt consisted of the following at December 31:

                                                                   1998   1999
                                                                  ------ ------
   Note payable to bank, 7.1%, payable in quarterly installments through 2000................................................  $6,000 $2,000
   Other notes payable, various rates between 7.1% and 7.8%,
    payable through 2001........................................     798    534
                                                                  ------ ------
   Total long-term debt.........................................   6,798  2,534
   Less: current portion of long-term debt......................   4,512  2,221
                                                                  ------ ------
                                                                  $2,286 $  313
                                                                  ====== ======

    Future minimum principal payments on long-term debt are as follows:

        Year Ending
        -----------
        2000............................................................. $2,221
        2001.............................................................    313
                                                                          ------
                                                                          $2,534
                                                                          ======

                           CH2M HILL COMPANIES, LTD.

                            (Dollars in thousands)


(7) Operating Lease Obligations

   CH2M HILL has entered into certain noncancelable leases, which are being accounted for as operating leases. At December 31, 1999, future minimum operating lease payments are as follows:

        Year Ending
        -----------
        2000........................................................... $ 36,813
        2001...........................................................   30,648
        2002...........................................................   24,420
        2003...........................................................   17,397
        2004...........................................................   14,335
        Thereafter.....................................................   37,707
                                                                        --------
                                                                        $161,320
                                                                        ========

   Total lease and rental expense charged to operations was $40,561, $41,475 and $43,028 during 1997, 1998 and 1999, respectively.

   Certain of CH2M HILL's operating leases contain provisions for a specific rent-free period. In accordance with generally accepted accounting principles, CH2M HILL accrues rental expense during the rent-free period based on total expected rent payments to be made over the life of the related lease. The excess of expense over actual cash payments to date is shown in the accompanying balance sheets in other long-term liabilities. The cash payments expected to exceed rental expense in the next year are included in other accrued liabilities.

(8) Shareholders' Equity

   As discussed in Note 1, CH2M HILL and the shareholders have approved changes to the features of its stock that took effect on January 1, 2000. Prior to January 1, 2000, the bylaws and key employee agreements of CH2M HILL restricted ownership of CH2M HILL's Class A preferred and CH2M HILL common stock to active employees and provided the following:

  . Upon death, withdrawal, legal incapacity, retirement or discharge, a shareholder's shares must be sold back to CH2M HILL.

  . Upon death, legal incapacity or retirement, the purchase price was determined by a formula calculated as of December 31 of each year, based on the net book value of CH2M HILL and a multiple of the average of the past five years' earnings.

  . The purchase price of stock from employees withdrawing to compete or who were discharged is the greater of the net book value of the shares or the price of the shares at acquisition by the employee.

  . The purchase price of stock returned to CH2M HILL became interest-bearing debt to be paid over a ten-year period. Subject to Board of Directors approval, the payout period could have been shortened upon occurrence of certain criteria.

(9) Income Taxes

   CH2M HILL accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 uses an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax effects of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, CH2M HILL generally considers all expected future events other than enactment of changes in the tax laws or rates.

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)


    Income (loss) from continuing operations before income taxes includes the following:

                                                       1997     1998     1999
                                                      -------  -------  -------
   U.S. income....................................... $13,703  $14,461  $27,538
   Foreign loss......................................  (1,692)     (78)    (768)
                                                      -------  -------  -------
   Net income before taxes........................... $12,011  $14,383  $26,770
                                                      =======  =======  =======

    The provision for income taxes for the years ended December 31 is comprised of the following:

                                                         1997     1998   1999
                                                        -------  ------ -------
   Current income tax expense:
   Federal............................................. $ 9,343  $4,195 $ 6,969
   Foreign.............................................   1,224   1,458   2,994
   State & local.......................................   2,012     903   1,548
                                                        -------  ------ -------
   Total current taxes.................................  12,579   6,556  11,511
   Deferred income tax benefit.........................  (5,284)  2,015   1,633
                                                        -------  ------ -------
   Total tax expense................................... $ 7,295  $8,571 $13,144
                                                        =======  ====== =======

    The reconciliation of income tax computed at the U.S. federal statutory tax rate to CH2M HILL's effective income tax rate for the years ended December 31 were as follows:

                                                     1997     1998     1999
                                                    -------  -------  -------
   Pretax income................................... $12,011  $14,383  $26,770
   Federal statutory rate..........................      35%      35%      35%
                                                    -------  -------  -------
   Expected tax expense............................   4,204    5,034    9,370
   Reconciling items:
   State income taxes..............................   1,358      610    1,055
   Disallowance of meals and entertainment ex-
    penses.........................................   1,589    1,665    1,384
   Foreign operating losses........................     630      991      668
   Other...........................................    (486)     271      667
                                                    -------  -------  -------
   Provision for income taxes...................... $ 7,295  $ 8,571  $13,144
                                                    =======  =======  =======

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31 were as follows:

                                                              1998     1999
                                                             -------  -------
   Deferred tax assets:
   Foreign net operating losses............................. $ 2,800  $ 3,100
   Depreciation and amortization............................   1,133      --
   Investments in affiliates................................   4,413    2,447
                                                             -------  -------
   Total deferred tax assets................................   8,346    5,547
   Valuation allowance......................................  (2,800)  (3,100)
   Net deferred tax assets..................................   5,546    2,447
                                                             -------  -------
   Deferred tax liabilities:
   Deferred recognition of net income until collection of
    payment occurs..........................................  28,860   26,955
   Depreciation and amortization............................     --       439
                                                             -------  -------
   Total deferred tax liabilities...........................  28,860   27,394
                                                             -------  -------
   Net deferred tax liability............................... $23,314  $24,947
                                                             =======  =======

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)


    A valuation allowance is required to be established for those deferred tax assets that it is more likely than not that they will not be realized based upon certain estimated circumstances. The above valuation allowances relate to foreign net operating losses of $9,000 and $9,500 for the years ended December 31, 1998 and 1999, respectively, which will require taxable income within the applicable foreign subsidiary in order for the deferred tax asset to be realized. The foreign net operating losses generally may be carried forward indefinitely.

    At December 31, 1999, CH2M HILL has no material tax carryforwards.

    Undistributed earnings of CH2M HILL's foreign subsidiaries amounted to approximately $9,215 at December 31, 1999. Those earnings are considered to be indefinitely reinvested and accordingly, no provision for U.S. federal and state income taxes or foreign withholding taxes has been made. Upon distribution of those earnings, CH2M HILL would be subject to U.S. income taxes (subject to a reduction for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable; however, unrecognized foreign tax credit carryovers would be available to reduce some portion of the U.S. tax liabilities.

(10) Earnings Per Share

    The computation of basic earnings per share is based on the weighted average number of common and preferred shares outstanding during the year. The outstanding preferred shares are included in the basic earnings per share calculation since the preferred shares do not have any preferences over common shares, other than in liquidation, and CH2M HILL converted all preferred stock to common shares on a one-for-one basis on January 1, 2000. Diluted income per share is based on the weighted average number of common and preferred shares outstanding during the year and, to the extent dilutive, common stock equivalents consisting of stock options, stock awards subject to restrictions and stock appreciation rights. The difference between the basic and diluted shares relates to the dilutive effect of outstanding stock options of 2,569,108 and 3,299,360 at December 31, 1999 and March 31, 2000, respectively. At December 31, 1997 and 1998 and March 31, 1999, CH2M HILL did not have dilutive securities outstanding.

(11) Employee Incentive and Benefit Plans

Incentive Plan

    CH2M HILL, at the discretion of the Board of Directors, provides stock bonuses to employees of CH2M HILL through short-term and long-term incentive plans. Expenses under these programs amounted to $4,784, $5,550 and $9,621 in 1997, 1998 and 1999, respectively.

Employee Stock Plan

    CH2M HILL has a profit sharing plan ("ESP") for all eligible employees and has established an Employee Stock Plan and Trust to administer the ESP. Contributions to the ESP are made to the Trust as determined by the Board of Directors. Contributions to the ESP were $2,804, $3,513, and $3,436 in 1997, 1998 and 1999, respectively. The contributions are to be made primarily through the issuance of common stock.

Retirement and Tax-Deferred Savings Plan (the "401(k) Plan")

    CH2M HILL has a 401(k) Plan that provides for company matching contributions, which range from 0.5% to 2.0% of eligible employees' base pay. Contributions for 1997, 1998 and 1999 were $1,589,

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)

$1,996 and $1,107, respectively, and vest equally over a five-year period, beginning with the employees' second year of service. The contributions were made primarily through the issuance of common stock.

Defined Contribution Savings Plan

    CH2M HILL has a defined contribution plan that provides for contributions generally equal to 1.5% of eligible employees' base pay. These contributions vest equally over a five-year period, beginning with the employees' second year of service. For the years ended December 31, 1997, 1998 and 1999, CH2M HILL recorded $6,045, $5,084 and $5,418 in expense, respectively. Contributions are generally made in cash.

(12) Stock Option Plan

    CH2M HILL's 1999 Stock Option Plan was approved by the Board of Directors on November 6, 1998 to reserve 8,000,000 shares of CH2M HILL common stock for issuance upon exercise of options granted under this plan.

    Options have been granted at an exercise price equal to the fair market value of CH2M HILL's common stock at the date of the grant and vest over 36 months. Options generally have a term of five years from date of grant.

    The following table summarizes the activity relating to options:

                                                           Year Ended
                                                          December 31,
                                                   ---------------------------
                                                              Weighted Average
                                                    Shares     Exercise Price
                                                   ---------  ----------------
   Options outstanding, beginning of year.........       --        $ --
   Granted........................................ 2,740,215        4.31
   Exercised......................................       --          --
   Terminated.....................................  (171,107)       4.31
                                                   ---------       -----
   Options outstanding, end of year............... 2,569,108       $4.31
                                                   =========       =====
   Options exercisable, end of year...............       --        $ --
                                                   =========       =====
   Weighted average fair value of options granted
    during the year...............................                 $0.74
                                                                   =====

    The total fair value of options granted was computed to be approximately $2,165 for the year ending December 31, 1999. For purposes of the fair value pro forma disclosures, this amount will be amortized over the vesting period of the options. Cumulative compensation cost recognized in pro forma net income with respect to options that are forfeited prior to vesting is adjusted as a reduction of pro forma compensation expense in the period of forfeiture. Pro forma stock-based compensation, net of the effect of forfeitures and tax, was approximately $285 for the year ended December 31, 1999.

                           CH2M HILL COMPANIES, LTD.

                            (Dollars in thousands)


   If the fair value method were used to account for employee stock option grants, CH2M HILL's net income and earnings per share for the year ended December 31, 1999 would have decreased by the following pro forma amounts:

                                                                  Year Ended
                                                               December 31, 1999
                                                               -----------------
   Net income:
     As reported..............................................      $13,626
     Pro forma................................................      $13,341
   Earnings per share:
     As reported..............................................      $  0.46
     Pro forma................................................      $  0.45

   There was no compensation expense related to SFAS No. 123 as of December 31, 1997 and 1998.

   The fair value of each option grant was determined using the minimum value method. The assumptions used to determine the fair market value of each option grant are as follows:

                                                                  Year Ended
                                                               December 31, 1999
                                                               -----------------
   Risk-free interest rates...................................         6.47%
   Expected dividend yield rates..............................         0.00%
   Expected lives.............................................      3 years
   Expected volatility........................................         .001%

   The following table summarizes information about the stock options outstanding at December 31, 1999:

                                Options Outstanding       Options Exercisable
                          ------------------------------- --------------------
                          Weighted Average                            Weighted
                             Remaining        Weighted                Average
   Exercise     Number      Contractual       Average       Number    Exercise
    Price     Outstanding       Life       Exercise Price Exercisable  Price
   --------   ----------- ---------------- -------------- ----------- --------
   $4.31       2,569,108     4.17 years        $4.31          --       $4.31

(13) Other Employee Benefits

Pension and Other Postretirement Benefits

   CH2M HILL has several noncontributory defined benefit pension plans, of which one remains active. Benefits are based on years of service and compensation during the span of employment. Funding for these plans is provided through contributions based on recommendations from the plans' independent actuary. Plan assets consist primarily of CH2M HILL common stock, corporate debt instruments and U.S. government securities.

   CH2M HILL sponsors a medical benefit plan for retired employees of three subsidiaries. The plan is contributory, with retiree premiums based on service at retirement. The benefits contain limitations and a

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)

cap on future cost increases. CH2M HILL continues to fund postretirement medical benefits on a pay-as-you-go basis.

                                        Pension Benefits      Other Benefits
                                       --------------------  ------------------
                                         1998       1999       1998      1999
                                       ---------  ---------  --------  --------
Plan Assets in Excess of Benefit
 Obligations:
  Benefit obligation at December 31..  $ (59,054) $ (56,983)
  Fair value of plan assets at
   December 31.......................     59,808     62,053
                                       ---------  ---------
  Funded status......................  $     754  $   5,070
                                       =========  =========
Benefit Obligations in Excess of Plan
 Assets:
  Benefit obligation at December 31..  $ (14,759) $ (15,584) $(11,680) $(12,004)
  Fair value of plan assets at
   December 31.......................     10,566     12,638       --        --
                                       ---------  ---------  --------  --------
  Unfunded status....................  $  (4,193) $  (2,946) $(11,680) $(12,004)
                                       =========  =========  ========  ========
  Prepaid (accrued) benefit cost
   recognized in the balance sheet...  $   8,155  $   9,959  $ (6,104) $ (7,612)
Weighted-average assumptions at
 December 31:
  Discount rate......................  6.75-7.20%      7.75%     7.20%     7.75%
  Expected return on plan assets.....  8.00-9.00% 8.00-9.00%      --        --

    For measurement purposes, 10.73% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. The rate was assumed to decrease gradually to 6.00% for 2010 and remain at that level thereafter.

                                                    Pension          Other
                                                   Benefits        Benefits
                                                 --------------  --------------
                                                  1998    1999    1998    1999
                                                 ------  ------  ------  ------
   Net periodic benefit cost.................... $2,396  $2,378  $1,633  $1,766
   Employer contributions.......................  8,593   4,182     --      --
   Participant contributions....................    --      --      257     241
   Benefit payments............................. (1,996) (2,780)   (514)   (499)

(14) Investments in Unconsolidated Affiliates


    CH2M HILL has the following investments in affiliated companies that are 50% or less owned, which are accounted for under the equity method:

                                                                  % of Ownership
     Domestic:
       Kaiser-Hill Company, LLC ("Kaiser-Hill")..................       50%
       MK/IDC (PSI)..............................................       50%
     Foreign:
       CH2M Gore and Storrie Limited.............................       49%
       CH2M HILL/CSA.............................................       50%
       Sembawang-IDC.............................................       25%
       CH2M HILL BECA, Ltd. .....................................       50%
       TDC International of Israel...............................       50%

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)


    As of December 31, 1998 and 1999 and March 31, 2000, the total investments in these material unconsolidated affiliates were approximately $2,629, $5,763 and $5,222, respectively, and are included in other assets in the accompanying consolidated balance sheets. As of December 31, 1998 and 1999, CH2M HILL received distributions from Kaiser-Hill Company, LLC of $7,750 and $3,300, respectively.

    Kaiser-Hill's revenues are derived from the U.S. Department of Energy's Performance Based Integrating Management Contract for the Rocky Flats Closure Project in Golden, Colorado. Under this contract, performance based incentive fees and cost reduction proposal fees are accrued when management believes the contract performance milestones have been achieved and are therefore earned.

    Summarized financial information for these affiliates is as follows:

                                                                December 31,
                                                              -----------------
                                                                1998     1999
                                                              -------- --------
Financial position:
Current assets............................................... $148,784 $143,036
Noncurrent assets............................................    9,339   11,712
                                                              -------- --------
                                                              $158,123 $154,748
                                                              ======== ========
Current liabilities.......................................... $139,561 $131,501
Noncurrent liabilities.......................................    7,041    2,385
Shareholders' equity.........................................   11,521   20,862
                                                              -------- --------
                                                              $158,123 $154,748
                                                              ======== ========

                                                          Three-Month Period
                             Year Ended December 31,        Ended March 31,
                            --------------------------  -----------------------
                              1997     1998     1999       1999        2000
                            -------- -------- --------  ----------- -----------
                                                        (unaudited) (unaudited)
Results of Operations:
Revenues..................  $874,534 $873,524 $757,434   $144,129    $195,808
Direct costs..............   835,562  836,302  712,746    138,200     178,842
                            -------- -------- --------   --------    --------
Gross margin..............    38,972   37,222   44,688      5,929      16,966
General and administrative
 expenses.................    21,860   19,579   22,370      3,713       6,207
                            -------- -------- --------   --------    --------
Operating income..........    17,112   17,643   22,318      2,216      10,759
Other income (expense)....       483      348     (391)      (748)       (412)
                            -------- -------- --------   --------    --------
Net income................  $ 17,595 $ 17,991 $ 21,927   $  1,468    $ 10,347
                            ======== ======== ========   ========    ========

(15) Acquisition

    Effective December 22, 1999, CH2M HILL acquired all of the outstanding common stock of Lockheed Martin Hanford Corporation ("Hanford"), a wholly-owned subsidiary of Lockheed Martin Corporation. Hanford is an environmental management contractor that provides tank waste remediation services to the U.S. Department of Energy. The acquisition was accounted for under the purchase method of accounting. Total consideration was for $17.1 million and resulted in $16.9 million in goodwill. The goodwill will be amortized on a straight-line basis over the total estimated life of the contract, including options, of seven years. Contingent consideration is determined based upon the additional contract years awarded under the option period and net fee awarded under those option years. It is not included as part of the initial purchase price as it is not readily determinable.

                           CH2M HILL COMPANIES, LTD.

                             (Dollars in thousands)


    The initial purchase price is allocated to the acquired assets and liabilities as follows:

Initial consideration of cash.......................................... $17,145
Allocated to:
Other assets...........................................................    (364)
Current working capital................................................    (916)
Pension liability......................................................     997
                                                                        -------
Goodwill............................................................... $16,862
                                                                        =======

    The following unaudited pro forma financial data represent the acquisition as if it had occurred on January 1, 1998 and 1999, respectively:

                                                              December 31,
                                                         -----------------------
                                                            1998        1999
                                                         ----------- -----------
                                                         (Unaudited) (Unaudited)
   Professional fees.................................... $1,215,190  $1,477,589
   Net Income...........................................      7,400      15,916
   Earnings per share................................... $     0.26  $     0.54

(16) Contingencies

General

    CH2M HILL is party to various legal actions arising in the normal course of its business, some of which may involve claims for substantial sums. Damages assessed in connection with and the cost of defending any such actions could be substantial. CH2M HILL's management believes that the levels of insurance coverage (after retentions and deductibles) are generally adequate to cover CH2M HILL's liabilities, if any, with regard to such claims. Any amounts that are probable of payment by CH2M HILL related to retentions and deductibles are accrued when such amounts are estimable.

Guarantor

    CH2M HILL has guaranteed a $10,000 credit facility between a subsidiary and a joint venture partner. The facility is secured by assets of the joint venture and is used for general project purposes. CH2M HILL has joint and several liabilities with the joint partner for the full amount. At December 31, 1998 and 1999, $2,400 and $7,491 was outstanding on the credit facility which bears interest at varying rates, based upon the chosen LIBOR rate plus 1.25%. The rate at December 31, 1999 was 7.46%.

Performance Bonds

    In the normal course of business, CH2M HILL purchases performance bonds to comply with client mandated contractual obligations. At December 31, 1998 and 1999, the performance bonds purchased were $229,000 and $342,684.

KAISER-HILL COMPANY, LLC AND SUBSIDIARY


Consolidated Financial Statements

as of March 31, 2000 (unaudited), December 31, 1999 and 1998 and for the three months ended March 31, 2000 and 1999 (unaudited) and each of the three years in the period ended December 31, 1999 together with Report of Independent Accountants

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Kaiser-Hill Company, LLC:

    We have audited the accompanying consolidated balance sheets of Kaiser-Hill Company, LLC (a Colorado limited liability company) (the "Company") and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, members' equity and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements and the supplementary consolidating information referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and supplementary consolidating information based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kaiser-Hill Company, LLC and Subsidiary as of December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

    Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information contained in Schedules I and II is presented for purposes of additional analysis of the consolidated financial statements, rather than to present the financial position, results of operations and cash flows of the individual companies. This information has been subjected to the auditing procedures applied in our audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

                                        ARTHUR ANDERSEN LLP

Denver, Colorado
 January 25, 2000

                    KAISER-HILL COMPANY, LLC AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                       (Amounts in thousands of dollars)

                                                                 December 31,
                                                    March 31,  -----------------
                                                      2000       1999     1998
                                                   ----------- -------- --------
                                                   (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents......................   $  7,833   $  5,336 $  3,644
  Contract receivables...........................    128,183    107,267  124,352
  Receivable from Member.........................        --         --       396
                                                    --------   -------- --------
    Total current assets.........................    136,016    112,603  128,392
Deferred financing and organization costs, net of
 accumulated amortization of $7 and $2,578,
 respectively....................................        496        518    1,004
                                                    --------   -------- --------
                                                    $136,512   $113,121 $129,396
                                                    ========   ======== ========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Accounts payable and payables to
   subcontractors................................   $110,242   $ 90,472 $114,988
  Accrued vacation...............................      7,620      7,947    7,627
  Accrued salaries and employee benefits.........     14,751      6,770    5,039
  Payable to Members.............................        --         732      742
                                                    --------   -------- --------
    Total current liabilities....................    132,613    105,921  128,396
Contingencies (Note 6)
Members' equity..................................      3,899      7,200    1,000
                                                    --------   -------- --------
                                                    $136,512   $113,121 $129,396
                                                    ========   ======== ========


  The accompanying notes are an integral part of these consolidated financial statements.

                    KAISER-HILL COMPANY, LLC AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                       (Amounts in thousands of dollars)

                               For the three
                               months ended            For the years ended
                                 March 31,                December 31,
                          ----------------------- -------------------------------
                             2000        1999       1999       1998       1997
                          ----------- ----------- ---------  ---------  ---------
                          (unaudited) (unaudited)
Gross revenue...........   $193,614    $167,892   $ 646,398  $ 636,190  $ 584,739
Subcontractor costs and
 direct material costs..   (125,276)   (130,181)   (456,015)  (464,692)  (421,800)
                           --------    --------   ---------  ---------  ---------
    Service revenue.....     68,338      37,711     190,383    171,498    162,939
Direct cost of service
 and overhead...........    (58,821)    (35,996)   (176,898)  (155,962)  (145,598)
                           --------    --------   ---------  ---------  ---------
    Operating income....      9,517       1,715      13,485     15,536     17,341
Other income (expense):
  Interest income.......        116          70         539        295        661
  Interest expense......        (34)        (46)       (385)      (331)      (238)
                           --------    --------   ---------  ---------  ---------
    Net income before
     cumulative effect
     of adoption of a
     new accounting
     principle..........      9,599       1,739      13,639     15,500     17,764
  Cumulative effect of
   adoption of a new
   accounting principle
   (Note 2).............        --         (839)       (839)       --         --
                           --------    --------   ---------  ---------  ---------
    Net income..........   $  9,599    $    900   $  12,800  $  15,500  $  17,764
                           ========    ========   =========  =========  =========
Pro forma net income
 amounts assuming change
 in the adoption of a
 new accounting
 principle is applied
 retroactively (Note
 2).....................        --          --    $  13,639  $  16,177  $  18,281
                           ========    ========   =========  =========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                    KAISER-HILL COMPANY, LLC AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
              For the Years Ended December 31, 1999, 1998 and 1997
                       (Amounts in thousands of dollars)

                                              Kaiser K-H   CH2M Hill
                                              Holdings,  Constructors,
                                                 Inc.        Inc.       Total
                                              ---------- ------------- --------
Members' equity, December 31, 1996...........  $  6,153    $  6,153    $ 12,306
  Net income.................................     8,882       8,882      17,764
  Distributions..............................   (13,950)    (13,950)    (27,900)
                                               --------    --------    --------
Members' equity, December 31, 1997...........     1,085       1,085       2,170
  Net income.................................     7,750       7,750      15,500
  Distributions..............................    (8,335)     (8,335)    (16,670)
                                               --------    --------    --------
Members' equity, December 31, 1998...........       500         500       1,000
  Net income.................................     6,400       6,400      12,800
  Distributions..............................    (3,300)     (3,300)     (6,600)
                                               --------    --------    --------
Members' equity, December 31, 1999...........  $  3,600    $  3,600    $  7,200
                                               ========    ========    ========



  The accompanying notes are an integral part of these consolidated financial statements.

                    KAISER-HILL COMPANY, LLC AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (Amounts in Thousands of Dollars)

                          For the three months      For the years ended
                             ended March 31,            December 31,
                         ----------------------- ----------------------------
                            2000        1999       1999      1998      1997
                         ----------- ----------- --------  --------  --------
                         (unaudited) (unaudited)
Cash flows from
 operating activities:
 Net income.............                         $ 12,800  $ 15,500  $ 17,764
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
  Cumulative effect of
   adoption of a new
   accounting
   principle............                              839       --        --
  Amortization..........                              172       787       627
  Changes in assets and
   liabilities:
   Decrease (increase)
    in contract
    receivables.........                           17,085   (36,963)  (12,402)
   Decrease (increase)
    in receivable from
    Member..............                              396      (396)      --
   (Decrease) increase
    in accounts payable
    and payables to
    subcontractors......                          (24,741)   36,597    18,987
   Increase (decrease)
    in other accrued
    expenses............                            2,051    (3,479)      627
   Increase (decrease)
    in payable to
    Members.............                              (10)   (1,914)      511
                          --------     ------    --------  --------  --------
    Net cash provided by
     operating
     activities.........  $ 15,397     $4,048       8,592    10,132    26,114
                          --------     ------    --------  --------  --------
Cash flows from
 financing activities:
  Distributions to
   Members..............   (12,900)       --       (6,600)  (16,670)  (27,900)
  Payment of financing
   costs................       --         --         (300)      --        --
                          --------     ------    --------  --------  --------
    Net cash used in
     financing
     activities.........   (12,900)       --       (6,900)  (16,670)  (27,900)
                          --------     ------    --------  --------  --------
Net increase (decrease)
 in cash and cash
 equivalents............     2,497      4,408       1,692    (6,538)   (1,786)
Cash and cash
 equivalents, beginning
 of year................     5,336      3,644       3,644    10,182    11,968
                          --------     ------    --------  --------  --------
Cash and cash
 equivalents, end of
 year...................  $  7,833     $7,692    $  5,336  $  3,644  $ 10,182
                          ========     ======    ========  ========  ========
Supplemental cash flow
 information:
 Cash paid for
  interest..............  $     12     $   46    $    212  $    221  $    128
                          ========     ======    ========  ========  ========
Supplemental noncash
 financing activity:
 Accrued financing
  costs.................  $    --      $  --     $    225  $    --   $    --
                          ========     ======    ========  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                    KAISER-HILL COMPANY, LLC AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

    Kaiser-Hill Company, LLC (the "Company") was formed on October 24, 1994. The principal business of the Company is to procure, execute, deliver, and perform under a contract with the Department of Energy ("DOE") to manage the programs and operate the DOE facilities at Rocky Flats Environmental Technology Site ("RFETS") in Golden, Colorado. The mission of the RFETS is directed toward cleanup, deactivation, and preparation for decontamination and disposition of these DOE facilities.

    The Company is a limited liability company owned equally by Kaiser K-H Holdings, Inc. (formerly known as ICF Kaiser Government Programs, Inc.), a wholly owned subsidiary of Kaiser Group International, Inc. (formerly known as ICF Kaiser International, Inc.) ("Kaiser"), and CH2M Hill Constructors, Inc., an indirect wholly owned subsidiary of CH2M Hill Companies, Ltd. ("CH2M Hill") (collectively, the "Members"). Net profits and/or losses and distributions thereof are allocated equally to the Members.

    At December 31, 1999, the Company employed 1,733 hourly workers and 315 salaried workers. Approximately 84% of the hourly employees are represented by United Steel Workers of America (the "Union") under a collective bargaining agreement which expires on October 3, 2001.

    The Company maintains its cash accounts primarily with banks located in Colorado, New York and Washington D.C. Cash balances are insured by the FDIC up to $100,000 per bank and cash equivalents are not insured by the FDIC. As of December 31, 1999, the majority of the cash balance was made up of cash equivalents.

    On January 24, 2000, the Company and the DOE entered into a new contract effective February 1, 2000. The new contract is in effect until the physical completion of the Rocky Flats Closure Project including closure, disposal of nuclear material, demolition of facilities, environmental remediation, waste disposal, infrastructure and general site operations. Under the new contract, the Company has the opportunity to earn incentive fee if the total costs incurred are below the contract target cost or the completion of the site closure is before March 31, 2007. In addition, the Company can lose incentive fees if the costs exceed an amount equal to $200 million above the contract target cost or the site closure is after March 31, 2007. The maximum and minimum incentive fee available to be earned by the Company through the date of closure is $460 million and $130 million, respectively.

2. Significant Accounting Policies

Principles of Consolidation

    The consolidated financial statements include the Company and its wholly owned subsidiary Kaiser-Hill Funding Company, LLC. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Unaudited Interim Financial Statements

    The consolidated interim financial statements included with the annual financial statements herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures relating to the interim period normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading. In the

                    KAISER-HILL COMPANY, LLC AND SUBSIDIARY
opinion of management, the accompanying unaudited condensed consolidated financial statements of the interim period contain all adjustments necessary to present fairly the financial position of the Company as of March 31, 2000 and the results of operations and cash flows for the periods presented. All such adjustments are of a normal recurring nature. The results of operations for the quarter ended March 31, 2000 are not necessarily indicative of the results that may be achieved for a full fiscal year and cannot be used to indicate financial performance for the entire year.

Revenue Recognition

   Revenue is recognized using the percentage of completion method whereby revenue is accrued in an amount equal to cost plus management's best estimate of base fee, performance based incentive fees and cost reduction proposal fees to be received.

Statements of Cash Flows

   For purposes of the statements of cash flows, the Company considers cash in checking and short-term investments with original maturities of three months or less to be cash and cash equivalents.

New Accounting Policy

   Effective January 1, 1999, the Company adopted Statement of Position 98-5 ("SOP 98-5"), Reporting on the Costs of Start-up Activities, which states that costs of start-up activities, including organizational costs, be expensed when incurred. Upon adoption, the Company recorded a cumulative effect of a change in accounting principle of $839,000 in the accompanying consolidated statements of income. Assuming SOP 98-5 was not adopted in 1999, amortization on start-up activities would have been approximately $609,000 and the remaining $203,000 would have been expensed in 2000. The pro forma amounts shown on the income statement have been adjusted for the effect of retroactive application had SOP 98-5 been in effect during the years presented.

Income Taxes

   The financial statements do not include a provision for income taxes because the Company is treated as a partnership for income tax purposes and does not incur federal or state income taxes. Instead, its earnings and losses are included in the Members' separate income tax returns.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Related Party Transactions

   In 1999 and 1998, the Members were subcontracted by the Company to perform certain tasks under the DOE contract. The "Payable to Members" in the accompanying balance sheets as of December 31, 1999 and 1998 consists of $297,000 and $742,000, respectively, to Kaiser and $435,000 and $0, respectively, to CH2M Hill for these subcontracted tasks. These payables are non-interest bearing. The "Receivable from Member" in the accompanying consolidated balance sheet as of December 31, 1998

                    KAISER-HILL COMPANY, LLC AND SUBSIDIARY
consists of $396,000 due from CH2M Hill relating to advance payment of general and administrative expenses, less operating payables.

    In addition, costs incurred related to work performed by Kaiser and CH2M Hill, the majority of which are reimbursable and billed under the DOE contract, were approximately $609,000 and $938,000 in 1999, respectively, $3,600,000 and $960,000 in 1998, respectively, and $2,600,000 and $1,100,000 in 1997, respectively.

4. Contract Receivables

    Contract receivables as of December 31, 1999 and 1998 represent unbilled receivables due under the DOE contract. Unbilled receivables result from revenue that has been earned by the Company but not billed to the DOE as of the end of the period. The unbilled receivables can be invoiced at contractually defined intervals and milestones. Management anticipates that the unbilled receivables will be billed and collected in less than one year.

    The Company's contract receivables result primarily from its long-term contract with the DOE. As a consequence, management believes that credit risk is minimal.

5. Business Loan and Security Agreement

    Effective November 2, 1999, the Company, including its wholly owned subsidiary Kaiser-Hill Funding Company, LLC, entered into a Business Loan and Security Agreement (the "Agreement") with Bank of America, N.A. ("BOA") replacing its previous agreement with NationsBank, N.A. The Company, Kaiser and CH2M Hill granted a first lien security interest to BOA in all of the ownership and equity interest of the Company.

    Under the agreement, the Company has financing available which provides temporary financing for the payment of the Company's costs incurred under the DOE contract. This financing is utilized throughout the year for periods of less than one month as, under the terms of the DOE contract, the DOE must pay the Company's invoices within three business days of receipt. The funding level under the agreement can not exceed a Maximum Borrowing Base calculated on the lesser of eligible billed and unbilled government accounts receivable, as defined, or $35,000,000. Under the terms of the agreement, interest on the advances is calculated either under a rate based upon LIBOR or a rate based upon the higher of the Federal Funds Rate or the Prime Rate.

    The agreement also contains various covenants, including tangible net worth, fixed charge ratio and minimum cash balances requirements, among other restrictions. Management believes the Company was in compliance with all restrictive covenants.

6. Contingencies

    The Company's reimbursable costs are subject to audit in the ordinary course of business by various U.S. Government agencies. Management is not presently aware of any significant costs, which have been, or may be, disallowed by any of these agencies.

7. Employee Benefit Plans

    In accordance with the DOE contract, the Company sponsors several benefit plans covering substantially all employees who meet length of service requirements. These plans include the following

                  KAISER-HILL COMPANY, LLC AND SUBSIDIARY
defined benefit pension plans: The Rocky Flats Multiple Employer Salaried Retirement Plan and the Kaiser-Hill Retirement Plan for Hourly Production and Maintenance Employees. The Company also sponsors the following defined contribution plans: Kaiser-Hill Company, LLC Savings Plan for Hourly Employees, which includes no Company matching; and Rocky Flats Multiple Employer Salaried Thrift Plan, which includes Company matching. The Company contribution amounts for the Savings Plan/Thrift Plan were approximately $454,000, $413,000 and $482,000 for 1999, 1998 and 1997, respectively. No amounts were contributed to the Retirement Plans during 1999, 1998 and 1997 because the Plans were overfunded.

    The Company administers these benefit plans with benefits equivalent to the RFETS contractor benefit plans maintained by the contractor that preceded the Company at RFETS. Under the DOE contract, the Company recognizes the cost of benefit plans when paid, and such costs are reimbursed by the DOE. Any excess pension plan assets or unfunded pension plan liability which may currently exist or is remaining at the end of the DOE contract is the responsibility of the DOE.

                                                                      SCHEDULE I

                    KAISER-HILL COMPANY, LLC AND SUBSIDIARY

                   Supplementary Consolidating Information to
                       Consolidated Financial Statements
                                 Balance Sheet
                            As of December 31, 1999
                       (Amounts in thousands of dollars)

                                Kaiser-  Kaiser-Hill
                                  Hill     Funding
                                Company    Company
                                  LLC        LLC     Eliminations Consolidated
                                -------- ----------- ------------ ------------
Assets:
Current assets:
  Cash and cash equivalents.... $  5,287    $ 49        $ --        $  5,336
  Contract receivables.........  107,272      84          (89)       107,267
                                --------    ----        -----       --------
    Total current assets.......  112,559     133          (89)       112,603
Investment in Kaiser-Hill
 Funding Company, LLC..........      106     --          (106)           --
Financing costs, net of
 accumulated amortization of
 $7............................      518     --           --             518
                                --------    ----        -----       --------
                                $113,183    $133        $(195)      $113,121
                                ========    ====        =====       ========
Liabilities and Members'
 Equity:
Current liabilities:
  Accounts payable and payable
   to subcontractors........... $ 90,451    $ 21        $ --        $ 90,472
  Accrued vacation.............    7,947     --           --           7,947
  Accrued salaries and employee
   benefits....................    6,770     --           --           6,770
  Intercompany amounts.........       83       6          (89)           --
  Payable to Members...........      732     --           --             732
                                --------    ----        -----       --------
    Total current liabilities..  105,983      27          (89)       105,921
Members' equity................    7,200     106         (106)         7,200
                                --------    ----        -----       --------
                                $113,183    $133        $(195)      $113,121
                                ========    ====        =====       ========

                                                                    SCHEDULE II

                    KAISER-HILL COMPANY, LLC AND SUBSIDIARY

                  Supplementary Consolidating Information to
                       Consolidated Financial Statements
                              Statement of Income
                     For the Year Ended December 31, 1999
                       (Amounts in thousands of dollars)

                                Kaiser-   Kaiser-Hill
                                 Hill       Funding
                                Company     Company
                                  LLC         LLC     Eliminations Consolidated
                               ---------  ----------- ------------ ------------
Gross revenue................  $ 646,398     $ --        $ --       $ 646,398
Intercompany revenue.........        --        360        (360)           --
Intercompany expense.........       (360)      --          360            --
Subcontractor costs and
 direct material costs.......   (456,017)        2         --        (456,015)
                               ---------     -----       -----      ---------
  Service revenue............    190,021       362         --         190,383
Direct cost of service and
 overhead....................   (176,757)     (141)        --        (176,898)
                               ---------     -----       -----      ---------
  Operating income...........     13,264       221         --          13,485
Other income (expense):
  Interest income............        539       --          --             539
  Interest expense...........       (173)     (212)        --            (385)
                               ---------     -----       -----      ---------
Net income before cumulative
 effect of adoption of a new
 accounting principle........     13,630         9         --          13,639
Cumulative effect on adoption
 of a new accounting
 principle (Note 2)..........       (839)      --          --            (839)
                               ---------     -----       -----      ---------
Net income...................  $  12,791     $   9       $ --       $  12,800
                               =========     =====       =====      =========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               23,677,150 Shares

                           CH2M HILL Companies, Ltd.

                                  Common Stock

                        [LOGO OF CH2M HILL APPEARS HERE]

                                    --------

                                   PROSPECTUS

                                    --------

                               May 30, 2000

Prospective investors may rely only on the information contained in this prospectus. CH2M HILL has not authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

    Estimated expenses payable by CH2M HILL in connection with the sale of the common stock offered hereby are as follows:

     Securities and Exchange Commission registration fee.............. $ 25,000
     Blue Sky fees and expenses.......................................   75,000
     Legal fees and expenses..........................................  100,000
     Accounting fees and expenses.....................................   25,000
     Directors' and Officers' liability insurance premium.............  110,000
     Printing and engraving expenses..................................  100,000
     Miscellaneous....................................................  100,000
                                                                       --------
       Total.......................................................... $535,000
                                                                       ========

Item 14. Indemnification of Directors and Officers

    Under the Oregon Business Corporation Act (the "Act"), a corporation's Articles of Incorporation may provide for the limitation of liability of directors and indemnification of directors and officers under some circumstances. In accordance with Oregon law, CH2M HILL's Restated Articles of Incorporation provide that directors are not personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for any act or omission for which the elimination of liability is not permitted under the Act. Section 60.047(2)(d) of the Act sets forth the following actions for which limitation of liability is not permitted, including
(i) any breach of a director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) any unlawful distributions to shareholders; or (iv) any transaction from which the director received an improper or illegal personal benefit.

    CH2M HILL's Restated Bylaws allow it to indemnify any person who is or was a party, or is threatened to be made a party, to any civil, administrative, or criminal proceeding by reason of the fact that the person is or was a director or officer of CH2M HILL or any of its subsidiaries, or is or was serving at CH2M HILL's request as a director, officer, partner, agent, or employee of another corporation or entity. The indemnification may include expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by that person. Under the Section 60.391(1) of the Act, indemnification is available if (i) the person acted in good faith;
(ii) the person reasonably believed the conduct was in the corporation's best interests, or at least was not opposed to its best interests; and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. In addition, a person who is wholly successful, on the merits or otherwise, in the defense of a proceeding in which the person was a party because the person was a director, is entitled to indemnification for expenses actually and reasonably incurred by the person in connection with the proceeding.

    CH2M HILL intends to purchase and pay the premium for insurance in respect of claims against its directors and officers and in respect of losses for which CH2M HILL may be required or permitted by law to indemnify such directors and officers. The directors to be insured are the directors named herein and all directors of CH2M HILL's subsidiaries. The officers to be insured are all officers and assistant officers of CH2M HILL and its subsidiaries. CH2M HILL does not expect to allocate or segregate the premium with regard to specific subsidiaries or individual directors and officers.

Item 15. Recent Sales of Unregistered Securities

    As of December 31, 1997, CH2M HILL sold 783 shares of common stock to Robert G. Card for $28,081.11 and 300 shares of common stock to Nancy R. Tuor for $10,758.00. As of December 31, 1998, CH2M HILL sold 1,318 shares of common stock to Robert G. Card for $50,373.96 and 184 shares of common stock to Nancy
R. Tuor for $7,032.48. Mr. Card and Ms. Tuor are former employees of CH2M HILL who were key employee shareholders when employed by CH2M HILL and who currently work for its affiliate, Kaiser-Hill Company, LLC. The issuance of such shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the issuer not involving a public offering.

    In the fiscal years ended December 31, 1997, 1998 and 1999, CH2M HILL issued 2,428,930, 2,545,550 and 1,058,058 shares of common stock, respectively, as bonuses to its employees for no consideration. The issuances of these shares were exempt from registration under the Securities Act of 1933, as amended, since there was no sale of the securities.

Item 16. Exhibits and Financial Statement Schedules

    (a) Exhibits. The following is a list of exhibits to this Registration
Statement:

     Exhibit
     Number  Description
     ------- -----------
       2.1   Stock Purchase Agreement, dated as of November 29, 1999, by and between CH2M HILL Companies, Ltd. and Lockheed Martin Corporation
             [certain portions of the Stock Purchase Agreement have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission](4)
       3.1   Restated Articles of Incorporation of CH2M HILL Companies, Ltd.(1)
       3.2   Restated Bylaws of CH2M HILL Companies, Ltd.(1)
      +5.1   Opinion of Holme Roberts & Owen LLP with respect to legality of
             Securities being issued.
      10.1   CH2M HILL Retirement and Tax-Deferred Savings Plan, as amended and restated effective January 1, 2000(1)
      10.2   CH2M HILL Employee Stock Plan, as amended and restated effective
             January 1, 2000(1)
      10.3   CH2M HILL Companies, Ltd. 1999 Stock Option Plan, as amended and restated on November 12, 1999(1)
      10.4   CH2M HILL Companies, Ltd. Payroll Deduction Stock Purchase Plan(1)
      10.5   CH2M HILL Companies, Ltd. Pre-Tax Deferred Compensation Plan(1)
      10.6   Trust Under CH2M HILL Companies, Ltd. Pre-Tax Deferred
             Compensation Plan(2)
      10.7   CH2M HILL Companies, Ltd. After-Tax Deferred Compensation Plan(1)
      10.8   Trust Under CH2M HILL Companies, Ltd. After-Tax Deferred
             Compensation Plan(2)
      10.9   Contract with Buck Investment Services, Inc.(2)
      10.10  Contract (#DE-AC3495RF00825) between Kaiser-Hill Company, LLC, a subsidiary of the Corporation, and the U.S. Department of Energy
             dated as of April 4, 1995, along with Modifications 1 to 81 to
             Contract #DE-AC3495RF00825 (Modifications 41, 72 and 78 not
             received)(3)
      10.11  Contract between Kaiser-Hill Company, LLC, a subsidiary of the
             Corporation, and the U.S. Department of Energy dated January 24,
             2000(1)
      10.12  $100,000,000 Senior Unsecured Revolving Credit Agreement dated as of June 18, 1999, Wells Fargo Bank, National Association, as
             Agent(2)
      10.13  Deferred Compensation Retirement Program Arrangement effective
             December 1, 1995(1)
      10.14  Executive Deferred Compensation Program Arrangement effective
             January 1, 1997(1)

     Exhibit
     Number  Description
     ------- -----------
     *10.15  Retention Compensation Arrangement effective December 1, 1999
      21     Subsidiaries of CH2M HILL Companies, Ltd.(1)
     *23.1   Consent of Arthur Andersen LLP
     *23.2   Consent of KPMG LLP
     +23.3   Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)
      99.1   Internal Market Rules(2)

-------

*  Filed herewith.

+  Previously filed.
(1) Incorporated by reference from Registrant's Annual Report on Form 10-K dated March 30, 2000 (File No. 000-27261).
(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-74427).
(3) Incorporated by reference from ICF Kaiser International Inc.'s (i) Form 10-K for the fiscal year ended February 28, 1995 filed on March 29, 1996 (File No. 1-12248); (ii) Registration Statement on Form S-1 filed on November 27, 1996 (File No. 333-16937); (iii) Form 10-K for the fiscal year ended December 31, 1996 filed on March 31, 1998 (File No. 1-12248).
(4) Incorporated by reference from the Registrant's Current Report on Form 8-K, dated January 5, 2000 (File No. 000-27261).

   (b) Financial Statement Schedules.

   All financial statement schedules have been omitted because such schedules are not applicable.

Item 17. Undertakings

   The undersigned hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously enclosed in the registration statement or any material change to such information in the registration statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that any claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 26th day of May, 2000.

                                        CH2M HILL Companies, Ltd.

                                                  /s/ Ralph R. Peterson
                                        By: ____________________________________
                                                    Ralph R. Peterson
                                              President and Chief Executive
                                                         Officer

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below does hereby make, constitute and appoint each of Ralph R. Peterson and Samuel
H. Iapalucci as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities, a Registration Statement on Form S-1, any and all amendments (including post-effective amendments) thereto and any abbreviated registration statement in connection with this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Signature                          Title                   Date
              ---------                          -----                   ----

      /s/ Ralph R. Peterson            Chairman of the Board,        May 26, 2000
______________________________________  President and Chief
          Ralph R. Peterson             Executive Officer
                                        (Principal Executive
                                        Officer)

     /s/ Samuel H. Iapalucci           Chief Financial Officer       May 26, 2000
______________________________________  (Principal Financial and
         Samuel H. Iapalucci            Principal Accounting
                                        Officer)

                  *                    Director                      May 26, 2000
______________________________________
           Joseph A. Ahearn
                  *                    Director                      May 26, 2000
______________________________________
            Robert G. Card

                  *                    Director                      May 26, 2000
______________________________________
           James J. Ferris

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                     Director                      May 26, 2000
______________________________________
            Jerry D. Geist

                  *                     Director                      May 26, 2000
______________________________________
            Philip G. Hall

                  *                     Director                      May 26, 2000
______________________________________
          Michael D. Kennedy

                  *                     Director                      May 26, 2000
______________________________________
            Susan D. King

                  *                     Director                      May 26, 2000
______________________________________
         Michael Y. Marcussen

                  *                     Director                      May 26, 2000
______________________________________
       Jill T. Shapiro Sideman

                  *                     Director                      May 26, 2000
______________________________________
          Barry L. Williams

By: /s/ Samuel H. Iapalucci
______________________________________
  Samuel H. Iapalucci, as attorney-in-
fact

                                 EXHIBIT INDEX

 Exhibit
 Number  Description
 ------- -----------
   2.1   Stock Purchase Agreement, dated as of November 29, 1999, by and between CH2M HILL Companies, Ltd. and Lockheed Martin Corporation
         [certain portions of the Stock Purchase Agreement have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission](4)
   3.1   Restated Articles of Incorporation of CH2M HILL Companies, Ltd.(1)
   3.2   Restated Bylaws of CH2M HILL Companies, Ltd.(1)
  +5.1   Opinion of Holme Roberts & Owen LLP with respect to legality of securities being issued.
  10.1   CH2M HILL Retirement and Tax-Deferred Savings Plan, as amended and restated effective January 1, 2000(1)
  10.2   CH2M HILL Employee Stock Plan, as amended and restated effective
         January 1, 2000(1)
  10.3   CH2M HILL Companies, Ltd. 1999 Stock Option Plan, as amended and restated on November 12, 1999(1)
  10.4   CH2M HILL Companies, Ltd. Payroll Deduction Stock Purchase Plan(1)
  10.5   CH2M HILL Companies, Ltd. Pre-Tax Deferred Compensation Plan(1)
  10.6   Trust Under CH2M HILL Companies, Ltd. Pre-Tax Deferred Compensation
         Plan(2)
  10.7   CH2M HILL Companies, Ltd. After-Tax Deferred Compensation Plan(1)
  10.8   Trust Under CH2M HILL Companies, Ltd. After-Tax Deferred Compensation
         Plan(2)
  10.9   Contract with Buck Investment Services, Inc.(2)
  10.10  Contract (#DE-AC3495RF00825) between Kaiser-Hill Company, LLC, a subsidiary of the Corporation, and the U.S. Department of Energy dated as of April 4, 1995, along with Modifications 1 to 81 to Contract #DE-
         AC3495RF00825 (Modifications 41, 72 and 78 not received)(3)
  10.11  Contract between Kaiser-Hill Company, LLC, a subsidiary of the
         Corporation, and the U.S. Department of Energy dated January 24,
         2000(1)
  10.12  $100,000,000 Senior Unsecured Revolving Credit Agreement dated as of
         June 18, 1999, Wells Fargo Bank, National Association, as Agent(2)
  10.13  Deferred Compensation Retirement Program Arrangement effective
         December 1, 1995(1)
  10.14  Executive Deferred Compensation Program Arrangement effective January
         1, 1997(1)
 *10.15  Retention Compensation Arrangement effective December 1, 1999
  21     Subsidiaries of CH2M HILL Companies, Ltd.(1)
 *23.1   Consent of Arthur Andersen LLP
 *23.2   Consent of KPMG LLP
 +23.3   Consent of Holme Roberts & Owen LLP (included in exhibit 5.1)
  99.1   Internal Market Rules(2)

--------

*  Filed herewith.

+  Previously filed.

(1) Incorporated by reference from Registrant's Annual Report on Form 10-K dated March 30, 2000 (File No. 000-27261).
(2) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-74427).
(3) Incorporated by reference from ICF Kaiser International Inc.'s (i) Form 10-K for the fiscal year end ed February 28, 1995 filed on March 29, 1996 (File No. 1-12248); (ii) Registration Statement on Form S-1 filed on November 27, 1996 (SEC File No. 333-16937); (iii) Form 10-K for the fiscal year ended December 31, 1996 filed on March 31, 1998 (File No. 1-12248).
(4) Incorporated by reference from the Registrant's Current Report on Form 8-K, dated January 5, 2000 (File No. 000-27261).